UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.      )

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BILL BARRETT CORPORATION

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1099 18th Street, Suite 2300

Denver, Colorado 80202

(303) 293-9100

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

to be held May 16, 2017

Dear Shareholder:

The annual meeting of shareholders of Bill Barrett Corporation will be held on Tuesday, May 16, 2017, at 8:30 a.m., Mountain Time, at Bill Barrett Corporation, located at 1099 18th Street, Suite 2300, Denver, Colorado 80202, for the following purposes:

1.	To elect the six directors identified in the accompanying proxy statement;
2.	To consider and vote upon a proposal to approve an advisory (non-binding) resolution regarding the compensation of our named executive officers (“say-on-pay”);
3.	To consider and vote upon a proposal to approve an advisory (non-binding) resolution regarding whether an advisory vote on the compensation of our named executive officers should be held every one, two or three years;
4.	To consider and vote upon a proposal to re-approve the 162(m) performance goals included in the Bill Barrett Corporation 2012 Equity Incentive Plan;
5.	To consider and vote upon a proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2017;
6.	To approve and adopt an amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 150,000,000 to 300,000,000; and
7.	To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

You are entitled to vote if you were a shareholder of record at the close of business on the record date, March 23, 2017.

Please submit a proxy as soon as possible so that your shares can be voted at the annual meeting in accordance with your instructions. For specific instructions on voting, please refer to the Important Notice Regarding the Availability of Proxy Materials.

A copy of our 2016 annual report can be obtained by following the instructions on the Important Notice Regarding the Availability of Proxy Materials.

An Important Notice Regarding the Availability of Proxy Materials will be mailed to you on or about April     , 2017. The Notice will provide instructions on how to access this proxy statement, any accompanying proxy card or voting instruction form and our 2016 annual report, as applicable, via the Internet and/or how to request a printed copy of these materials.

The Board of Directors recommends that shareholders vote “FOR” each of the director nominees, “FOR” Proposal 2, for “EVERY ONE YEAR” on Proposal 3, and “FOR” Proposals 4, 5 and 6.

ALL SHAREHOLDERS ARE EXTENDED A CORDIAL INVITATION TO ATTEND THE ANNUAL MEETING OF SHAREHOLDERS.

By Order of the Board of Directors

/s/ Kenneth A. Wonstolen

Kenneth A. Wonstolen

Secretary

Denver, Colorado

April     , 2017

PROXY STATEMENT

For the Annual Meeting of Shareholders to be held May 16, 2017

This proxy statement is provided in connection with the solicitation of proxies by the Board of Directors (sometimes referred to as the “Board”) on behalf of Bill Barrett Corporation, a Delaware corporation, to be voted at our annual meeting of shareholders to be held at 8:30 a.m. (Mountain Time) on May 16, 2017 at Bill Barrett Corporation, 1099 18th Street, Suite 2300, Denver, Colorado 80202, or at any adjournment or postponement of the meeting. We anticipate that the Important Notice Regarding the Availability of Proxy Materials will be first mailed or given to shareholders on or about April     , 2017.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on May 16, 2017. This proxy statement is available at www.proxydocs.com/BBG.

ABOUT THE MEETING

What is the purpose of the meeting?

The purpose of the meeting is:

1.	To elect Jim W. Mogg, William F. Owens, Edmund P. Segner, III, Randy I. Stein, Michael E. Wiley, and R. Scot Woodall as directors of the Company to hold office until the annual meeting of stockholders to be held in the year 2018 and thereafter until their successors are duly elected and qualified;
2.	To consider and vote upon a proposal to approve an advisory (non-binding) resolution regarding the compensation of our named executive officers (“say-on-pay”);
3.	To consider and vote upon a proposal to approve an advisory (non-binding) resolution regarding whether an advisory vote on the compensation of our named executive officers should be held every one, two or three years;
4.	To consider and vote upon a proposal to re-approve the 162(m) performance goals included in the Bill Barrett Corporation 2012 Equity Incentive Plan;
5.	To consider and vote upon a proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2017;
6.	To approve and adopt an amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 150,000,000 to 300,000,000; and
7.	To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Am I entitled to vote at the meeting?

Only shareholders of record on March 23, 2017, the record date for the meeting, are entitled to receive notice of and to vote at the meeting. As of the close of business on March 23, 2017, there were 76,294,820 outstanding shares of common stock entitled to vote at the meeting, with each share of common stock entitling the holder of record on such date to one vote.

Why did I receive a notice in the mail regarding Internet availability of proxy materials instead of a full set of proxy materials?

Under rules adopted by the U.S. Securities and Exchange Commission (“SEC”), we furnish our proxy materials to our shareholders over the Internet, rather than mailing printed copies of those materials to each shareholder. Each shareholder who receives an Important Notice Regarding the Availability of Proxy Materials (sometimes referred to as the “Notice”) has the right to vote on all matters presented at the meeting.

You will not receive a printed copy of the proxy materials unless you request one. Instead, the Notice provides instructions as to how you may access and review a copy of our proxy materials on the Internet, including this proxy statement and our annual report. The Notice also includes instructions for requesting a printed copy of the proxy materials. If you share an address with another shareholder and have received only one Notice, and you wish to receive separate proxy materials addressed in your individual name, follow the instructions on the Notice to request that a separate copy of these materials be sent to you at no cost. Beneficial owners (as described below) may contact their broker, bank or other nominee to request a separate copy of these materials.

Can I vote my shares by filling out and returning the Important Notice Regarding the Availability of Proxy Materials?

No. The Important Notice Regarding the Availability of Proxy Materials only identifies the items to be voted on at the meeting. You cannot vote by marking the Notice and returning it. The Notice provides instructions on how to cast your vote. For additional information, please see “What are the different methods that I can use to vote my shares of common stock?” below.

What is the difference between holding shares as a “shareholder of record” and holding shares as “beneficial owner” (or in “street name”)?

Most shareholders are considered “beneficial owners” of their shares, that is, they hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially or in “street name.”

Shareholder of Record: If your shares are registered directly in your name with our transfer agent, you are considered the “shareholder of record” with respect to those shares. As a shareholder of record, you have the right to grant your voting proxy directly to us by submitting your vote by written proxy, telephone or via the Internet, or to vote in person at the meeting. For additional information, please see “What are the different methods that I can use to vote my shares of common stock?” below.

Beneficial Owner: If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name, and the Important Notice Regarding the Availability of Proxy Materials is being forwarded to you by your broker, bank or nominee. As a beneficial owner, you have the right to direct your broker, bank or nominee as to how to vote your shares if you follow the instructions you receive from your broker, bank, or nominee. You are also invited to attend the annual meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the meeting unless you request, complete and deliver the proper documentation provided by your broker, bank or nominee and bring it with you to the meeting.

What is a broker non-vote?

If you are a beneficial owner of shares held in street name and do not provide your broker, bank or nominee with specific voting instructions, the broker, bank or nominee may generally vote on “routine” matters, but cannot vote on “non-routine” matters. If the broker, bank or nominee does not receive instructions from you on how to vote your shares on a non-routine matter, it will inform the inspector of election that it does not have authority to vote on this matter with respect to your shares. This is referred to as a “broker non-vote.”

If you are a beneficial owner of shares held in street name, your broker has discretionary voting authority under New York Stock Exchange rules to vote your shares on the following matters to be presented at the meeting, even if the broker does not receive voting instructions from you: Proposal 5 (the ratification of the appointment of Deloitte & Touche LLP) and Proposal 6 (the approval and adoption of an amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 150,000,000 to 300,000,000). However, your broker does not have discretionary authority to vote on Proposal 1

(election of directors), Proposal 2 (advisory (non-binding) resolution regarding the compensation of our named executive officers (“say-on-pay”)), Proposal 3 (advisory (non-binding) resolution regarding whether an advisory vote on compensation should be held every one, two or three years) or Proposal 4 (re-approval of the 162(m) performance goals included in the Bill Barrett Corporation 2012 Equity Incentive Plan), in which case a broker non-vote will occur and your shares will not be voted on these matters.

What are the different methods that I can use to vote my shares of common stock?

Shareholder of Record: If you are a shareholder of record, there are several ways for you to vote your shares, as follows:

By Written Proxy: Shareholders of record who have specifically requested and received printed proxy materials can vote their shares by marking, signing and timely returning the proxy card that is enclosed with the printed proxy materials.

By Telephone or Via the Internet: Shareholders of record who received the Important Notice Regarding the Availability of Proxy Materials can vote their shares by telephone or via the Internet by following the instructions provided in the Notice. Shareholders of record who vote by telephone or via the Internet need not return a proxy card by mail.

In Person: All shareholders of record may vote in person at the annual meeting. For those planning to attend in person, we also recommend submitting a proxy card or voting by telephone or via the Internet to ensure that your vote will be counted if you later decide not to attend the meeting.

Beneficial Owner: If you are a beneficial owner, you should have received voting instructions from your broker, bank or other nominee. Beneficial owners must follow the voting instructions provided by their broker, bank or nominee in order to direct such broker, bank or other nominee as to how to vote their shares. The availability of telephone and Internet voting depends on the voting process of such broker, bank or nominee. Street name or beneficial owners must obtain a legal proxy from their broker, bank or nominee prior to the annual meeting in order to vote in person.

What are my voting rights as a shareholder?

Shareholders are entitled to one vote for each share of our common stock that they own as of the record date. There is no cumulative voting for directors.

Can I revoke or change my vote?

Yes. A shareholder of record may revoke or change a proxy before the proxy is exercised by filing with our Secretary a notice of revocation, delivering to us a new proxy, by attending the meeting and voting in person, or by re-voting by telephone or the Internet. Beneficial owners must follow instructions provided by their broker, bank or other nominee. A shareholder’s last timely vote, whether via the Internet, by telephone or by mail, is the vote that will be counted.

What constitutes a quorum?

Shareholders representing a majority of all the shares entitled to vote at the meeting, present in person or by proxy, will constitute a quorum for the transaction of business at the meeting. Abstentions and broker non-votes will be counted towards a quorum. At the close of business on March 23, 2017, the record date for the meeting, there were 76,294,820 shares of our common stock outstanding.

What are the Board’s recommendations?

Our Board recommends a vote:

•	“FOR” each of the six nominees for election as directors;

•	“FOR” the proposal to approve an advisory (non-binding) resolution regarding the compensation of our named executive officers (“say-on-pay”);

•	FOR “EVERY ONE YEAR” on the advisory (non-binding) resolution regarding whether an advisory vote on compensation should be held every one, two or three years;

•	“FOR” the proposal to re-approve the 162(m) performance goals included in the Bill Barrett Corporation 2012 Equity Incentive Plan;

•	“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2017; and

•	“FOR” the proposal to approve and adopt the amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 150,000,000 to 300,000,000.

If any other matters are brought before the meeting, the proxy holders will vote as recommended by our Board. If no recommendation is given, the proxy holders will vote in their discretion.

What vote is required to approve each proposal?

The affirmative vote of a plurality of the shares voted at the meeting is required to elect each director. As a result, the six nominees for election as directors who receive the greatest number of votes will be elected. Withheld votes, abstentions and broker non-votes will have no effect on the outcome of the election of directors.

Approval of the advisory (non-binding) resolution regarding the compensation of our named executive officers (“say-on-pay”) requires the affirmative vote of the holders of a majority of the votes cast affirmatively or negatively. Broker non-votes and abstentions will have no effect on the outcome of the proposal.

Approval of the advisory (non-binding) resolution regarding whether an advisory vote on compensation should be held every one, two or three years requires the affirmative vote of the holders of a majority of the votes cast affirmatively or negatively. If none of the alternatives receives the affirmative vote of the holders of a majority of the votes cast affirmatively or negatively, the Board will consider the alternative that received the most votes. Broker non-votes and abstentions will have no effect on the outcome of the proposal.

Approval of the proposal to re-approve the 162(m) performance goals included in the Bill Barrett Corporation 2012 Equity Incentive Plan requires the affirmative vote of the holders of a majority of the votes cast affirmatively or negatively. Broker non-votes and abstentions will have no effect on the outcome of the proposal.

Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2017 requires the affirmative vote of the holders of a majority of the votes cast affirmatively or negatively. Broker non-votes and abstentions will have no effect on the outcome of the ratification.

Approval of the proposal to approve and adopt the amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 150,000,000 to 300,000,000 requires the affirmative vote of the holders of a majority of outstanding shares of common stock. Broker non-votes and abstentions will be counted as votes against this proposal.

The shares represented by all proxies that are properly executed and submitted will be voted at the meeting in accordance with the instructions indicated on the proxies. Unless otherwise directed, the shares represented by proxies will be voted “FOR” the election of the nominees named in this proxy statement for director, “FOR” approval of the advisory (non-binding) resolution regarding the compensation of our named executive officers, FOR “EVERY ONE YEAR” on the advisory (non-binding) resolution regarding whether an advisory vote on compensation should be held every one, two or three years, “FOR” re-approval of the 162(m) performance goals included in the Bill Barrett Corporation 2012 Equity Incentive Plan, “FOR” ratification of the appointment of Deloitte & Touche LLP, and “FOR” approval and adoption of the amendment to our Amended and Restated Certificate of Incorporation. Votes at the annual meeting of shareholders are counted by the inspector of election appointed by the chairman of the meeting.

Do I have dissenter’s or appraiser’s rights?

No. No action is proposed at the meeting for which the laws of the State of Delaware or our Bylaws provide a right of our shareholders to dissent and obtain appraisal of or payment for such shareholders’ common stock.

Other Information

A copy of our annual report for the year ended December 31, 2016 may be obtained by following the instructions on the Important Notice Regarding the Availability of Proxy Materials. None of the information contained in our annual report is proxy solicitation material. We will bear the expense of soliciting proxies. Our officers, directors, and employees may solicit proxies, but without compensation for that solicitation other than their regular compensation as our employees. Arrangements also will be made with brokerage houses and other custodians, nominees, and fiduciaries to forward solicitation materials to beneficial owners of the shares held of record by those persons. We may reimburse those persons for reasonable out-of-pocket expenses incurred by them in forwarding such solicitation materials. All expenses involved in preparing, assembling, and mailing this proxy statement and the enclosed material will be paid by us.

Unless the context indicates otherwise, the terms “us,” “we,” “our,” or the “Company” will be used in this proxy statement to include Bill Barrett Corporation and all of its subsidiaries that existed during the period of reference.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Our Certificate of Incorporation was amended and restated in May 2012 to provide for the elimination of the classification of our Board of Directors. The Board of Directors is now declassified and all directors serve annual terms until their successors are duly elected and qualified.

On behalf of the Board of Directors, the Nominating and Corporate Governance Committee of the Board of Directors has nominated incumbent directors Jim W. Mogg, William F. Owens, Edmund P. Segner, III, Randy I. Stein, Michael E. Wiley, and R. Scot Woodall for re-election to the Board at the annual meeting. The Board of Directors recommends that each of those nominees be re-elected to hold office until the annual meeting of shareholders to be held in 2018, and thereafter until his successor is elected and qualified or his earlier resignation or removal. Biographical information concerning each nominee and our executive officers is set forth below under “Directors and Executive Officers.”

Assuming the presence of a quorum, the affirmative vote of a plurality of the shares voted at the meeting is required to elect each director. Cumulative voting is not permitted in the election of directors. Consequently, each shareholder is entitled to one vote for each share of common stock held in the shareholder’s name on each matter. In the absence of instructions to the contrary, the persons named in the accompanying proxy will vote the shares represented by that proxy for Jim W. Mogg, William F. Owens, Edmund P. Segner, III, Randy I. Stein, Michael E. Wiley, and R. Scot Woodall. For purposes of the election of directors, withheld votes, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will count towards the presence of a quorum. However, if any nominee for director receives a greater number of votes “withheld” than votes “for” such election, our Corporate Governance Guidelines require such nominee to submit to the Board a letter of resignation for consideration by the Nominating and Corporation Governance Committee, and the Nominating and Corporation Governance Committee is required to recommend to the Board the action to be taken with respect to such offer of resignation.

Each of the nominees named above has consented to be named in this proxy statement as a nominee for director and to serve on the Board of Directors if elected. It is not anticipated that any of the nominees will become unable or unwilling to accept nomination or election, but, if that should occur, the persons named in the proxy intend to vote for the election of such other person or persons as the Board of Directors or the Nominating and Corporate Governance Committee may recommend.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF JIM W. MOGG, WILLIAM F. OWENS, EDMUND P. SEGNER, III, RANDY I. STEIN, MICHAEL E. WILEY, AND R. SCOT WOODALL AS DIRECTORS.

DIRECTORS AND EXECUTIVE OFFICERS

The following tables set forth the names of our directors and our executive officers, their respective positions and ages, and the year in which each director was initially elected as a director. All directors stand for election annually. Additional information concerning each of these individuals, including the experience, qualifications, attributes and/or skills that led the Nominating and Corporate Governance Committee and the Board to determine that each should serve as a director, follows the table.

Non-Employee Directors

	Age	Position	Year First Elected as Director
Jim W. Mogg (1)(2)(4)	68	Chairman	2007
William F. Owens (1)(2)	66	Director	2010
Edmund P. Segner, III (1)(3)(4)	63	Director	2009
Randy I. Stein (2)(3)	63	Director	2004
Michael E. Wiley (1)(3)(4)	66	Director	2005

(1)	Member of the Compensation Committee.
(2)	Member of the Nominating and Corporate Governance Committee.
(3)	Member of the Audit Committee.
(4)	Member of the Reserves and EHS Committee.

Jim W. Mogg. Mr. Mogg has served as a director of the Company since May 2007, as Lead Director from February 2010 until January 2013, and as Chairman since January 2013. Mr. Mogg has served as a director of Matrix Service Company, a publicly traded engineering and construction company, since August 2013, ONEOK, Inc., a publicly traded diversified energy company, since July 2007, and ONEOK Partners, L.P., a master limited partnership that operates natural gas and natural gas liquids gathering, processing, pipelines, and fractionation assets, since August 2009. From 2005 to 2007, Mr. Mogg served as chairman of DCP Midstream GP, LLC, the general partner of DCP Midstream Partners, L.P., and from 2004 through 2006, Mr. Mogg was Group Vice President and Chief Development Officer for Duke Energy Corporation. Mr. Mogg is currently on the Audit, Compensation, and Governance Committees at Matrix Service Company, the Audit Committee at ONEOK Partners, and is the Lead Director and Chair of the Governance Committee at ONEOK Inc., as well as a member of the Executive Committee. Mr. Mogg served as President and Chief Executive Officer of DCP Midstream, LLC from December 1994 to March 2000, and as Chairman, President and Chief Executive Officer from April 2000 through December 2003. DCP Midstream was the general partner of TEPPCO Partners, LP and, as a result, Mr. Mogg was Vice Chairman of TEPPCO Partners from April 2000 to May 2002 and Chairman from May 2002 to February 2005. In addition, Mr. Mogg held various executive and senior management positions at Duke Energy and Pan Energy over a 27 year period. Mr. Mogg has a Bachelor of Science in Mathematics from Southwestern Oklahoma State University and completed the Advanced Management Program at Harvard University.

William F. Owens. Mr. Owens has served as a director of the Company since May 2010. Mr. Owens served as Governor of Colorado from 1999 to 2007, as State Treasurer from 1995 to 1999, and, prior to that, as a Colorado State legislator. Prior to his public service, Mr. Owens was on the consulting staff at Touche Ross & Co. (now Deloitte & Touche LLP), served as Executive Director of the Colorado Petroleum Association, and as Executive Vice President of the Rocky Mountain Oil and Gas Association. He has served as a director of Cloud Peak Energy Inc., a publicly traded coal company, since January 2010, and Federal Signal, a publicly traded manufacturing and industrial company, since April 2011. Mr. Owens is currently a Senior Director at Greenberg Traurig, an international law firm, and Chairman of the Supervisory Board of the Credit Bank of Moscow, a

privately-owned Russian bank. Additionally, he served as a Director of Key Energy Services, Inc., a publicly traded oil field services company, from 2007 to 2016. Mr. Owens holds a master’s degree in Public Affairs from the University of Texas at Austin and earned his Bachelor of Science at Stephen F. Austin State University. He is also a Senior Fellow at the University of Denver’s Institute for Public Policy Studies.

Edmund P. Segner, III. Mr. Segner has served as a director of the Company since August 2009. Mr. Segner is a professor in the practice of engineering management in the Department of Civil and Environmental Engineering at Rice University in Houston, Texas, a position he has held since July 2006. In 2008, Mr. Segner retired from EOG Resources, Inc. (“EOG”), a publicly traded independent oil and gas exploration and production company. Among the positions he held at EOG were President, Chief of Staff, and Director from 1999 to 2007. During the period March 2003 through June 2007, he also served as the principal financial officer of EOG. Mr. Segner has served as a director of Archrock GP LLC (formerly Exterran GP LLC), a natural gas contract compression services company, since May 2009; Laredo Petroleum, Inc., an oil and gas exploration and development company focused on the Permian Basin, since August 2011; and Midcoast Energy Partners, L.P., a master limited partnership engaged in the natural gas and natural gas liquids midstream business primarily in Texas and Oklahoma, since February 2014. He also served as a director of Seahawk Drilling, Inc., an offshore oil and natural gas drilling company, from August 2009 until October 2011. Mr. Segner graduated from Rice University with a Bachelor of Science degree in civil engineering and received an M.A. degree in economics from the University of Houston. He is a certified public accountant.

Randy I. Stein. Mr. Stein has served as a director and the chair of the Company’s Audit Committee since July 2004. Mr. Stein is a self-employed tax, accounting, and general business consultant, having retired from PricewaterhouseCoopers LLP, formerly Coopers & Lybrand LLP, in 2000. Mr. Stein was employed for 20 years with PricewaterhouseCoopers LLP, most recently as principal in charge of the Denver, Colorado tax practice. Since January 2005, Mr. Stein has served as a director and chairman of the audit committee of Denbury Resources Inc., a publicly traded exploration and production company. Mr. Stein served as Audit Committee Chairman, Co-Chairman of the Nominating/Corporate Governance Committee, and a member of the Compensation Committee of Westport Resources Corp., a Denver based public oil and gas company, from 2000 until it was acquired in 2004. Mr. Stein served from 2001 through 2005 as a director of Koala Corporation, a Denver-based public company engaged in the design, production, and marketing of family convenience products, where he served on the audit and compensation committees.

Michael E. Wiley. Mr. Wiley has served as a director of the Company since January 2005. Mr. Wiley has over 40 years of experience in the energy industry. He has served as a director of Tesoro Corporation, a publicly traded independent oil refiner and marketer, since 2005; Tesoro Logistics LP, a publicly traded master limited partnership, since 2015; and Post Oak Bank, NA, a privately held bank, since 2004. Mr. Wiley was Chairman of the Board, Chief Executive Officer and President of Baker Hughes Incorporated, a publicly traded oilfield services company, from August 2000 through October 2004. Mr. Wiley was President and Chief Operating Officer of Atlantic Richfield Company, an integrated energy company, from 1998 through May 2000. Prior to 1998, he served as Chairman, President and Chief Executive Officer of Vastar Resources, Inc., an independent oil and gas company. From 2007 to 2012 Mr. Wiley served as a trustee of Fidelity Equity and High Income Funds, and since 2012 Mr. Wiley has served as Chairman of the Independent Trustees of Fidelity Sector Portfolios, which oversee the management and operations of mutual and exchange traded funds. Mr. Wiley was a director of Spinnaker Exploration Company, a publicly traded exploration and production company, from 2001 until its sale in 2005, and Asia Pacific Exploration Consolidated, a privately held oil and gas company in Southeast Asia, from 2007 until its sale in 2013.

Executive Officers

	Age	Position	Year First Elected as Director
R. Scot Woodall	55	Chief Executive Officer, President and a Director	2013
Kenneth A. Wonstolen	65	Senior Vice President, General Counsel and Secretary	—
Troy L. Schindler	60	Senior Vice President, Operations	—
David R. Macosko	55	Senior Vice President, Accounting	—
Terry R. Barrett	57	Senior Vice President, Geosciences	—
William M. Crawford	49	Senior Vice President, Treasury and Finance	—
William K. Stenzel	62	Senior Vice President, Corporate Development and Planning	—

R. Scot Woodall. Mr. Woodall has served as our Chief Executive Officer and President since January 2013 and served as Chief Operating Officer from July 2010 until August 2013. Mr. Woodall became a director of the Company in May 2013. He served as our Executive Vice President-Operations from February 2010 until July 2010 and as our Senior Vice President-Operations from April 2007 until February 2010. Mr. Woodall has over 30 years of industry experience. Mr. Woodall received a Mechanical Engineering degree from Louisiana State University in 1984. He received much of his technical training and operations experience while employed at Amoco. He was exposed to a variety of basins and operating environments at multiple field, district, and regional Amoco offices. Mr. Woodall later worked at Snyder Oil and Forest Oil companies, holding a variety of operations and asset management positions. He served as Senior Vice President-Western US for Forest Oil Corporation from 2004 to April 2007.

Kenneth A. Wonstolen. Mr. Wonstolen has served as Senior Vice President-General Counsel since August 2013. Prior to joining Bill Barrett Corporation, Mr. Wonstolen served as Senior Counsel at the law firm Beatty & Wozniak, P.C. since 2009. Mr. Wonstolen has more than 30 years of experience in the oil and natural gas industry, including serving as corporate counsel and officer at Gerrity Oil & Gas Corporation and corporate counsel at Patina Oil & Gas Corporation, its successor. Mr. Wonstolen has special expertise in asset transactions and associated due diligence, environmental management and compliance, conservation matters such as spacing and pooling, complex surface use agreements, litigation and public affairs. He has testified before the U.S. Congress on a variety of subjects, is the author of numerous articles and has been named a “Best Lawyer in America” in the oil and gas category.

Troy L. Schindler. Mr. Schindler has served as Senior Vice President-Operations since February 2016. He served as Vice President—Drilling from May 2010 until February 2016, and previously as Drilling and Completions Manager since joining Bill Barrett Corporation in 2003. For the 24 years prior to joining Bill Barrett Corporation, Mr. Schindler was employed by Marathon, Union Pacific Resources, Snyder Oil Company and EOG Resources in a variety of positions of increasing responsibility. Mr. Schindler has a Bachelor of Science in Petroleum Engineering from the University of Wyoming.

David R. Macosko. Mr. Macosko has served as Senior Vice President-Accounting since February 2010 and previously served as the Company’s Vice President-Accounting from May 2006 until February 2010. Mr. Macosko has served as our Controller since June 2005 and previously served as Manager-Operations Accounting from 2003 until May 2005. Prior to joining the Company, Mr. Macosko served in various accounting capacities at other oil and gas companies as well as Vice President at Patina Oil & Gas Corporation and Gerrity Oil & Gas Corporation. Mr. Macosko has an undergraduate degree from West Virginia University and over 30 years of oil and gas accounting experience.

Terry R. Barrett. Mr. Barrett has served as Senior Vice President-Geosciences since January 2013 and previously served as Senior Vice President-Exploration from February 2010 until January 2013, and as Senior

Vice President-Rockies Exploration from February 2009 until January 2010. He served as Senior Vice President-Exploration, Northern Division from March 2006 through February 2009, and in other functions in geosciences since the Company’s inception in January 2002. Prior to joining the Company, Mr. Barrett worked for other oil and gas companies, including Barrett Resources and its successor, The Williams Companies. Mr. Barrett has a Bachelor of Science in Geology from the University of Colorado, Boulder and a Master of Science in Geology from Kansas State University.

William M. Crawford. Mr. Crawford has served as Senior Vice President-Treasury and Finance since February 2016. He served as Vice President-Finance and Marketing from February 2009 until February 2016, and previously served as Director-Finance, Financial Analyst and in other functions in the finance department since joining the Company in 2004. From 1994 through 2003, Mr. Crawford held various domestic and international positions in accounting and finance with several subsidiaries of Schlumberger Limited, an international oilfield services company. Mr. Crawford has a Bachelor of Science in Accounting from Colorado State University.

William K. Stenzel. Mr. Stenzel has served as Senior Vice President-Corporate Development and Planning since February 2016. He served as Vice President-Engineering and Planning from September 2014 through February 2016. Prior to joining the Company, Mr. Stenzel served as Executive Vice President – Williston Basin at WPX Energy from January 2011 through September 2014 and as Director A&D and Planning at Barrett Resources and its successor, The Williams Companies, from 1999 through December 2010. Mr. Stenzel has a Bachelor of Science in Civil Engineering from Colorado State University.

BENEFICIAL OWNERS OF SECURITIES

The following table and footnotes show information as of March 23, 2017, except as otherwise noted, regarding the beneficial ownership of our common stock by:

•	each shareholder known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock;
•	each member of our Board of Directors and each of our named executive officers; and
•	all members of our Board of Directors and our executive officers as a group.

Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Unless otherwise indicated, the address for each person set forth in the table is c/o Bill Barrett Corporation, 1099 18th Street, Suite 2300, Denver, Colorado 80202.

In calculating the number of shares beneficially owned by each person and the percentage owned by each person, we have assumed that all shares issuable upon exercise of options or the vesting of stock awards within 60 days of March 23, 2017 are beneficially owned by that person. The total number of shares outstanding used in calculating the percentage owned does not include these shares for other persons.

Name and Address of Beneficial Owner	Number of Common Shares Beneficially Owned		Percentage of Outstanding Common Shares Beneficially Owned (1)
5% Shareholders:
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	8,261,840	(2)	10.8%
JPMorgan Chase & Co. 270 Park Ave. New York, NY 10017	4,782,520	(3)	6.3%
Vanguard Group Inc. 100 Vanguard Boulevard Malvern, PA 19355	5,085,969	(4)	6.7%
Stelliam Investment Management LP 12 East 49th Street, 22nd Floor New York, NY 10017	5,362,500	(5)	7.0%
JVL Advisors, LLC 10000 Memorial Dr., Suite 550 Houston, Texas 77024	5,496,582	(6)	7.2%
Named Executive Officers:
R. Scot Woodall	821,116	(7)	1.1%
Robert W. Howard	227,262	(8)	*
Kenneth A. Wonstolen	152,771	(9)	*
Troy L. Schindler	158,985	(10)	*
William K. Stenzel	108,695	(11)	*
William M. Crawford	141,425	(12)	*
Non-Employee Directors:
Jim W. Mogg	151,365	(13)	*
William F. Owens	69,209	(14)	*
Edmund P. Segner, III	57,861	(15)	*
Randy I. Stein	57,361	(13)	*
Michael E. Wiley	90,374	(13)	*
All executive officers and directors as a group (11 persons)	2,036,424	(16)	2.7%

*	Less than 1%.
(1)	Based on an aggregate of 76,294,820 shares of our common stock outstanding as of March 23, 2017.
(2)	Based solely on information as of December 31, 2016 included in a Schedule 13G/A filed with the SEC on January 12, 2017, BlackRock, Inc. holds sole voting power as to 8,066,763 shares and sole dispositive power as to 8,261,840 shares.
(3)	Based solely on information as of December 30, 2016 included in a Schedule 13G/A filed with the SEC on January 18, 2017, JPMorgan Chase & Co. holds sole voting power as to 4,255,545 shares and sole dispositive power as to 4,759,420 shares.
(4)	Based solely on information as of December 31, 2016 included in a Schedule 13G/A filed with the SEC on February 10, 2017, The Vanguard Group holds sole voting power as to 60,913 shares, shared voting power as to 2,966 shares, sole dispositive power as to 5,024,685 shares and shared dispositive power as to 61,284 shares.
(5)

Based solely on information as of December 31, 2016 included in a Schedule 13G/A filed with the SEC on February 8, 2017, Stelliam Investment Management LP, a Delaware limited partnership (“Stelliam Investment Management”), Ross Margolies, a United States citizen (“Mr. Margolies”), and Stelliam GP LLC, a Delaware limited liability company (“Stelliam GP”) may be deemed to have sole voting power over the shares held for the account of Stelliam Master Fund, L.P., a Cayman Islands exempted limited partnership (the “Master Fund”), Stelliam Master Long Fund, L.P., a Cayman Islands exempted limited partnership (the “Long Fund” and together with the Master Fund, the “Funds”), and a certain other fund for which Stelliam Investment Management provides investment management or investment advice (the “Other Fund”). Stelliam Investment Management serves as investment manager of the Funds and sub-adviser to the Other Fund, Stelliam GP is the general partner of Stelliam Investment Management, and Mr. Margolies is the managing member of Stelliam GP. Each of Stelliam Investment Management, Stelliam GP, and Mr. Margolies, in the capacities set forth above, may be deemed to be the beneficial owner of shares held for the account of the Funds. Stelliam Investment Management, Stelliam GP and Mr. Margolies hold sole voting power and sole dispositive power as to 5,362,500 shares.
(6)	Based solely on information as of December 12, 2016 included in a Schedule 13G/A filed with the SEC on December 14, 2016,JVL Advisors, LLC and John V. Lovoi may be deemed to have voting and dispositive power over the securities owned by Navitas Fund LP, a Texas limited partnership (“Navitas”), Luxiver, LP, a Delaware limited partnership (“Luxiver”), Hephaestus Energy Fund, LP, a Delaware limited partnership (“Hephaestus”), Asklepios Energy Fund, LP, a Texas limited partnership (“Asklepios”), Panakeia Energy Fund, LP, a Delaware limited partnership (“Panakeia”), Children’s Energy Fund, LP, a Delaware limited partnership (“Children’s”), Blackbird 1846 Energy Fund, LP, a Delaware limited partnership (“Blackbird”), and LVPU, LP, a Delaware limited partnership (“LVPU”, and collectively with Navitas, Luxiver, Hephaestus, Asklepios, Panakeia, Blackbird, and Children’s, the “Partnerships”); thus, JVL Advisors, LLC and John V. Lovoi may also be deemed to be the beneficial owner of these securities. JVL Advisors, LLC and John V. Lovoi hold sole voting power and sole dispositive power as to 5,496,582 shares. Please see the Schedule 13G/A jointly filed with the SEC on December 14, 2016 by JVL Advisors, LLC, John V. Lovoi and the Partnerships for additional information on how these securities are held within the group.
(7)	Includes 93,230 shares of common stock issuable upon the exercise of vested options and 2,232 shares in Mr. Woodall’s company 401(k) account.
(8)	Includes 2,995 shares in Mr. Howard’s company 401(k) account. Mr. Howard is our former Chief Financial Officer. The number of common shares beneficially owned was provided to us by Mr. Howard.
(9)	Includes 1,117 shares in Mr. Wonstolen’s company 401(k) account.
(10)	Includes 25,698 shares of common stock issuable upon the exercise of vested options and 2,106 shares in Mr. Schindler’s company 401(k) account.
(11)	Includes 434 shares in Mr. Stenzel’s company 401(k) account.
(12)	Includes 17,224 shares of common stock issuable upon exercise of vested options and 3,041 shares in Mr. Crawford’s company 401(k) account.
(13)	Includes 17,556 restricted stock units that could vest within 60 days of March 23, 2016.
(14)	Includes 7,500 shares of common stock issuable upon the exercise of vested options, 23,221 vested restricted stock units for which Mr. Owens elected to defer settlement to a later date, and 17,556 restricted common stock units that could vest within 60 days of March 23, 2017.
(15)	Includes 36,166 vested restricted stock units for which Mr. Segner elected to defer settlement to a later date, and 17,556 restricted common stock units that could vest within 60 days of March 23, 2017.
(16)	Includes 143,652 shares of common stock issuable upon the exercise of vested options, and 87,780 restricted common stock units that could vest within 60 days of March 23, 2017, for all directors and executive officers as a group.

CORPORATE GOVERNANCE

Set forth below in question and answer format is a discussion about our corporate governance policies and practices and other matters relating to our Board of Directors and its committees.

General

Have you adopted corporate governance guidelines?

Yes, our Board has formally adopted corporate governance guidelines that address such matters as director qualification standards, director responsibilities, Board committees, director access to management and independent advisors, director compensation, director orientation and continuing education, evaluation of our chief executive officer, management succession, and performance evaluations of our Board.

Have you adopted a code of business conduct and ethics?

Yes, our Board has formally adopted a corporate code of business conduct and ethics applicable to our directors, officers, and employees. Our corporate code includes a financial code of ethics applicable to our chief executive officer, chief financial officer, and controller or chief accounting officer.

How can I view or obtain copies of the corporate governance materials?

Current copies of the guidelines and codes mentioned above, as well as the charters for each standing committee of our Board and our bylaws (the “Bylaws”), are available on our website for viewing and printing. Go to www.billbarrettcorp.com, then to the “About Us” tab and then to the “Corporate Governance” tab. We also will provide shareholders with a free copy of these materials upon request. Requests may be made by mail, telephone, or via the Internet as follows:

Bill Barrett Corporation

Attention: Corporate Secretary

1099 18th Street, Suite 2300

Denver, Colorado 80202

(303) 293-9100

via Internet: Go to www.billbarrettcorp.com, then to the “About Us” tab and then to the “Contact Us” tab

Board of Directors

How many independent directors are on the Board? How do you determine whether a director is independent?

Our Board affirmatively determined that five of the six directors serving at the end of fiscal year 2016 are “independent” as that term is defined by New York Stock Exchange (“NYSE”) rules, i.e., Messrs. Mogg, Owens, Segner, Stein, and Wiley. In making the independence determination, the Board of Directors considered the directors’ relationships with us, including commercial relationships with entities affiliated with the directors, and the specific provisions of the NYSE corporate governance standards that would make a director not independent. The purpose of this review was to determine whether any of these relationships or transactions were material and, therefore, inconsistent with a determination that the director is independent. As a result of this review, our Board affirmatively determined, based on its understanding of these transactions and relationships, that the five directors named above are independent under the standards set forth by the NYSE.

How many times did the Board meet last year?

Our Board met in person or by telephone conference 8 times during 2016.

Did any of the directors attend fewer than 75% of the meetings of your Board and such director’s assigned committees during 2016?

No. All directors attended at least 75% of the meetings of our Board and assigned committees during 2016.

How many of the directors attended the 2016 annual meeting of shareholders?

All of our current directors who were directors at the time attended and were introduced during our 2016 annual meeting of shareholders. We strongly encourage our directors to attend annual meetings, but we do not have a formal policy regarding attendance.

What is the Board leadership structure?

Our Board is headed by our Chairman of the Board. Currently, our Chairman is director Jim W. Mogg. As Chairman, Mr. Mogg presides over meetings of the full Board of Directors and prepares the agendas for these meetings in consultation with the Chief Executive Officer.

We believe our Board leadership structure is appropriate because the Chairman of the Board, through his consultation with the Chief Executive Officer, is able to prepare agendas that reflect the current needs of the Company due to the Chief Executive Officer’s day-to-day management of the Company and the Chairman’s consideration of the strategic needs of the Company. The Chairman is able to assist the full Board of Directors with oversight of management, strategic planning, and risk oversight and assessment through his interaction with the Chief Executive Officer, his collaboration with the Chief Executive Officer on Board meeting agendas, and his setting of agendas and presiding over executive sessions of the non-management directors.

Do the non-management directors and independent directors meet in executive session?

Yes, the independent directors (a group that includes all non-management directors) meet separately at least quarterly, usually at each regularly scheduled meeting of our Board. Our corporate governance guidelines provide that the presiding director position for executive sessions shall be the Chairman (a non-management director elected by the Board) and, if there is no Chairman or the Chairman is absent, the presiding director position will rotate among the Chairs of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee.

What is the Board’s role in risk oversight?

The Board administers its risk oversight function directly and through its committees. The Board has regular discussions with management regarding our major risk exposures, their potential operational and financial impact on the Company, and the steps we take to manage them. These discussions occur at least quarterly, usually during our regular meetings of the Board of Directors. The Audit Committee is tasked with monitoring the Board’s processes concerning risk assessment and risk management, and each of the Board’s committees oversee risks associated with its respective areas of responsibility. For example, the Audit Committee also administers risk oversight through its oversight of our internal audit function and interaction with internal audit staff, other management, and our outside auditors. The Compensation Committee administers risk oversight through its oversight of compensation practices and the Compensation Committee’s assessment of the potential impact of those practices on risk-taking. The Nominating and Corporate Governance Committee administers risk oversight through its oversight of our internal corporate governance process and our management succession plan. The Reserves and Environmental Health & Safety (EHS) Committee administers risk oversight through its oversight of our independent engineering consultants and our reserves evaluation process and reporting system and through its oversight of environmental, health and safety policies, practices and procedures.

How can interested parties communicate directly with the non-management directors?

Shareholders and other interested parties who are interested in communicating directly with the non-management directors may write to the non-management directors at the address for our corporate headquarters. Similarly, shareholders and other interested parties who would like to communicate directly with the entire Board of Directors may direct their questions or comments to the Board of Directors in care of the Corporate Secretary at our headquarters. Our Corporate Secretary will forward all correspondence to the Board of Directors. Executive officers of the Company may have access to these communications addressed to the Board of Directors except in instances in which the charters of a committee of the Board of Directors or the Company’s Code of Business Conduct and Ethics require anonymity.

How are the directors compensated?

See “Executive Compensation-Director Compensation” for information about our director compensation.

Committees

Does the Board have any standing committees?

Yes, our Board presently has the following standing committees:

•	Audit Committee;
•	Compensation Committee;
•	Nominating and Corporate Governance Committee; and
•	Reserves and Environmental Health & Safety (EHS) Committee.

Each of these committees is composed entirely of independent directors. From time to time, the Board may appoint other committees or subcommittees for specific purposes.

Has the Board adopted charters for each of these committees? If so, how can I view or obtain copies of them?

Yes, our Board has adopted a charter for each of these committees. Current copies of the charters are available on our website for viewing and printing. Go to www.billbarrettcorp.com, then to the “About Us” tab and then to the “Corporate Governance” tab. We also will provide shareholders with a free copy of the charters upon request. See “Corporate Governance-General- How can I view or obtain copies of your corporate governance materials?” for more information about requesting copies from us.

Audit Committee

What does the Audit Committee do?

The primary purposes of the Audit Committee are to assist the Board in monitoring:

•	The integrity of our financial statements and earnings press releases;
•	Our independent public accounting firm’s qualifications and independence. In addition, the Audit Committee approves the appointment of our independent public accountants and their associated fees and terms of service;
•	The Board’s processes concerning risk assessment and risk management;
•	The performance of our internal audit function and independent public accountant; and
•	Our compliance with legal and regulatory requirements applicable to financial reporting, disclosure matters and compliance with the Company’s Code of Business Conduct and Ethics.

The Audit Committee also prepares a report each year in conformity with the rules of the SEC for inclusion in our annual proxy statement. See “Audit Committee Report” below.

Who are the members of the Audit Committee?

The Audit Committee currently consists of Edmund P. Segner, III, Randy I. Stein, and Michael E. Wiley, with Mr. Stein serving as Chair.

Does the committee have an audit committee financial expert?

Yes, the Board has determined that both Mr. Stein and Mr. Segner meet the qualifications of an “audit committee financial expert” as defined by SEC rules. The Board has determined that all members of the Audit Committee are independent under the standards set forth by the NYSE and SEC rules.

How many times did the Audit Committee meet last year?

The Audit Committee held 7 meetings in person or by telephone conference during 2016.

Compensation Committee

What does the Compensation Committee do?

The primary purposes of the Compensation Committee are to:

•	Annually review and approve, in coordination with the Chairman of the Board and the Nominating and Corporate Governance Committee, corporate goals and objectives relevant to the Chief Executive Officer and evaluate the Chief Executive Officer’s performance in light of those goals and objectives;
•	Review, evaluate and approve the compensation of all directors, officers and other key executives;
•	Review and discuss our compensation discussion and analysis with management and recommend its inclusion in our proxy statement; and
•	Produce a report on executive compensation each year for inclusion in our annual proxy statement.

The Compensation Committee has the sole authority to oversee the administration of compensation programs applicable to all of our employees, including executive officers. The Compensation Committee may delegate some or all of its authority to subcommittees when it deems appropriate and in compliance with applicable law and regulation.

Who are the members of the Compensation Committee?

The Compensation Committee currently consists of Jim W. Mogg, William F. Owens, Edmund P. Segner, III, and Michael E. Wiley, with Mr. Wiley serving as Chair.

How many times did the Compensation Committee meet last year?

The Compensation Committee held 10 meetings in person or by telephone conference during 2016.

What are the Compensation Committee’s processes and procedures for consideration and determination of executive compensation?

The Compensation Committee reviews executive compensation at least annually. With limited exceptions, the Compensation Committee makes all decisions regarding the compensation of our executive officers in the first quarter of each year. These decisions include adjustments to base salary, grants of cash bonuses, and grants of equity awards. See “Executive Compensation-Compensation Discussion and Analysis” for more information regarding the Compensation Committee’s processes and procedures for consideration and determination of executive compensation.

Does the Compensation Committee utilize the services of a compensation consultant? Yes. The Compensation Committee retains an independent advisor who reports directly to the Committee. See Compensation Discussion and Analysis-Annual Review of Executive Compensation-The Role of Compensation Consultants for more information regarding the compensation consultant retained by the Compensation Committee.

Compensation Committee Interlocks and Insider Participation.

None of the members of the Compensation Committee is or has been an officer of the Company, nor did any of them have any relationships requiring disclosure by the Company under Item 404 of SEC Regulation S-K. None of Company’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, an executive officer of which served as a director of the Company or member of the Compensation Committee during 2016.

Nominating and Corporate Governance Committee

What does the Nominating and Corporate Governance Committee do?

The primary purposes of the Nominating and Corporate Governance Committee are to:

•	Identify, consider, and recommend qualified nominees to serve on our Board of Directors and each standing committee;

•	Oversee the annual evaluation of the Board and report to the Board with an assessment of the Board’s performance;
•	Annually review and approve, in coordination with the Compensation Committee, corporate goals and objectives relevant to the Chief Executive Officer and evaluate the Chief Executive Officer’s performance in light of those goals and objectives;
•	Maintain a management succession plan; and
•	Develop and oversee our internal corporate governance processes.

Who are the members of the Nominating and Corporate Governance Committee?

The Nominating and Corporate Governance Committee currently consists of Jim W. Mogg, William F. Owens, and Randy I. Stein, with Mr. Owens serving as Chair.

How many times did the committee meet last year?

The Nominating and Corporate Governance Committee held 4 meetings during 2016.

What guidelines does the Nominating and Corporate Governance Committee follow when considering a director nominee for a position on the Board?

The Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become directors and for evaluating potential or suggested director nominees. Although the Nominating and Corporate Governance Committee has not established written criteria or a set of specific minimum qualifications, our corporate governance guidelines provide that any assessment of a potential director nominee will include the individual’s qualification as independent, as well as consideration of his or her background, ability, judgment, skills, and experience in the context of the needs of our Board. The Nominating and Corporate Governance Committee also considers whether a prospective nominee has relevant business or financial experience or a specialized expertise. Our Board of Directors believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow it to fulfill its responsibilities. The Nominating and Corporate Governance Committee may also consider other factors, including geographic, gender, age and ethnic diversity; however, these factors are not a prerequisite for any prospective nominee.

Does the Nominating and Corporate Governance Committee consider candidates for the Board who are recommended by shareholders and, if so, what are the procedures for submitting such recommendations?

Yes, the Nominating and Corporate Governance Committee considers suggestions from many sources, including shareholders, regarding possible candidates for director. Nominations from shareholders will be considered on the same basis as nominees from other sources. Any such suggestions, together with appropriate biographical information, should be submitted to the Chair of the Nominating and Corporate Governance Committee, c/o Kenneth A. Wonstolen, Secretary, Bill Barrett Corporation, 1099 18 th Street, Suite 2300, Denver, Colorado 80202. See “What is the process a shareholder must follow to nominate a director?” below for a summary of applicable requirements if a shareholder seeks to nominate a candidate directly to the shareholders, i.e., without the approval of the Nominating and Corporate Governance Committee or the Board.

What is the process a shareholder must follow to nominate a director?

Our Bylaws provide that nominations for the election of directors may be made by or at the direction of the Board of Directors, which has directed the Nominating and Corporate Governance Committee to make nominations, or by any shareholder entitled to vote for the election of directors. The Bylaws set forth certain procedural requirements for a shareholder who seeks to nominate a candidate directly to the shareholders. To be considered, such a nomination generally must be made by notice in writing, delivered to our Corporate Secretary at our principal executive offices, not less than 60 days nor more than 90 days prior to the first anniversary of the date on which we first mailed our proxy materials for the previous year’s annual meeting of shareholders. If the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, or if no such meeting was held in the preceding year, notice by the shareholder to be timely must be so delivered not later than the close of business on the later of (a) the

90th day prior to such annual meeting or (b) the 10th day following the day on which public announcement of the date of such meeting is first made. Each notice of nomination of directors by a shareholder must set forth specified information, including:

•	The name, age, business address and, if known, residence address of each nominee proposed in the notice;
•	The principal occupation or employment of each such nominee for the five years preceding the date of the notice;
•	The number of shares of our stock that are beneficially owned by each nominee and any derivative instruments convertible into or with a value derived from the value of our stock;
•	Any other information required by Regulation 14A under the Securities Exchange Act to be disclosed in solicitations for proxies for the election of nominees for director;
•	Whether the shareholder making the nomination intends to deliver a proxy statement and form of proxy to holders of a sufficient number of holders of the Corporation’s voting shares to elect such nominee or nominees;
•	The nominee’s written consent to serve as a director if elected; and
•	As to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on our books, and of such beneficial owner, (ii) the class and number of our shares that are owned beneficially and of record by such shareholder and such beneficial owner, and (iii) whether either such shareholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of a sufficient number of holders of our voting shares to elect such nominee or nominees.

The chairman of any meeting of shareholders may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with this procedure and that the defective nomination will be disregarded.

Reserves and Environmental Health & Safety (EHS) Committee

What does the Reserves and Environmental Health & Safety Committee do?

The primary purposes of the Reserves and Environmental Health & Safety Committee are to:

•	Approve the appointment of, and any proposed change in, the independent engineering consultants retained to assist us in the annual review of our reserves;
•	Approve the scope of and oversee an annual review or audit of our reserves by the independent engineering consultants, having regard to industry practices and all applicable laws and regulations;
•	Review the qualifications and independence of our independent engineering consultants and monitor their performance;
•	Approve the independent engineering consultants’ engagement fees and terms of service;
•	Review the integrity of our reserves evaluation process and reporting system;
•	Review any material reserves adjustments;
•	Review variances between the Company’s and the independent engineering consultant’s estimates of reserves;
•	Review the Company’s environmental, health and safety policies, practices and procedures; and
•	Review EHS results, near misses, actions undertaken, and the Company’s efforts associated with the Company’s EHS culture.

Who are the members of the Reserves and Environmental Health & Safety Committee?

The Reserves and Environmental Health & Safety Committee currently consists of Jim W. Mogg, Edmund P. Segner, III, and Michael E. Wiley, with Mr. Segner serving as Chair.

How many times did the Reserves and Environmental Health & Safety Committee meet last year?

The Reserves and Environmental Health & Safety Committee held 5 meetings during 2016.

EXECUTIVE COMPENSATION

Compensation Committee Report

The Compensation Committee has discussed and reviewed the following Compensation Discussion and Analysis with management. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Members of the Compensation Committee

Michael E. Wiley, Chair

Jim W. Mogg

William F. Owens

Edmund P. Segner, III

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis (CD&A) provides a description of the material elements of our executive compensation program, as well as perspective and context for decisions made regarding the 2016 compensation of our named executive officers, or NEOs, who are identified below:

R. Scot Woodall	Chief Executive Officer and President
Robert W. Howard	Former Chief Financial Officer*
William Crawford	Senior Vice President, Treasury and Finance*
Kenneth A. Wonstolen	Senior Vice President, General Counsel; and Corporate Secretary
Troy Schindler	Senior Vice President, Operations
William K. Stenzel	Senior Vice President, Corporate Development and Planning**

* In accordance with a succession plan already in place, Robert W. Howard separated from the company effective April 1, 2016; his role as the Company’s principal financial officer was assumed by William Crawford, Senior Vice President, Treasury and Finance.

  ** Larry A. Parnell, who served as Senior Vice President, Business Development, separated from the company effective March 18, 2016. His responsibilities were assumed by William K. Stenzel, who had previously been responsible for Reservoir Engineering and Planning.

To assist our shareholders in locating important information, this CD&A is organized as follows:

EXECUTIVE SUMMARY

Say on Pay Results and Our Engagement With Shareholders

At our 2016 annual meeting of stockholders, our say on pay proposal failed, with only 44% of votes cast for approval. Based on these voting results and the feedback we received from shareholders during the voting process, the Company took action to review all compensation programs in place, conduct a second-round comprehensive engagement with shareholders to solicit additional feedback, and incorporate design changes into the compensation structures to ensure stronger shareholder alignment going forward.

The Company and its Board prioritize gathering and incorporating shareholder feedback related to compensation strategy and actions. The Company conducted an initial outreach effort to shareholders in the first quarter of 2016, prior to the vote, to discuss 2015 compensation decisions in the context of the significant total shareholder return (“TSR”) decline in the same year. In December 2016, an additional outreach effort was conducted with the top 70% of shareholders. The outreach team contacted 15 major shareholders and offered to include Compensation Committee Chair participation. The key objective of the sessions was to solicit shareholder feedback on the company’s overall compensation strategy, past and present decisions, as well as upcoming considerations, within a detailed context of the business strategy over a multi-year transition period. All the meetings were well received, and at the conclusion of each meeting, the participants described the meeting as informative. In general, shareholders expressed support for our compensation strategy and design.

What We Heard	Change Implemented
• Some questioned whether the CEO pay level was appropriate for a company of this size	• CEO salary remained flat in 2016 from 2015 and is positioned in the bottom quartile relative to the benchmarking peer group • CEO target LTI award value was reduced by 10%
• Some felt that, in general, TSR is not an adequate measure of performance; with a preference for a return-based metric	• Return based metrics have been included in our 2017 short term incentive program
• Some questioned the dilution effect, when a value-based award delivers an out-sized number of shares to executives

•    The 2016 LTI three-year performance plan was designed to require extraordinary results in order for participants to receive an out-sized payout

○     The plan delivers no payout in the event the Company’s TSR is negative over the performance period and requires significant relative performance to achieve a meaningful payout

•    The 2017 LTI three-year performance plan design further reinforces increasing shareholder value with both an absolute and relative TSR component

2016 Business Highlights: A Year of Strategic Action and Financial Discipline

Industry Environment

Entering 2016, low commodity prices presented significant challenges to the industry. Crude oil prices continued to fluctuate at lower levels, reaching a 12-year low at $28 per barrel as inventory increased to record levels due to resilient shale production and rising output from OPEC. Although the Company’s stock price is highly correlated with the price of oil, the operational, strategic, and financial execution exhibited by the company delivered 78% share price appreciation to shareholders (compared to a 66% share price drop in 2015). Bill Barrett’s TSR performance ranked in the second quartile of the peer group.

*Chart above captures indexed TSR and the value of a $100 investment made on the first day of 2016

Our Response to the Industry Down Cycle

In response to the depressed price environment during 2016, we focused on aspects of the business within our control to fortify our balance sheet and deliver long term shareholder value, including: portfolio management, disciplined capital allocation, cost reduction and efficient production, as highlighted by the following:

•	Reduced net long-term debt by 59% since 2012 through divestiture of non-core assets
•	The DJ Basin is ranked in the top-tier nationwide in terms of drilling economics
•	Since 2012, reduced lease operating expense (LOE) by 62% and general and administrative expense (G&A) by 39%
•	Reduced our year-over-year 2016 capital program by 66% from $287 million to $98 million
•	Delivered top operating margin performance among DJ Basin peer group

BBG COST AND CAPITAL DISCIPLINE

Our Results

Based on the actions noted above, the Company achieved the following:

•	Exceeded production expectations at 6.1 MMBoe, representing an 11% increase year-over-year (excluding asset sales) despite a 66% reduction to our capital expenditures
•	Posted DJ Basin operating margin (oil and gas production revenue less LOE, production taxes, and gathering, transportation, and processing expense (GTP)) of $23.45 per Boe
•	Following a successful equity offering in December 2016 and a debt-for-equity exchange in May 2016, the Company exited the year with a market capitalization of $529 million, representing a 170% increase in market cap over year-end 2015
•	The Company’s equity market value as a percentage of total enterprise value increased to 55% compared to 22% at the beginning of the year, in recognition of its capital structure improvement and improved oil prices
•	The Company had $122 million of net cash provided by operating activities and $98 million of capital expenditures, exiting 2016 cash flow positive in the amount of $24 million
•	Improved year-end liquidity to $550 million which includes $276 million in cash and an undrawn revolving credit facility

Production Increased +11%	Market Value Increased +170%	Cash Flow Positive $24 million

Compensation Decisions: Balancing Executive Compensation in the Commodities Industry

2016 Pay Actions

✓ No base pay increase for the CEO
✓ Reduced bonus awards for all NEOs versus calculated performance score, despite strong operational and strategic execution for 2016
✓ Reduced long term incentive (“LTI”) award value for all NEOs versus 2015 award (CEO target LTI reduced 10%)

In February 2016, the Company reduced the number of senior executive officers below the CEO from sixteen to nine, representing a 44% reduction from 2014, and a 40% reduction in overall target cash compensation over the same period. As part of this reduction in the officer ranks, the Company executed its succession plan by consolidating responsibilities into remaining executive positions. The LTI awards granted to the NEOs were reduced compared to 2015, with the CEO receiving a 10% lower target LTI grant.

The overall total compensation for the Board of Directors was reduced to further align with management compensation and shareholder value. The Board size was reduced from eight to six, representing a 25% reduction. The remaining Board members took a 20% reduction in annual compensation in order to further align with shareholder interests.

In March 2016, the Company enhanced executive compensation alignment with shareholders by implementing a long-term incentive performance measure focused on increasing shareholder return. The program design measures both absolute and relative performance against an index of peer companies. The program provides no payout if the absolute total shareholder return is negative for the performance period and provides an above target payout only with high levels of share price appreciation.

Reported Compensation vs. Realized Compensation

The following chart shows that the compensation actually realized by the Company’s CEO is aligned with shareholders and dependent on the performance of our stock price. As shown in the graph below, the CEO’s total realized compensation was 61% lower than the compensation reported in the Summary Compensation Table for the period 2012-2016. The lower realized compensation is responsive to changes in share price, and is a result of a number of factors including below-target performance driving reduced bonus payouts and minimal, if any, vesting for performance based equity.

Reported Compensation: Salary, bonus earned, and target long-term incentive grant as disclosed in the Summary Compensation Table.

Realized Compensation: Salary, bonus earned, and the value of long-term incentive awards vesting in the current year compared to the original intended value.

Stock Price: Valued as of last trading day for each fiscal year.

OUR COMPENSATION PHILOSOPHY

Our executive compensation philosophy is to design compensation programs that:

•	Pay for Performance. Focus our executives on financial, strategic and operational goals by tying a substantial portion of their compensation to performance targets for which they are held accountable;
•	Align with Shareholder Value. Align executive compensation with shareholder value; and
•	Attract and Retain Top Talent. Support our ability to recruit and retain highly qualified executives.

COMPENSATION PRINCIPLES AND BEST PRACTICES

What We Do

Pay for performance. Over 80% of CEO total target compensation is subject to performance risk.

Performance-based long-term incentives. Half of the Company’s long-term incentive plan is performance-based.

Shareholder-aligned. Annual and long-term incentive awards are based on relative and absolute shareholder return and other performance measures that are aligned with creation of shareholder value.

Double trigger severance provisions. Our change-in-control agreements require both a change-in-control event and qualifying termination of employment before applicable benefits become payable.

Incentive plan design. Incentive plans are designed with caps on maximum payouts and awards.

Market-based compensation. Our compensation program, reviewed annually, is benchmarked using current market data relevant to the energy industry and our benchmarking peer group.

Clawback policy. Our Clawback Policy allows the Company to require repayment of incentive compensation in certain circumstances.

Mandatory stock ownership. We require our executive officers and directors to have meaningful stock ownership in the Company.

Independent compensation consultant. The Compensation Committee retains an independent advisor who reports directly to the Committee.

What We Do Not Do

No employment agreements. We do not have employment agreements with any of our NEOs.

No excise tax gross-ups. Our change-in-control agreements do not contain excise tax gross-ups.

No enhanced retirement benefits. Our deferred compensation plan provides restorative, but not enhanced, retirement benefits for executives.

No executive perquisites. We do not provide executives with perquisites or other personal benefits other than those offered to other employees.

No stock option repricing or backdating. Our equity incentive plan prohibits the repricing or backdating of stock options.

No hedging or pledging of Company stock. Our insider trading policies prohibit certain transactions involving our stock, including hedging and pledging.

No excessive risk. Our compensation program does not motivate executives to engage in activities that create excessive or inappropriate risk for us.

EXECUTIVE COMPENSATION COMPONENTS, LEVELS AND MIX

Executive compensation is reviewed by the Compensation Committee at least annually. Compensation components include: base salary, short-term incentive-based cash, long-term incentive-based equity and cash, retirement and other benefits. The Compensation Committee considers compensation data from an appropriate peer group, and the industry in general, in making all compensation decisions.

Base salaries are targeted around the midpoint of a range established by peer and industry review, although adjustments are made for experience in the role. The combination of base salary, annual cash incentives and equity or equity-based awards comprise total direct compensation. Total direct compensation is also targeted near the midpoint of the range, although the Compensation Committee may decide, as appropriate, to modify the size or mix of awards, as the performance of the individual dictates.

The primary elements of direct compensation for our NEOs are summarized below.

Compensation Elements	Role in Total Compensation
Base Salary	• To provide a market-based fixed level of cash compensation
Annual Incentives ➢ Cash Bonus

•      To incent and reward annual Company performance against goals

•      To align individual compensation with the short-term financial, operational and strategic objectives specific to each calendar year

•      To recognize individual contributions to the organization’s overall results

Long-Term Incentives ➢ Restricted Stock Units ➢ Performance Share Units ➢ Performance Cash Units

•      To reward long-term performance directly aligned with shareholder interests

•      To recognize and reward share performance based on both absolute value appreciation and performance relative to industry peers

•      To align variable compensation with sustained long-term value creation

•      To create an executive ownership stake

•      To drive retention of key executives

Benefits ➢ Health and Welfare ➢ Retirement

•      To help attract and retain executives by offering a market competitive employee benefits package aligned with employees at all levels in the organization

•      To provide financial security by allowing executives to save for retirement through the company’s 401(k) and Non-Qualified Deferred Compensation plans

Termination Benefits ➢ Change in Control Agreement ➢ Executive Severance Guideline

•      To ensure that executives act in the best interest of shareholders in times of heightened uncertainty and change

•      To lessen the distraction caused by an executive’s departure by establishing in advance the financial terms and conditions thereof

In determining the allocation between short-term and long-term incentive compensation for NEOs, the Compensation Committee does not follow a prescribed formula, but considers an analysis of each executive role and the competitive market. Factors affecting compensation decisions include:

•	The Company’s annual performance
•	The executive’s impact on the Company’s results
•	The alignment of the compensation delivered to executives and that realized by shareholders
•	Internal equity

The relative mix of the direct elements of our 2016 executive compensation program are shown in the charts below (at target) for both our CEO and the other NEOs (in aggregate). This shows that long-term incentive compensation represents a significantly larger proportion of total direct compensation, with half of the total long-term incentive compensation being performance-based. The charts illustrate that the majority of the CEO and other NEO pay is aligned with the interests of shareholders.

EXECUTIVE COMPENSATION PROCESS: ROLES

Role of the Compensation Committee

The Compensation Committee is responsible for overseeing our executive compensation programs, including reviewing and approving the compensation arrangements for our NEOs. In the first quarter of each year, the Compensation Committee reviews prior year compensation of the NEOs, determines bonus payouts for prior year performance, and makes decisions regarding current year salaries, annual cash bonus targets and equity awards for each NEO. During these reviews, the Compensation Committee also approves the level at which performance shares are vested based on our three-year performance. After careful review of competitive benchmarking data provided by the Compensation Committee’s compensation consultant, performance evaluations, recommendations of our CEO, and current economic conditions, the Compensation Committee determines the levels and allocation of compensation among cash and equity-based incentives for our CEO and, with input from the CEO, for the other NEOs.

Role of the Compensation Consultant

Under the terms of its charter, the Compensation Committee is authorized to retain the services of a compensation consultant and is responsible for determining the scope of its services. Since 2011, the Compensation Committee had retained Meridian Compensation Partners, LLC (“Meridian”) as its independent advisor. Since Meridian had been in place for five years, the Compensation Committee chose to conduct a request-for-proposal process in August 2016, as a good governance procedure. Six independent compensation consulting firms were asked to submit proposals; three were asked to present in person to the Compensation Committee, based on a number of criteria important to the Compensation Committee. As a result of this process, Frederic W. Cook & Co., Inc. (“FW Cook”) was selected as the independent consultant reporting to the BBG Compensation Committee.

Services performed by FW Cook for the Compensation Committee during 2016 included:

•	Analysis and recommendations of peer group companies for compensation benchmarking purposes
•	Preparation of competitive benchmarking reviews regarding executive and director compensation

•	Evaluation of proposed compensation programs and changes to existing programs
•	Analysis of current trends in executive compensation, and updates regarding applicable legislative and governance activity
•	Input on design options for the 2017 annual cash bonus and LTI programs

The Compensation Committee determined that the services provided by FW Cook to the Compensation Committee during 2016 did not give rise to any conflicts of interest. The Compensation Committee made this determination by assessing the independence of FW Cook under the applicable rules adopted by the SEC and incorporated into the NYSE Corporate Governance Listing Standards. In making this assessment, the Compensation Committee also considered FW Cook’s written correspondence to the Compensation Committee that affirmed the independence of FW Cook and the partners, consultants and employees who provide services to the Compensation Committee on executive and director compensation matters.

Role of Management

Our Chief Executive Officer and Vice President, Human Resources, were involved in gathering data about our compensation practices, discussing peer companies, providing suggested performance metrics, and responding to questions from the Compensation Committee and FW Cook. In addition, our Chief Executive Officer provides recommendations to the Compensation Committee regarding the compensation of the NEOs other than himself. The Compensation Committee considered these recommendations in making decisions regarding the NEOs’ 2016 compensation.

EXECUTIVE COMPENSATION PROCESS: PEER GROUP ANNUAL REVIEW

To assist in pay decisions for executive officers for 2016, The Compensation Committee considered a competitive benchmarking review prepared and presented to the Committee by FW Cook. The benchmarking review provided market data for each element of compensation, as well as information regarding the incentive plan designs and pay practices among a selected peer group of companies (Compensation Peer Group). The companies that comprise the Compensation Peer Group are publicly-traded companies and direct competitors for executive talent in the Denver and broader energy market. Selection criteria utilized to evaluate the companies that comprise the Compensation Peer Group include: asset size, oil and gas sales, enterprise value, location and scope of operations, financial health, and business strategy. The Compensation Committee reviews the composition of the Compensation Peer Group annually, and may consider modifications resulting from business combinations, changes in the company’s business strategy, asset sales or other circumstances that may cause peer companies to no longer be comparable. The Compensation Peer Group listed below was approved by the Compensation Committee for assessing the competitiveness of the compensation and making pay decisions for the NEOs in 2016.

Company	Assets ($000)	Oil and Gas Sales ($000)	Enterprise Value ($000)
Approach Resources, Inc.	$1,105	$90	$638
Callon Petroleum Company	$2,268	$201	$3,480
Carrizo Oil & Gas, Inc.	$1,626	$444	$3,758
Clayton Williams Energy, Inc.	$1,495	$160	$2,951
Comstock Resources, Inc.	$1,196	$555	$1,387
EXCO Resources, Inc.	$661	$249	$1,555
Jones Energy, Inc.	$1,887	$125	$1,158
Laredo Petroleum, Inc.	$1,782	$426	$4,775
Matador Resources Company	$1,465	$291	$3,137
PDC Energy, Inc.	$4,486	$497	$5,813
Resolute Energy Corporation	$588	$164	$1,432
RSP Permian, Inc.	$4,996	$354	$7,465
Sanchez Energy Corporation	$1,286	$431	$2,310
Synergy Resources Corporation	$1,024	$107	$1,863

Median of Benchmarking Peer Group	$1,480	$270	$2,630

Bill Barrett Corporation	$1,385	$178	$1,242

  Asset, oil and gas sales and enterprise value data as of December 31, 2016

  EXECUTIVE COMPENSATION PROCESS: 2016 PAY ACTIONS

  Summary

✓ No base pay increase for the CEO ✓ Reduced bonus awards for all NEOs versus calculated value, despite strong operational execution for 2016 ✓ Reduced LTI award value for all NEOs versus 2015 award

  Base Salary

In February 2016, the Compensation Committee held base salaries flat for all 2015 NEOs except Troy Schindler, who assumed a new role following the departure of two former NEOs.

Name	2015 Annual Salary	2016 Annual Salary	% Increase
R. Scot Woodall	$550,000	$550,000	0%
Robert W. Howard	$386,598	$386,598	0%
Kenneth A. Wonstolen	$319,300	$319,300	0%
Troy L. Schindler	$310,215	$320,142	3.2%
William K. Stenzel	$285,000	$285,000	0%
William M. Crawford*	$260,676	$275,535	5.7%

*William Crawford was not reported as a NEO in 2015. He was awarded a salary increase after assuming the role of Principal Financial Officer.

Annual Cash Bonus

General Guidelines

•	The Compensation Committee may apply discretion and adjust results for unexpected business events such as portfolio changes and equity issuances.

•	The Compensation Committee may further apply discretion in the final determination of the performance score to account for business conditions or other performance factors. Generally, the NEOs are compensated for stock price performance through the Company’s long term incentive program and not through their annual bonus; however, both absolute and relative stock price performance is considered when determining the corporate performance score.

•	Individual awards may be adjusted downward or upward at the Compensation Committee’s discretion based on specific individual performance for the period.

Annual Cash Bonus Design

The 2016 Annual Cash Bonus design included a 60% quantitative element, representing key operational metrics, and a 40% strategic element, designed to measure and reward achievement against key balance sheet imperatives, portfolio management, and shareholder return value creation.

Measure	Relative Weight
❖ Quantitative Total	60%
❖ Strategic Total	40%
❖ Grand Total Score	100%

2016 Annual Cash Bonus Performance Metrics

In early 2016, the Company established specific targets for each of the following quantitative performance metrics based on 2016 public financial guidance: production, proved development/cost, EBITDAX, and safety. The performance metrics used in 2016 are the same metrics as those used in 2015, and represent the elements most critical in driving business performance and shareholder value. In addition to the four quantitative metrics, strategic metrics were designed to specifically focus management attention on capital efficiency in 2016, and include debt levels and portfolio management, among others.

2016 Annual Cash Bonus Performance Scoring

In February 2016, the Compensation Committee considered the performance of the Company relative to its operational targets and determined that, although the Company exceeded target performance in three out of four categories, it would apply negative discretion to the quantitative award due to the fact that the capital efficiency goal, considered by the Board a crucial component of operational effectiveness, was not met. Additionally, credit attributed to outperformance on EBITDAX was partially a result of commodity price increases, an element outside of the Company’s control, and therefore achievement was discounted. The chart below illustrates the 60% quantitative portion of the bonus calculation, and the performance achievement as of December 31, 2016:

		2016 Quantitative Metrics
Measure	Relative Weight	Threshold	Target	Maximum	2016	Potential Vesting
❖ Production (MMBoe)	20%	5.8	5.9	6.4	6.1	28%
❖ PD F&D costs/Boe	10%	$12.19	$11.03	$9.53	$17.46	0%
❖ EBITDAX (millions)	20%	$157	$173	$190	$186	35%
❖ Safety/EHS	10%	34	31	25	15	20%
❖ Subtotal quantitative	60%					83%

*Safety/EHS: this indicates the number of significant incidents, such as fires, spills and injuries.

Regarding the strategic element of the 2016 bonus program, weighted at 40%, the Compensation Committee considered 15 discrete items, including debt levels, portfolio management, environmental compliance and capital efficiency. Of the 15 items considered, the Committee scored seven as “exceeds target,” six as “met target,” and the remainder as “below target.” The Committee focused on the Company’s management of its capital structure, through the reduction of debt and raising of equity as a driver in assigning value to the strategic award. However, due to lower than expected reserve replacement growth and balance sheet leverage remaining at levels higher than our Denver Julesburg Basin peers, the Compensation Committee applied 25% negative discretion to funding the strategic element, resulting in a 30% funding level of that metric. The 2016 bonus resulted in a total payout of 100% of target.

Measure	Relative Weight	Calculated Scoring	Recommended Funding
❖ Quantitative Total	60%	83%	70%
❖ Strategic Total	40%	40%	30%
❖ Grand Total Score	100%		100%

2016 NEO Bonus Awards

In determining individual NEO bonus awards, the Compensation Committee took into consideration the relative impact of performance achievement against operational and strategic goals and determined that, while significant operational efficiencies were achieved during 2016, those NEOs who had the most impact on financial objectives should be rewarded at a higher level relative to those in operational roles.

Name	Bonus Target (% of Base Salary)
R. Scot Woodall	100%
Robert W. Howard	90%
Kenneth A. Wonstolen	75%
Troy L. Schindler	60%
William K. Stenzel	60%
William M. Crawford	55%

Name	Target Bonus Opportunity	Actual Bonus Earned	Actual Bonus Earned (% of Target)
R. Scot Woodall	$550,000	$550,000	100%
Robert W. Howard	$347,938	$-	0%
Kenneth A. Wonstolen	$239,475	$239,475	100%
Troy L. Schindler	$192,085	$182,481	95%
William K. Stenzel	$171,000	$162,450	95%
William M. Crawford	$151,544	$174,276	115%

Long-Term Equity Incentive Compensation

In 2016, we continued to grant a combination of restricted stock and performance-based awards to align with market practices within our industry, and to align executive pay with shareholder interests (as shown in the Reported vs. Realized Compensation chart on page 27). Restricted stock awards vest ratably over a three-year period; performance-based awards vest based on performance results after the three-year performance period. For 2016, we reevaluated the performance measures for the long-term incentive plan and determined that relative and absolute TSR would be used to measure performance over the next three years. The Committee considered other alternative measures, but based on market uncertainty and crude oil price volatility decided that these two measures were the most appropriate during this timeframe. To strengthen alignment with shareholders, the 2016 plan requires positive TSR for the executives to receive any payment.

Restricted stock awards granted in February 2016 represented 50% of the target total long-term incentive for each NEO. Performance cash units granted in February 2016 represented 50% of the target total long-term incentive for each NEO. The performance units will vest and settle in cash based on the Company’s absolute and relative TSR over the three-year period of January 1, 2016 through December 31, 2018. Payouts of the 2016 performance cash units will range from 0% to 200% of the target number of units awarded based on the plan metrics. In order for the award to pay out at target or higher, the Company’s relative TSR has to be equal to or above the 50th percentile of the peer group.

Vesting will occur at maximum level if the Company is the highest or second highest performer in the peer group while also having a cumulative TSR of at least 174% over the three-year performance period.

Annual Stock Price Growth	Absolute TSR (3-year compounded annual growth rate)
	<0%	0%	10%	20%	30%	40%
25<th %ile	0%	0%	0%	0%	25%	50%
25+th %ile	0%	0%	0%	25%	50%	75%
50+th %ile	0%	0%	25%	50%	75%	100%
75+th %ile	0%	25%	50%	75%	125%	175%
1st or 2nd	0%	50%	100%	150%	175%	200%

2016 Long-Term Incentive Awards

Name	Total Target Equity Award Value ($)¹	Restricted Stock ($)	Performance Cash Units ($)
R. Scot Woodall	$2,600,000	$1,300,000	$1,300,000
Robert Howard	$-	$-	$-
Kenneth A. Wonstolen	$510,880	$255,440	$255,440
Troy L. Schindler	$432,192	$216,096	$216,096
William K. Stenzel	$384,750	$192,375	$192,375
William M. Crawford	$371,972	$185,986	$185,986

(1)	The target equity award value shown here differs from the value shown in the Summary Compensation Table in the “Compensation Tables” section, as the Summary Compensation Table reports the value of these awards in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, “Compensation-Stock Compensation.” See footnote (1) to the Summary Compensation Table for additional information.

Performance Share Awards

2013 Program

The performance share awards granted for the performance period beginning in January 2013 vested at 59.6% in 2016. The Company’s relative TSR ranking was at the 50th percentile of the peer group, relative discretionary cash flow per debt adjusted share was at the 43rd percentile of the peer group, and actual reserves per debt adjusted share was below the threshold level. The chart below shows the payments for the CEO, based on the results of the performance share awards in 2016.

Name	Target Award	Target Shares	Result	Shares Awarded	Realized Award Value[1]	Realized Value as a Percent of Target
R. Scot Woodall	$1,175,000	56,586	59.6%	33,725	$268,451	22.8%

(1)	The closing price of the Company’s stock on 05/01/16 was $7.96

2014, 2015, and 2016 Programs

The performance share awards granted in 2014 and the performance cash units granted in 2015 and 2016 are tracking in alignment with company performance and shareholder returns. All three programs include a TSR metric (60% in the 2014 and 2015 programs; 100% in the 2016 program) and vest based on absolute and/or relative stock performance against an approved peer group of competitive companies.

COMPENSATION-RELATED POLICIES AND OTHER INFORMATION

Executive and Director Stock Ownership Guidelines

The Board of Directors of the Company believes that certain executives and our non-employee directors should own and hold common stock of the Company to further align their interests and actions with the interests of the Company’s shareholders. Therefore, the Board of Directors adopted stock ownership guidelines, effective February 23, 2011. The stock ownership guidelines require certain executives (“Covered Executives”) to achieve ownership of a number of shares with a market value equal to a multiple of the Covered Executive’s base salary in effect on the effective date of the stock ownership guidelines, or the date the executive becomes a Covered Executive. In the case of directors, the ownership requirement is expressed as a multiple of the annual cash retainer, excluding additional committee chair retainers. The stock ownership requirement applicable to each Covered Executive and director is as follows:

Covered Executives / Directors	Ownership Requirement
Chief Executive Officer	5x base salary
Chief Operating Officer, Chief Financial Officer and Executive Vice Presidents	2x base salary
Senior Vice Presidents	1x base salary
Non-Employee Directors	5x annual cash retainer (excluding committee chair retainers)

Stock that counts toward satisfaction of the stock ownership guidelines (“Qualifying Shares”) includes:

•	Stock purchased on the open market;
•	Stock obtained through stock option exercises;
•	Restricted stock;
•	Vested restricted stock units;
•	Vested deferred stock units; and
•	Stock beneficially owned in a trust, by a spouse and/or minor children.

Shares of stock that Covered Executives and directors have the right to acquire through the exercise of stock options (whether or not vested) are not included as Qualifying Shares for purposes of the stock ownership guidelines.

Covered Executives and directors have to comply with the guidelines within five years from the later to occur of the adoption of the stock ownership guidelines or the appointment of that individual to a position subject to the stock ownership guidelines. The number of shares of our common stock beneficially owned by our NEOs and our non-employee directors is shown in the “Beneficial Owners of Securities” section.

Tax and Accounting Treatment of the Elements of Executive Compensation

We account for stock-based compensation in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718.

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for individual compensation paid to the Chief Executive Officer and the other four highest compensated executive officers (other than the chief financial officer) to the extent the compensation exceeds $1 million in any year. Performance-based compensation paid pursuant to a shareholder-approved incentive plan is not subject to the Section 162(m) limitations if certain requirements are met. Our Cash Incentive Plan, 2008 Stock Incentive Plan and 2012 Equity Incentive Plan all have been approved by our shareholders, and Proposal No. 4 to be considered at the annual meeting relates to the re-approval of performance goals under our 2012 Equity Incentive Plan. These plans are intended to enable the Company to preserve, to the extent practicable, the tax deductibility of incentive awards under Section 162(m).

As part of its role, the Compensation Committee reviews and considers the financial reporting and income tax deductibility of the compensation of our executive officers. Our policy is to utilize available tax deductions whenever appropriate and consistent with our compensation philosophy and objectives. However, the Compensation Committee retains the discretion to provide compensation to our executive officers that may not be fully deductible.

Compensation Risk Assessment

The Compensation Committee believes that its approach to choosing performance metrics and threshold, target and maximum performance levels and evaluation of performance results mitigate the potential for excessive risk-taking that could harm our value or reward poor judgment by our executives. The Compensation Committee believes that several features of our executive compensation program reflect sound risk management practices and provide a reasonable balance between short-term and long-term objectives. For example, with respect to our incentive compensation programs, the metrics that determine vesting for our performance shares and performance cash units are Company-wide metrics only. In addition, the performance criteria reviewed by our Compensation Committee in determining cash bonuses are Company-wide, and our Compensation Committee has authority to exercise negative discretion over bonus payments under the Cash Incentive Plan. The Compensation Committee believes that applying Company-wide metrics encourages decision making that is in the Company’s best long-term interests and those of our shareholders as a whole and that the multi-year vesting of our equity awards and our use of a combination of restricted stock and performance shares and performance cash units for executive compensation discourages excessive risk-taking and properly accounts for the time horizon of risk. Further, the Company’s Clawback Policy, discussed below, mitigates against excessive risk-taking, and the Company’s stock ownership guidelines for directors and Covered Executives, discussed above, further aligns the interests of the directors and Covered Executives with those of our shareholders. In 2014, the Compensation Committee engaged Meridian Partners, its former independent compensation consultant, to conduct a formal risk assessment on all executive compensation programs. The findings indicated that our compensation program mitigates the potential for excessive risk taking and poor executive judgment. There have been no significant changes since 2014 that would affect this risk assessment.

Clawback/Forfeiture Provisions

We intend to follow the requirements of Section 304 of the Sarbanes-Oxley Act to recover bonus or other incentive-based or equity-based compensation received by our chief executive officer and chief financial officer and any profits they realized from the sale of securities during the relevant periods in the event we are required to prepare an accounting restatement due to our material noncompliance, as a result of misconduct, with any financial reporting requirement under securities laws and would pursue other available remedies against them or other employees engaged in illegal activities. In 2014, the Company approved and implemented a formal Clawback Policy in accordance with the expected requirements of the Dodd-Frank Act. All awards granted under our 2012 Equity Incentive Plan since adoption of the Clawback Policy are subject to the policy.

Anti-Hedging and Anti-Pledging Provisions

Our insider trading policies applicable to the NEOs, other officers and directors prohibit transactions in puts, calls and other derivative securities with respect to our securities on an exchange or in any other organized market, as well as short sales of our securities.

In addition, the NEOs and others subject to this policy may not hold Company securities in a margin account, and may not, without prior approval, pledge Company securities as collateral for any other loan. An exception to this prohibition may be granted in the case of a non-margin loan where the person is able to clearly demonstrate the financial ability to repay the loan without resorting to the pledged securities. No exceptions have been granted, and we are not aware of any of our shares being pledged by the NEOs.

CONCLUSION

The Compensation Committee believes the design of our executive compensation program effectively aligns the interests of our executives with the interests of our shareholders. Further, our executive compensation program is subject to a comprehensive governance process involving only independent directors. The Committee will continue to review our executive compensation program, policies and processes and periodically make modifications to maintain alignment with Company performance, shareholder expectations and prevailing competitive and governance practices.

* * * * *

COMPENSATION TABLES

Summary Compensation Table

The following table sets forth the compensation for the years ended December 31, 2016, 2015, and 2014 of our Chief Executive Officer, our former Chief Financial Officer, our current Senior Vice President-Treasury and Finance, and each of our next three most highly compensated executive officers serving as of December 31, 2016 (we refer to these six individuals, collectively, as the named executive officers, or NEOs). Mr. Woodall has not received any separate compensation as a director. During the past three fiscal years, we did not pay any cash bonuses (other than bonuses paid under our Performance Cash Bonus Plan), grant any option awards or have any pension plans. In addition, our 2010 Deferred Compensation Plan does not provide for above-market or preferential earnings. Therefore, we have not included the Bonus column, Option Awards column or the Change in Pension Value and Non-Qualified Deferred Compensation Earnings column in the table below. For additional information concerning the compensation paid to our named executive officers, including the 2010 Deferred Compensation Plan, see the “Compensation Discussion and Analysis” and “Non-Qualified Deferred Compensation for 2016” sections.

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($) (3)	Total ($)
R. Scot Woodall Chief Executive Officer, President and Director	2016	$550,000	$2,966,339	$550,000	$76,410	$4,142,749
	2015	$571,154	$3,148,762	$687,500	$58,539	$4,465,955
	2014	$542,308	$2,622,900	$368,500	$61,619	$3,595,327

Robert W. Howard Former Chief Financial Officer and Treasurer (4)	2016	$122,246	$—	$—	$1,130,545	$1,252,791
	2015	$401,467	$1,259,291	$347,938	$39,602	$2,048,298
	2014	$382,968	$1,176,963	$225,000	$40,729	$1,825,660

Kenneth A. Wonstolen Senior Vice President-General Counsel and Corporate Secretary	2016	$319,300	$582,860	$239,475	$17,580	$1,159,215
	2015	$331,581	$693,375	$299,344	$17,580	$1,341,880
	2014	$317,869	$598,218	$150,000	$17,280	$1,083,367

Troy L. Schindler Senior Vice President-Operations (5)	2016	$318,997	$493,090	$182,481	$37,066	$1,031,634
	2015	$314,454	$519,938	$272,679	$27,498	$1,134,569

William K. Stenzel Senior Vice President-Corporate Development and Planning (6)	2016	$285,000	$438,964	$162,450	$33,427	$919,841

William M. Crawford Senior Vice President-Treasury and Finance (6)	2016	$273,821	$424,378	$174,276	$29,058	$901,533

(1)	The amounts reflect the grant date fair value of nonvested equity share, performance share and performance cash unit awards, as calculated in accordance with FASB ASC Topic 718, “Compensation-Stock Compensation.” For additional information concerning our application of FASB ASC Topic 718, see Note 11 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2016. The amounts shown disregard the estimate of forfeitures related to service-based vesting conditions. The grant date fair value of nonvested equity share and performance cash unit awards is as follows for 2016:

Name	Non-Vested Equity Shares ($) (a)	Performance Cash Units ($) (b)(c)	Total ($)
R. Scot Woodall	$1,299,999	$1,666,340	$2,966,339
Robert W. Howard	$—	$—	$—
Kenneth A. Wonstolen	$255,439	$327,421	$582,860
Troy L. Schindler	$216,097	$276,993	$493,090
William K. Stenzel	$192,376	$246,588	$438,964
William M. Crawford	$185,984	$238,394	$424,378

(a)	These awards are measured at fair value based on the closing price of the Company’s common stock on the date of grant.

(b)	These awards are measured using a Monte Carlo valuation on the date of grant.
(c)	The maximum potential grant date fair values of the performance cash units, assuming that each individual ultimately earned 200% of the total number of units granted, are as follows: Mr. Woodall-$3,332,680; Mr. Wonstolen-$654,842; Mr. Schindler-$553,986; Mr. Stenzel-$493,176; Mr. Crawford-$476,788.

(2)	Represents amounts earned and awarded under the Performance Cash Bonus Plan in the year indicated, paid in the subsequent year.
(3)	The amounts in the “All Other Compensation” column consist of (i) reimbursements for wellness (maximum $720 per year) and parking (maximum $1,680 per year); (ii) the amounts listed below relating to our 401(k) matching contributions for the years indicated, which amounts, until April 2015, were paid one-half in cash and one-half in our common stock; and (iii) the amounts listed below of our discretionary Company contributions made to NEOs under the 2010 Deferred Compensation Plan.

	401(k) Matching Contributions	NQDC Matching Contributions
	2016	2016
R. Scot Woodall	$15,900	$58,350
Robert W. Howard	$15,900	$12,311
Kenneth A. Wonstolen	$15,900	$ —
Troy L. Schindler	$15,900	$19,601
William K. Stenzel	$15,900	$15,127
William M. Crawford	$15,900	$11,478

(4)	Mr. Howard separated from the company effective April 1, 2016. The “All Other Compensation” column includes $1,101,804 of severance for Mr. Howard in addition to the items noted in (3) above.
(5)	Mr. Schindler first became a named executive officer during the year ended December 31, 2015.
(6)	Mr. Stenzel and Mr. Crawford first became named executive officers during the year ended December 31, 2016.

Grants of Plan-Based Awards in 2016

During 2016, we granted non-equity and equity awards to the named executive officers as summarized below. For additional information regarding the compensation paid to our named executive officers, including grants of non-equity and equity awards, see the “Compensation Discussion and Analysis” section.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($) (2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
R. Scot Woodall
2016 Cash Bonus Plan		$275,000	$550,000	$1,100,000
Restricted Stock Awards	3/15/2016							254,403	$1,299,999
Performance Cash Units	3/15/2016				63,601	254,403	508,806		$1,666,340

Robert W. Howard (3)
2016 Cash Bonus Plan		$—	$—	$—
Restricted Stock Awards								—	$—
Performance Cash Units					—	—	—		$—

Kenneth A. Wonstolen
2016 Cash Bonus Plan		$119,738	$239,475	$478,950
Restricted Stock Awards	3/15/2016							49,988	$255,439
Performance Cash Units	3/15/2016				12,497	49,988	99,976		$327,421

Troy L. Schindler
2016 Cash Bonus Plan		$96,043	$192,085	$384,170
Restricted Stock Awards	3/15/2016							42,289	$216,097
Performance Cash Units	3/15/2016				10,572	42,289	84,578		$276,993

William K. Stenzel
2016 Cash Bonus Plan		$85,500	$171,000	$342,000
Restricted Stock Awards	3/15/2016							37,647	$192,376
Performance Cash Units	3/15/2016				9,412	37,647	75,294		$246,588

William M. Crawford
2016 Cash Bonus Plan		$75,772	$151,544	$303,088
Restricted Stock Awards	3/15/2016							36,396	$185,984
Performance Cash Units	3/15/2016				9,099	36,396	72,792		$238,394

(1)	These awards represent performance cash units granted in March 2016 that will settle in cash.
(2)	The amounts in the “Grant Date Fair Value of Stock Awards” column were determined in accordance with FASB ASC Topic 718. Restricted stock awards are measured at fair value based on the closing price of the Company’s common stock on the date of grant. Performance cash units are measured using a Monte Carlo valuation on the date of grant. For additional information concerning our application of FASB ASC Topic 718, see Note 11 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2016.
(3)	Mr. Howard, our former Chief Financial Officer, separated from the company effective April 1, 2016.

Outstanding Equity Awards at December 31, 2016

The following table contains information with respect to outstanding equity awards for the named executive officers at December 31, 2016.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
R. Scot Woodall
2008 Incentive Plan	24,500	—		$30.94	2/9/2017
2008 Incentive Plan	20,000	—		$35.38	7/30/2017
2008 Incentive Plan	21,000	—		$39.02	2/16/2018
2008 Incentive Plan	52,230	—		$27.25	2/14/2019
2012 Incentive Plan (1)						10,894	$76,149
2012 Incentive Plan (2)						3,251	$22,724
2012 Incentive Plan (3)						31,180	$217,948
2012 Incentive Plan (4)						78,526	$548,897
2012 Incentive Plan (5)						254,403	$1,778,277
2012 Incentive Plan (6)								62,361	$435,903
2012 Incentive Plan (7)								117,790	$823,352
2012 Incentive Plan (8)								254,403	$1,778,277
Robert W. Howard (12)
2008 Incentive Plan	—	—	—	—	—	—	—	—	—
2008 Incentive Plan	—	—	—	—	—	—	—	—	—
2008 Incentive Plan	—	—	—	—	—	—	—	—	—
2008 Incentive Plan	—	—	—	—	—	—	—	—	—
2012 Incentive Plan	—	—	—	—	—	—	—	—	—
2012 Incentive Plan	—	—	—	—	—	—	—	—	—
2012 Incentive Plan	—	—	—	—	—	—	—	—	—
2012 Incentive Plan	—	—	—	—	—	—	—	—	—
2012 Incentive Plan	—	—	—	—	—	—	—	—	—
2012 Incentive Plan	—	—	—	—	—	—	—	—	—
2012 Incentive Plan	—	—	—	—	—	—	—	—	—
2012 Incentive Plan	—	—	—	—	—	—	—	—	—
Kenneth A. Wonstolen
2012 Incentive Plan (9)						3,782	$26,436
2012 Incentive Plan (3)						7,111	$49,706
2012 Incentive Plan (4)						17,292	$120,871
2012 Incentive Plan (5)						49,988	$349,416
2012 Incentive Plan (6)								14,223	$99,419
2012 Incentive Plan (7)								25,938	$181,307
2012 Incentive Plan (8)								49,988	$349,416
Troy L. Schindler
2008 Incentive Plan	11,776	—		$30.94	2/9/2017
2008 Incentive Plan	9,500	—		$39.02	2/16/2018
2008 Incentive Plan	16,198	—		$27.25	2/14/2019
2012 Incentive Plan (1)						3,089	$21,592
2012 Incentive Plan (3)						4,847	$33,881
2012 Incentive Plan (4)						12,966	$90,632
2012 Incentive Plan (5)						42,289	$295,600
2012 Incentive Plan (6)								9,695	$67,768
2012 Incentive Plan (7)								19,450	$135,956
2012 Incentive Plan (8)								42,289	$295,600

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
William K. Stenzel
2012 Incentive Plan (10)						4,888	$34,167
2012 Incentive Plan (4)						11,576	$80,916
2012 Incentive Plan (5)						37,647	$263,153
2012 Incentive Plan (11)								9,778	$68,348
2012 Incentive Plan (7)								17,364	$121,374
2012 Incentive Plan (8)								37,647	$263,153
William M. Crawford
2008 Incentive Plan	12,200	—		$30.94	2/9/2017
2008 Incentive Plan	5,752	—		$39.02	2/16/2018
2008 Incentive Plan	11,472	—		$27.25	2/14/2019
2012 Incentive Plan (1)						1,914	$13,379
2012 Incentive Plan (3)						3,908	$27,317
2012 Incentive Plan (4)						10,182	$71,172
2012 Incentive Plan (5)						36,396	$254,408
2012 Incentive Plan (6)								7,816	$54,634
2012 Incentive Plan (7)								15,273	$106,758
2012 Incentive Plan (8)								36,396	$254,408

(1)	These nonvested equity shares of common stock were granted on February 11, 2013 and vest 25% on February 16, 2014, 2015, 2016 and 2017.
(2)	These nonvested equity shares of common stock were granted on April 16, 2013 and vest 25% on April 16, 2014, 2015, 2016 and 2017.
(3)	These nonvested equity shares of common stock were granted on February 6, 2014 and vest 25% on February 16, 2015, 2016, 2017 and 2018.
(4)	These nonvested equity shares of common stock were granted on February 5, 2015 and vest 33.3% on February 16, 2016, 2017 and 2018.
(5)	These nonvested equity shares of common stock were granted on March 15, 2016 and vest 33.3% on February 16, 2017, 2018 and 2019.
(6)	These nonvested performance shares were granted to the named executive officers on February 26, 2014 and are considered the “2014 Program”. Vesting is contingent upon meeting certain operational, financial and market metrics that are selected by the Compensation Committee. The performance shares contingently vest on May 1, 2017 depending on the level at which the performance goals are achieved. It is possible for up to 200% of the original shares to vest based on meeting the performance goals. The performance conditions for the vesting of these shares were established by the Compensation Committee in February 2014. For additional information concerning our performance goals; see Note 11 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2016.
(7)	These nonvested performance units were granted to the named executive officers on February 5, 2015 as part the “2015 Program” which granted units that will settle in cash. Vesting is contingent upon meeting certain operational, financial and market metrics that are selected by the Compensation Committee. The performance units contingently vest on May 1, 2018 depending on the level at which the performance goals are achieved. It is possible for up to 200% of the original units to vest based on meeting the performance goals. The performance conditions for the vesting of these units were established by the Compensation Committee in March 2015. For additional information concerning our performance goals; see Note 11 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2016.
(8)	These nonvested performance units were granted to the named executive officers on March 15, 2016 as part the “2016 Program” which granted units that will settle in cash. Vesting is contingent upon meeting certain market metrics that are selected by the Compensation Committee. The performance units contingently vest on February 16, 2019 depending on the level at which the performance goals are achieved. It is possible for up to 200% of the original units to vest based on meeting the performance goals. The performance conditions for the vesting of these units were established by the Compensation Committee in March 2016. For additional information concerning our performance goals; see Note 11 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2016.
(9)	These nonvested equity shares of common stock were granted on August 5, 2013 and vest 25% on August 15, 2014, 2015, 2016 and 2017.
(10)	These nonvested equity shares of common stock were granted on September 8, 2014 and vest 25% on September 15, 2015, 2016, 2017 and 2018.
(11)	These nonvested performance shares were granted to the named executive officer on September 8, 2014 in accordance with the 2014 Program.
(12)	Robert W. Howard, our former Chief Financial Officer, separated from the Company effective April 1, 2016.

Option Exercises and Stock Vested in 2016

The following table contains information with respect to the named executive officers concerning option exercises and vesting of restricted stock during 2016.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
R. Scot Woodall	—	$—	104,927	$487,948
Robert W. Howard (1)	—	$—	125,581	$721,644
Kenneth A. Wonstolen	—	$—	25,001	$130,071
Troy L. Schindler	—	$—	20,043	$ 95,260
William K. Stenzel	—	$—	8,233	$ 30,444
William M. Crawford	—	$—	20,204	$107,826

(1)	Mr. Howard separated from the company effective April 1, 2016. The number of shares acquired by Mr. Howard in 2016 included the accelerated vesting of 62,198 shares at a value of $378,164.

NON-QUALIFIED DEFERRED COMPENSATION FOR 2016

Pursuant to the 2010 Deferred Compensation Plan, a participant can contribute up to 90% of a participant’s combined base salary and actual bonus earned. In total, we will match the participant’s contribution dollar for dollar up to 6% of the amount of the participant’s cash salary and bonus that is in excess of the Annual Compensation Limit under IRC Section 401(a)(17). Beginning January 1, 2014, participants can defer into this plan with first dollar earned. The Compensation Committee has the discretion to discontinue or modify the match if business conditions warrant. All amounts deferred and matched under the plan vest immediately. The deferred amounts are payable to the participants at a time preselected by the participants, which can include separation from service, death or disability, a change in control, or a set in-service date. The amount of the payouts will be tied to actual investment returns chosen by each participant from a group of investment options selected by the plan committee.

The following table summarizes the named executive officers’ compensation for 2016 under the 2010 Deferred Compensation Plan.

Name	Executive Contributions in 2016 ($) (1)	Company Contributions in 2016 ($) (2)	Aggregate Earnings (Losses) in 2016 ($) (3)	Aggregate Withdrawals/ Distributions in 2016 ($)	Aggregate Balance at December 31, 2016 ($)
R. Scot Woodall	$58,350	$58,350	$77,027	$—	$416,637
Robert W. Howard	$12,311	$12,311	$62	$(114,330)	$—
Kenneth A. Wonstolen	$—	$—	$—	$—	$—
Troy L. Schindler	$19,601	$19,601	$278		$91,621
William K. Stenzel	$42,750	$15,127	$2,950		$60,827
William M. Crawford	$11,478	$11,478	$(86)	$(36,906)	$23,014

(1)	The amounts reflected as Executive Contributions in this table are included in the Summary Compensation Table under “Salary”. Executive Contributions reflected above are based on the employee’s elected deferral percentage and eligibility for plan participation. The contributions come from salary and/or bonus and are deposited on a bi-weekly basis.
(2)	The amounts reflected as Company Contributions above are included in the Summary Compensation Table under “All Other Compensation.”
(3)	These amounts are not included in the Summary Compensation Table.

SEVERANCE AND CHANGE-IN-CONTROL ARRANGEMENTS

Our change-in-control agreements (the “CIC Agreements”) with our chief executive officer, senior vice presidents and vice presidents (the “Senior Executive Officers”), including all of the named executive officers, have an effective date of January 1, 2015 and supersede the executives’ prior change-in-control agreements. Each of the CIC Agreements has a term of five years following the effective date of the agreement. The following is a summary of the material terms of the CIC Agreements:

•	The CIC Agreements have a “double trigger” so that they are triggered when there is both a change in control of the Company, and the person’s employment is terminated within two years after the change in control other than a termination by us for cause or by the Senior Executive Officer without good reason. We believe that providing severance benefits in this situation is appropriate in order to ensure that our Senior Executive Officers are committed to completing a transaction that may be in the best interests of our shareholders without concerns for his or her job security. In the event both triggers occur, Senior Executive Officers will receive:
○	A severance payment equal to two or three times the sum of the Senior Executive Officer’s annualized base salary plus the greater of i) the executive’s target annual bonus or ii) the average of the actual bonuses earned by the executive over the three-year period preceding the year of termination. This amount is payable in a lump sum.
○	Lump sum equal to the greater of i) executive’s pro rata bonus at target or ii) executive’s pro rata bonus based on actual performance.
○	Payment of a lump sum amount equivalent to the cost to continue all life, disability, accident, and health insurance, or reasonably equivalent benefits, for 24 or 36 months after termination.
○	Payment of $12,000 for outplacement services to assist the Senior Executive Officer in obtaining new employment.
•	The CIC Agreements do not include excise tax gross-ups.
•	Upon termination of employment for any reason and not only after a change in control, the Senior Executive Officer will not solicit any of our employees for a period of two years after the termination of the Senior Executive Officer’s employment.
•	The CIC Agreements also contain a requirement that the Senior Executive Officer keep our nonpublic information confidential.

Pursuant to the CIC Agreements, a change in control is deemed to occur if any of the following occurs:

•	Someone acquires 30% or more of our common stock;
•	The individuals who are members of our Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board unless approved by a vote of at least a majority of the then Incumbent Board;
•	We consummate a merger, consolidation, or reorganization, unless certain circumstances are met;
•	Our complete liquidation or dissolution; or
•	The sale or other disposition of all or substantially all of our assets

A termination by the Senior Executive Officer for “good reason” requires the following:

•	Assignment to the Senior Executive Officer of duties materially and adversely inconsistent with, or a substantial adverse alteration in the nature of, the Senior Executive Officer’s responsibilities in effect immediately prior to the change in control;
•	A material reduction in either the Senior Executive Officer’s salary or target bonus (if a target bonus has been established for the Senior Executive Officer) as each is in effect on the date of a change in control, or the discontinuance or material adverse alteration of any material pension, welfare or fringe benefit enjoyed by the Senior Executive Officer on the date of a change in control;
•	Relocation of the Senior Executive Officer’s place of employment to any place in excess of 50 miles from the Senior Executive Officer’s place of employment immediately prior to the change in control without the Senior Executive Officer’s written consent;

•	Material breach by us of the change-in-control agreement that is not cured in the appropriate period; or
•	Failure by us to have our obligations under the change-in-control agreement assumed by any successor company.

“Cause” means:

•	If the Senior Executive Officer is party to an employment agreement or similar agreement with us and that agreement includes a definition of cause, the definition contained in that agreement applies (no officers currently have employment or similar agreements).
•	If no employment or similar agreement exists, it means:
○	The Senior Executive Officer’s failure to perform the duties reasonably assigned to him or her;
○	Our good faith finding of the officer’s dishonesty, gross negligence, or misconduct;
○	A material breach by the Senior Executive Officer of any of our written employment policies or rules; or
○	The Senior Executive Officer’s conviction for, or his or her plea of guilty or nolo contendere to, a felony or any other crime which involves fraud, dishonesty, or moral turpitude.

Potential Payments Upon Termination, Including Termination as a Result of a Change-in-Control, as of December 31, 2016

The table below summarizes the estimated payments that would potentially be payable to our named executive officers pursuant to our Executive Severance Policy and Executive Retirement, Death and Disability Guidelines assuming that their employment terminated on December 31, 2016. Payments under the Executive Severance Policy and Executive Retirement, Death and Disability Guidelines are subject to the discretion of the Compensation Committee. Additionally, the table summarizes estimated payments that would be payable to our named executive officers under the CIC Agreements, assuming that their employment terminated on December 31, 2016 within two years following a change in control. No payment would be required in the event of a voluntary termination (other than for good reason, in which event the payments summarized below would apply), a termination by us or our successor for cause, or a termination by us before a change in control (unless the termination was within 180 days prior to the change in control and the transaction that results in the change in control is initiated prior to such termination, in which event the payments summarized below would apply).

Executive	Payment Elements	Resignation for Good Reason or Termination Without Cause	Retirement	Death or Disability	Termination in Connection with a Change-in-Control
R. Scot Woodall
	Cash Severance (2)	$2,200,000	$—	$—	$3,300,000
	Termination Year Bonus (3)	$550,000	$—	$550,000	$550,000
	Equity Awards Acceleration(4)	$2,059,860	$—	$1,014,010	$6,570,666
	Health & Welfare (5)	$97,466	$—	$—	$146,199
	Outplacement Services (6)	$12,000	$—	$—	$12,000
	Severance Cutback (7)	N/A	N/A	N/A	$—
	Total Benefit	$4,919,326	$—	$1,564,010	$10,578,866

Kenneth A. Wonstolen (1)
	Cash Severance (2)	$838,163	$—	$—	$1,676,325
	Termination Year Bonus (3)	$239,475	$239,475	$239,475	$239,475
	Equity Awards Acceleration (4)	$448,492	$226,951	$226,951	$1,351,279
	Health & Welfare (5)	$46,111	$—	$—	$92,222
	Outplacement Services (6)	$12,000	$—	$—	$12,000
	Severance Cutback (7)	N/A	N/A	N/A	$—
	Total Benefit	$1,584,241	$466,426	$466,426	$3,371,301

Troy L. Schindler(1)
	Cash Severance (2)	$512,227	$—	$—	$1,024,454
	Termination Year Bonus (3)	$182,481	$182,481	$182,481	$182,481
	Equity Awards Acceleration (4)	$340,795	$162,946	$162,946	1,088,829
	Health & Welfare (5)	$31,114	$—	$—	$62,287
	Outplacement Services (6)	$12,000	$—	$—	$12,000
	Severance Cutback (7)	N/A	N/A	N/A	$—
	Total Benefit	$1,078,647	$345,427	$345,427	$2,370,051

William K. Stenzel(1)
	Cash Severance (2)	$456,000	$—	$—	$912,000
	Termination Year Bonus (3)	$162,450	$162,450	$162,450	$162,450
	Equity Awards Acceleration (4)	$294,524	$153,844	$153,844	$962,687
	Health & Welfare (5)	$32,483	$—	$—	$64,966
	Outplacement Services (6)	$12,000	$—	$—	$12,000
	Severance Cutback (7)	N/A	N/A	N/A	$—
	Total Benefit	$957,457	$316,294	$316,294	$2,114,103

William M. Crawford
	Cash Severance (2)	$427,079	$—	$—	$854,158
	Termination Year Bonus (3)	$174,276	$—	$174,276	$174,276
	Equity Awards Acceleration (4)	$273,232	$—	$129,466	$909,280
	Health & Welfare (5)	$41,322	$—	$—	$82,645
	Outplacement Services (6)	$12,000	$—	$—	$12,000
	Severance Cutback (7)	N/A	N/A	N/A	$—
	Total Benefit	$927,910	$—	$303,742	$2,032,359

(1)	Mr. Wonstolen, Mr. Schindler and Mr. Stenzel are retirement eligible and are eligible to receive the same benefits upon retirement that they would receive upon death or disability.

(2)	Upon termination without cause or resignation for good reason, Mr. Woodall is entitled to receive an amount equal to two times (2x) the sum of (i) the NEO’s base salary in effect at the time of termination plus (ii) an amount equal to the NEO’s target cash bonus in the year in which the termination occurs. Mr. Wonstolen is entitled to receive an amount that is one and one-half times (1.5x) the above sum and Mr. Schindler, Mr. Stenzel and Mr. Crawford are entitled to receive an amount that is one times (1x) the above sum. In the event of termination without cause or resignation for good reason following a change in control, Mr. Woodall and Mr. Wonstolen are entitled to receive an amount that is three times (3x) the sum of (i) the NEO’s base salary in effect at the time of termination plus (ii) the greater of (A) an amount equal to the NEO’s target cash bonus in the year in which the termination occurs of (B) the average of the actual cash bonus paid in the most recent three years preceding the calendar year of termination. Mr. Schindler, Mr. Stenzel and Mr. Crawford are entitled to receive an amount that is two times (2x) the above sum.
(3)	Upon termination due to death or disability, termination without cause, or resignation for good reason, each NEO is entitled to receive a termination year bonus paid pro-rata at the Committee’s discretion. The Committee can choose to pay based on target, actual performance or other factors. The termination year bonus is shown at actual performance for the performance period ended on December 31, 2016. Under termination without cause or a resignation for good reason following a change in control, each NEO is entitled to receive a termination year bonus pro-rata amount equal to the greater of (A) target or (B) actual bonus based on performance for the performance period ended on December 31, 2016. The termination year bonus is shown at actual.
(4)	In the event of termination without cause or resignation for good reason, all outstanding stock options and time-vesting restricted stock awards that will vest within 12 months of the termination date will immediately vest unless the award was granted within the last 6 months, in which case they are forfeited. Performance-based awards will immediately vest pro-rata based on actual performance for TSR through the termination date and at target for financial/operational metrics, unless the awards were granted within the last 12 months, in which case they are forfeited. The 2014 and 2015 performance-based awards are shown at actual performance for TSR through December 31, 2016 and at target for financial/operational metrics. The 2016 award was granted within the last 12 months and thus forfeited. In the event of death, disability or retirement, all unvested time-vesting restricted stock awards will be forfeited and all unvested stock options will immediately vest unless granted within the last 6 months, in which case they are forfeited. Performance-based awards will vest pro-rata based on actual performance following the completion of the full performance period unless the awards were granted within the last 12 months, in which case they are forfeited. The 2014 performance-based award is shown at actual performance for the performance period ended on December 31, 2016. The 2015 performance-based award is shown at target. The 2016 performance-based award was granted within the last 12 months and thus forfeited. Under termination without cause or resignation for good reason following a change in control, all outstanding stock options and time-vesting restricted stock awards will immediately vest. Performance-based awards will vest based on actual performance for TSR through the termination date and at target for financial/operational metrics. The 2014, 2015 and 2016 performance-based awards are shown at actual performance for TSR through December 31, 2016 and at target for financial/operational metrics.
(5)	In the event of termination without cause or resignation for good reason, health and welfare benefits will continue for Mr. Woodall for 24 months, Mr. Wonstolen for 18 months and Messrs. Schindler, Stenzel and Crawford for 12 months. In the event of termination without cause or a resignation for good reason following a change in control, health and welfare benefits will continue for Messrs. Woodall and Wonstolen for 36 months and Messrs. Schindler, Stenzel and Crawford for 24 months.
(6)	In the event of a termination without cause or resignation for good reason, each NEO is eligible to receive outplacement services valued at $12,000. In the event of a termination without cause or a resignation for good reason following a change in control, each NEO is entitled to receive outplacement services valued at $12,000.
(7)	The agreements provide that in the event the potential payments would constitute “excess parachute payments” within the meaning of Section 280G of the Internal Revenue Code, or result in any interest or penalties with respect to such excise tax, then the amount of the payout would be automatically reduced to an amount equal to $1.00 less than three times (3x) the “base amount” as defined in Section 280G(3) of the Internal Revenue Code (the “Reduced Payment”). The preceding sentence shall not apply if the sum of the amount of severance pay less the amount of excise tax payable by the NEO is greater than the Reduced Payment.

INDEMNIFICATION AGREEMENTS

We have entered into an indemnification agreement with each of our directors and executive officers. These agreements require us, among other things, to indemnify our directors and officers against certain liabilities that may arise by reason of their status or service as directors or officers, to advance their expenses incurred as a result of a proceeding as to which they may be indemnified, and to cover them under any directors’ and officers’ liability insurance policy that we choose, in our discretion, to maintain. These indemnification agreements are intended to provide indemnification rights to the fullest extent permitted under applicable indemnification rights statutes in the State of Delaware and will be in addition to any other rights that the indemnitee may have under our Restated Certificate of Incorporation, Bylaws, and applicable law.

DIRECTOR COMPENSATION

In May 2016, the Compensation Committee reduced the annual retainer for our non-employee directors (“Outside Directors”) from $75,000 to $65,000, beginning with the third quarter of 2016. The annual retainer is paid in quarterly installments. The Chair of the Audit Committee received an additional annual retainer of

$25,000, the Chair of the Compensation Committee received an additional annual retainer of $15,000, and the chairs of other standing committees received an additional annual retainer of $10,000. The additional annual retainer for the Non-Executive Chairman of the Board was reduced from $140,000 to $75,000 effective the third quarter of 2016, and is paid in quarterly installments.

Outside Directors may elect to receive all or a portion of their cash compensation for a calendar year in the form of restricted common stock units. After each quarter, shares with a fair market value equal to the fees payable for that quarter, calculated using the closing price on the NYSE on the last trading day of the quarter, are delivered to each Outside Director who elected before that calendar year to receive shares in lieu of cash payments.

Outside Directors are reimbursed for all reasonable out-of-pocket expenses incurred in attending meetings of the Board and its committees and director education programs.

The Outside Directors also receive annual compensation in the form of equity to better align their interests with the interests of our shareholders. The equity portion of the compensation for Outside Directors is paid in the form of restricted common stock units. In May 2016, the grant date value of the restricted stock units was reduced from $150,000 to $125,000. The restricted common stock units are granted to each Outside Director on June 1 of each calendar year (the “Date of Grant”). All restricted common stock units are settled through the issuance of common stock. Unless prior to the Date of Grant the director has elected a later settlement date, the restricted common stock units are settled on the earlier to occur of the first anniversary of the Date of Grant or the date that the Outside Director ceases to be a director other than as a result of removal from office. Outside Directors elected other than at an annual meeting of shareholders are eligible for a partial equity award.

The table below sets forth the compensation for our Outside Directors for the year ended December 31, 2016.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Total ($)
Jim W. Mogg	$107,500	$195,000	$302,500

William F. Owens	$ 80,000	$125,000	$205,000

Edmund P. Segner, III	$ 80,000	$125,000	$205,000

Randy I. Stein	$ 95,000	$125,000	$220,000

Michael E. Wiley	$ 85,000	$125,000	$210,000

(1)	This column includes $125,000 for each director, which is the grant date fair value of the awards as calculated in accordance with ASC Topic 718, of the portion of each director’s annual compensation paid in the form of restricted common stock units. This amount disregards the estimate of forfeitures. For additional information about assumptions see Note 11 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2016. This column also includes $70,000 for Mr. Mogg, which is the dollar amount of quarterly director fees that were paid in the form of our restricted common stock units. After each quarter, restricted common stock units with a value equal to the fees payable for that quarter, calculated using the closing price of our common stock on the NYSE on the last trading day of the quarter, are delivered to the directors who elected prior to January 1, 2016 to receive restricted common stock units in lieu of cash payments. Mr. Mogg was the only director who elected to receive quarterly director fees in stock during the year ended December 31, 2016.
(2)	As of December 31, 2016, each director held the following number of outstanding options and restricted common stock units:

Non-Employee Director	Options (#)	Restricted Stock Units (#) (a)
Jim W. Mogg	10,000	17,556

William F. Owens	7,500	40,777

Edmund P. Segner, III	10,000	53,722

Randy I. Stein	10,000	17,556

Michael E. Wiley	10,000	17,556

(a)	Includes 23,221 restricted stock units for Mr. Owens and 36,166 restricted stock units for Mr. Segner that have vested, but such director chose to defer the settlement until a later date.

REVIEW AND APPROVAL OF RELATED PARTY TRANSACTIONS

Pursuant to the terms of its Charter, the Audit Committee shall review, and approve, deny or ratify all related party transactions. Related party transactions are strongly discouraged. All proposed related party transactions are disclosed to, and subject to approval by, the Audit Committee, and are considered on a case-by-case basis.

During 2016, JPMorgan Chase & Co. (“JPMorgan”) reported beneficial ownership of more than 5.0% of our outstanding shares of common stock, over 95% of which were held on behalf of its clients. J.P. Morgan Securities LLC, a subsidiary of JPMorgan, acted as sole book running manager of our underwritten public offering of 15,525,000 shares of common stock, which closed on December 12, 2016, for which it was paid $4.9 million in underwriting discounts and fees. Additionally, JPMorgan Chase Bank, N.A. is Administrative Agent and J.P. Morgan Securities Inc. is Sole Lead Arranger and Sole Book-Runner of our revolving credit facility. Both are affiliates of JPMorgan. We paid JPMorgan Chase Bank, N.A., J.P. Morgan Securities Inc., and the other lenders fees in the amount of approximately $1.7 million for these services in 2016, and anticipate paying them similar fees in 2017. No amounts were outstanding under the credit facility in 2016. All agreements were negotiated at arm’s length and reviewed and ratified by the Audit Committee.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the SEC and any exchange or other system on which such securities are traded or quoted, initial reports of ownership and reports of changes in ownership of our common stock.

To our knowledge, based solely on a review of the copies of such reports and amendments thereto furnished to us and written representations that no other reports were required, we believe that all required reports of our officers, directors and greater than ten percent shareholders under Section 16(a) were timely filed during the year ended December 31, 2016, with the exception of a Form 3 for Troy L. Schindler, Senior Vice President-Operations, which was filed one day late.

CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted a Code of Business Conduct and Ethics governing business conduct and relevant actions of our officers, directors, employees, and certain other persons who have relationships or dealings with us. The Code of Business Conduct and Ethics includes our code of ethics for senior financial management. The Code of Business Conduct and Ethics also sets forth procedures for reporting concerns about accounting, auditing, internal controls, financial, or other matters and provides a mechanism for submitting any concerns or questions either to our General Counsel or to a third party monitored hotline service. Any concerns submitted on an anonymous basis related to financial matters will be directed to the Audit Committee, while any questions relating to any other matter will be directed to our legal counsel or human resources department. A current copy of the Code of Business Conduct and Ethics is posted on our website at www.billbarrettcorp.com and a printed copy may be obtained by sending a request to our Corporate Secretary at our corporate headquarters. Any waiver from a provision of the Code of Business Conduct and Ethics that applies to our directors or executive officers is required to be approved by the Board or the Nominating and Corporate Governance Committee, will be disclosed in accordance with the relevant rules and regulations of the SEC and the New York Stock Exchange and will be posted on our website.

AUDIT COMMITTEE REPORT

The primary purpose of the Audit Committee, which is discussed in detail in its Charter, is to (a) select, oversee and evaluate the Company’s independent registered public accounting firm, (b) oversee and evaluate the Company’s internal audit function and (c) provide assistance to the Board in fulfilling its oversight responsibility with respect to:

•	the integrity of the Company’s financial statements;
•	the Company’s compliance with legal and regulatory requirements related to financial reporting;
•	the independence and qualifications of the Company’s independent registered public accounting firm;
•	the preparation of required disclosures for the Company’s financial statement filings with the SEC; and
•	the evaluation as to whether the Company has effective processes for risk assessment and risk management.

Our Board has determined that both of Mr. Stein and Mr. Segner meet the qualifications of an “audit committee financial expert” as defined by SEC rules. The Board has determined that all members of the Audit Committee are independent under the standards set forth by the NYSE and SEC rules.

Management is responsible for the Company’s financial statements and the financial reporting process, including the systems of internal controls and disclosure controls and procedures. The Company’s independent registered public accounting firm, Deloitte & Touche LLP, is responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes, and the Audit Committee uses the Company’s internal audit department to assist with these responsibilities. The internal audit department has unrestricted access to the Audit Committee and regularly meets with the Audit Committee in executive sessions without management present.

The Audit Committee has reviewed and discussed the Company’s audited financial statements with management. It has also discussed with Deloitte & Touche LLP the matters required to be discussed under the rules adopted by the Public Company Accounting Oversight Board (“PCAOB”), including Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended, as adopted by the PCAOB in Rule 3200T. Additionally, Deloitte & Touche LLP has provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee discussed Deloitte & Touche LLP’s independence with management and the independent registered public accounting firm. With the exception of an annual subscription for research software for which we paid $2,700, no services, other than audit and audit-related services, were performed by Deloitte & Touche LLP during the fiscal year ended December 31, 2016.

Based on the Audit Committee’s discussions with management and Deloitte & Touche LLP and its review of the representations of management and the report of Deloitte & Touche LLP to the Audit Committee, the Audit Committee recommended to the Board that the Company’s 2016 audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, for filing with the SEC.

The Audit Committee

Randy I. Stein, Chair

Edmund P. Segner, III

Michael E. Wiley

PROPOSAL NO. 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act requires that we provide our shareholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement. This is sometimes referred to as “say-on-pay”. In accordance with the preferences of our shareholders as expressed at our 2011 annual meeting of shareholders, we are providing shareholders with the opportunity to approve the compensation of our named executive officers at each annual meeting of shareholders.

At our 2016 annual meeting of shareholders, our say on pay proposal failed, with only 44% of votes cast for approval. Based on these voting results and the feedback we received from shareholders during the voting process, the Company took action to review all compensation programs in place, conduct a second-round comprehensive engagement with shareholders to solicit additional feedback, and incorporate design changes into the compensation structures to ensure stronger shareholder alignment going forward.

As described in greater detail under the heading “Compensation Discussion and Analysis,” we seek to closely align the interests of our named executive officers with the interests of our shareholders. Our compensation programs are designed to encourage growth in our oil and natural gas reserves, production, cash flow, and profitability while focusing on controlling costs and achieving attractive returns on capital in order to enhance long-term shareholder value.

This vote is advisory, which means that the vote on executive compensation is not binding on the Company, our Board of Directors or the Compensation Committee of the Board of Directors. The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC. To the extent there is a vote against our named executive officer compensation as disclosed in this proxy statement, the Compensation Committee will evaluate whether any actions are necessary to address our shareholders’ concerns.

The affirmative vote of the holders of a majority of the votes cast affirmatively or negatively is required to approve this Proposal No. 2. Broker non-votes and abstentions will have no effect on the outcome of the proposal.

Accordingly, we ask our shareholders to vote on the following resolution at the annual meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2017 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL NO. 3: ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act added Section 14A to the Securities Exchange Act of 1934, which requires that we provide shareholders with the opportunity to vote, on a non-binding, advisory basis, for their preference as to how frequently to vote on future advisory votes on the compensation of our named executive officers as disclosed in accordance with the compensation disclosure rules of the Securities and Exchange Commission. Shareholders may indicate whether they would prefer that we conduct future advisory votes on executive compensation every one, two, or three years. Shareholders also may abstain from casting a vote on this proposal.

The Board of Directors has determined that an annual advisory vote on executive compensation will permit our shareholders to provide direct input on the Company’s executive compensation philosophy, policies and practices as disclosed in the proxy statement each year, which is consistent with our efforts to engage in an ongoing dialogue with our shareholders on executive compensation and corporate governance matters.

This vote is advisory, which means that the vote on executive compensation is not binding on the Company, our Board of Directors or the Compensation Committee of the Board of Directors. The Board of Directors and the Compensation Committee will take into account the outcome of the vote; however, when considering the frequency of future advisory votes on executive compensation, the Board of Directors may decide that it is in the best interests of our shareholders and the Company to hold an advisory vote on executive compensation more or less frequently than the frequency receiving the most votes cast by our shareholders.

Approval of the advisory proposal requires the affirmative vote of the holders of a majority of the votes cast affirmatively or negatively. If none of the alternatives receives the affirmative vote of the holders of a majority of the votes cast affirmatively or negatively, the Board will consider the alternative that received the most votes.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE OPTION OF “EVERY ONE YEAR” AS THE PREFERRED FREQUENCY FOR ADVISORY VOTES ON EXECUTIVE COMPENSATION.

PROPOSAL NO. 4: RE-APPROVAL OF THE 162(m) PERFORMANCE GOALS INCLUDED IN THE BILL BARRETT CORPORATION 2012 EQUITY INCENTIVE PLAN

Background

The 2012 Equity Incentive Plan is intended to allow the Company to grant performance-based awards that are exempt from the deduction limitations of Section 162(m) of the Internal Revenue Code. Section 162(m) places a limit of $1,000,000 on the amount that the Company may deduct in any one taxable year for compensation paid to each of its “covered employees.” The Company’s covered employees include its Chief Executive Officer and each of its other three most highly-paid executive officers, other than the Chief Financial Officer. There is, however, an exception to this limit for compensation earned pursuant to certain performance-based awards. A performance-based award made under the 2012 Equity Incentive Plan is eligible for this exception provided certain Section 162(m) requirements are met. One of these requirements relates to shareholder approval (and, in certain cases, re-approval) of the material terms of the performance goals underlying the performance-based award. The performance goals in the 2012 Equity Incentive Plan were approved by shareholders in 2012 when the plan was first adopted. Section 162(m) requires re-approval of those performance goals after five years if the Compensation Committee has discretion to vary the targets under the performance goals from year to year, which it has under the 2012 Equity Incentive Plan. Accordingly, the Company is seeking re-approval of the performance goals included in the 2012 Equity Incentive Plan in order to preserve the Company’s ability to deduct compensation earned by certain executives pursuant to any performance-based award that may be made in the future under the plan. If shareholders do not approve this proposal, we expect to continue granting performance-based awards, but we may not receive a federal income tax deduction for some or all of the compensation paid.

We are not asking shareholders to approve an increase in the number of shares authorized for issuance under the 2012 Equity Incentive Plan.

Description of 162(m) Performance Goals

For purposes of Section 162(m), the material terms of the performance goals include (i) the employees eligible to receive compensation under the 2012 Equity Incentive Plan, (ii) a description of the business criteria on which the performance goal is based and (iii) the maximum amount of compensation that can be paid to an employee under the performance goal. Each of these aspects of the 2012 Equity Incentive Plan is discussed below.

Eligibility and Participation

All employees, consultants and advisors of our Company or any subsidiary, as well as all non-employee directors of the Company, are eligible to receive awards under the 2012 Equity Incentive Plan. As of March 23, 2017, there were there were approximately 111 persons employed by our Company and its subsidiaries, approximately 5 persons providing service to our Company and its subsidiaries as contractors and 5 non-employee members of our Board of Directors, all of whom are eligible to receive awards under the 2012 Equity Incentive Plan.

Business Criteria on Which Performance Goals May Be Based

The performance goals set by the Compensation Committee must be based on one or more of the following business criteria specified in the 2012 Equity Incentive Plan: revenue; earnings before interest, taxes, depreciation and amortization (“EBITDA”); funds from operations; funds from operations per share; operating income; pre- or after-tax income; production levels; proved, probable and/or possible reserve levels and/or additions; discounted present value of proved, probable and/or possible reserves; cash available for distribution; cash available for distribution per share; net earnings; earnings per share; return on equity; return on assets; share price performance; improvements in the Company’s attainment of expense levels; implementation or completion of critical projects; return on capital employed; debt, credit or other leverage measures or ratios; capital expenditures; finding and development costs; property or mineral leasehold acquisitions or disposition; improvement in cash flow, either before or after tax; and any combination or derivation of any of the foregoing. The Compensation Committee may select one criterion or multiple criteria for measuring performance, and the measurement may be based upon corporate, group, unit, division, subsidiary or individual performance, and may be expressed in absolute amounts, on a per share basis, as a growth rate or change from preceding periods, or by relative comparison to the performance of other companies or other external measures.

Maximum Grants under the 2012 Equity Incentive Plan

The Compensation Committee has the authority in its sole discretion to determine the type or types of awards made under the 2012 Equity Incentive Plan. Such awards may include stock options, SARs, restricted stock awards, stock unit awards, other stock-based awards and cash incentive awards. Under the terms of the 2012 Equity Incentive Plan, the number of shares of common stock subject to options or SARs granted to any one participant during a calendar year may not exceed 500,000, and the number of shares subject to performance-based awards other than options or SARs that may be granted to any one participant during any calendar year may not exceed 500,000. These share limitations are subject to adjustment for changes in the corporate structure or shares of the Company. The market value of a share of our common stock on March 23, 2017 was $4.29. Payouts of performance-based awards denominated in cash may not exceed $5,000,000 to any one participant during any calendar year.

No Guarantee of Tax Deductibility

The Board believes that it is in the best interests of the Company and its shareholders to enable the Company to implement compensation arrangements that qualify as tax deductible performance-based compensation in the 2012 Equity Incentive Plan. The Board is therefore asking shareholders to approve, for Section 162(m) purposes, the material terms of the performance goals set forth above. However, shareholder approval of the 2012 Equity Incentive Plan is only one of several requirements under Section 162(m) that must be satisfied for amounts realized under the 2012 Equity Incentive Plan to qualify for the “performance-based” compensation exemption under Section 162(m), and submission of the material terms of the 2012 Equity Incentive Plan’s performance goals for shareholder approval should not be viewed as a guarantee that the Company can deduct all compensation under the 2012 Equity Incentive Plan. Nothing in this proposal precludes the Company or the Compensation Committee from making any payment or granting awards that do not qualify for tax deductibility under Section 162(m), nor is there any guarantee that awards intended to qualify for tax deductibility under Section 162(m) will ultimately be viewed as so qualifying by the Internal Revenue Service.

Additional Information Regarding the 2012 Equity Incentive Plan

A summary of other significant terms of the 2012 Equity Incentive Plan is set forth as Appendix A to this proxy statement, and is incorporated herein by reference. Those terms do not require and are not subject to stockholder approval. The summary of the 2012 Equity Incentive Plan set forth in Appendix A is qualified in its entirety by reference to the text of the 2012 Equity Incentive Plan, which is set forth in Appendix B hereto.

Vote Required

The affirmative vote of a majority of the votes cast affirmatively or negatively is required to approve this Proposal No. 4. Broker non-votes will have no effect on the outcome of the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RE-APPROVAL OF THE 162(m) PERFORMANCE GOALS INCLUDED IN OUR 2012 EQUITY INCENTIVE PLAN.

PROPOSAL NO. 5: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed the firm of Deloitte & Touche LLP, 555 Seventeenth Street, Suite 3600, Denver, Colorado 80202, as our independent registered public accounting firm to examine and audit our financial statements for the year ending December 31, 2017. Services provided to us by Deloitte & Touche LLP during 2016 are described under “Fees to Independent Auditors” below. The Audit Committee has considered the audit fees and other fees paid to Deloitte & Touche LLP, as discussed below, and has determined that the payment of such fees is compatible with maintaining the independence of Deloitte & Touche LLP. A representative of Deloitte & Touche LLP is expected to be present at the annual meeting and will be given the opportunity to make a statement if he or she desires to do so and will also be available to respond to appropriate questions.

Although ratification by the shareholders is not required by law, the Board has determined that it is desirable to seek shareholder ratification of this appointment in light of the critical role played by independent auditors in reviewing the integrity of financial controls and reporting. Notwithstanding its selection, the Audit Committee, in its discretion, may appoint new independent registered public accountants at any time during the year if the Audit Committee believes that such a change would be in the best interests of our shareholders and the Company. If the shareholders do not ratify the appointment of Deloitte & Touche LLP, the Audit Committee may reconsider its selection.

Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2017 requires the affirmative vote of a majority of the votes cast affirmatively or negatively. Broker non-votes and abstentions will have no effect on the outcome of the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP. PROXIES WILL BE VOTED “FOR” THE PROPOSAL UNLESS OTHERWISE SPECIFIED.

FEES TO INDEPENDENT AUDITORS

Audit Fees

The aggregate fees billed for professional services rendered by Deloitte & Touche LLP for its audit of our annual financial statements, its review of our quarterly financial statements, and the audit of our internal controls as required under the Sarbanes-Oxley Act of 2002, were $545,000 and $590,000 for 2016 and 2015, respectively.

Audit-Related Fees

Other fees billed for professional services rendered by Deloitte & Touche LLP for its reviews of the Company’s registration statements and related consents and comfort letters were $150,000 and $170,000 for 2016 and 2015, respectively.

Tax Fees

None.

All Other Fees

In 2016, the Company paid $2,700 to Deloitte and Touche LLP for an annual subscription for certain research software.

Audit Committee Pre-Approval

Our Audit Committee Charter provides that either (1) the Audit Committee shall pre-approve all auditing and non-auditing services of the independent auditor, subject to de minimis exceptions for other than audit, review, or attest services that are approved by the Audit Committee prior to completion of the audit; or (2) the engagement of the independent auditor be entered into pursuant to pre-approved policies and procedures established by the Audit Committee, provided that the policies and procedures are detailed as to the particular services and the Audit Committee is informed of each service. The Audit Committee pre-approved all of Deloitte & Touche LLP’s fees for services in 2015 and 2016.

PROPOSAL NO. 6: APPROVE AND ADOPT AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 150,000,000 TO 300,000,000

On March 9, 2017, the Board, believing it to be in the best interests of the Company and its shareholders, authorized, subject to approval of the shareholders, an amendment to our Amended and Restated Certificate of Incorporation (“Certificate”) to increase the number of authorized shares of common stock from 150,000,000 to 300,000,000, to be reflected in a Second Amended and Restated Certificate of Incorporation. This summary is qualified in its entirety by reference to the full text of the proposed amendment, which appears as Appendix C to this document (the “Proposed Amendment”).

As of March 23, 2017, 76,294,820 shares of the Company’s currently authorized 150,000,000 shares of common stock were outstanding. The increase in the number of authorized but unissued shares of common stock would enable the Company, without further shareholder approval, to issue shares from time to time as may be required for proper business purposes such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.

The Proposed Amendment to the Certificate would not change the terms of the common stock, and the additional shares of common stock to be authorized pursuant to the amendment would have rights identical to the currently outstanding common stock. Except for shares to be issued under the Company’s equity compensation plans, the Company has no current intention to issue additional shares of common stock. The Board has not proposed an increase in the number of authorized shares of common stock with the intention of discouraging tender offers or takeover attempts relating to the Company. However, the availability of additional authorized shares for issuance may have the effect of discouraging a merger, tender offer, proxy contest or other attempt to obtain control of the Company.

The Board recognizes that the issuance of additional shares of common stock may adversely affect the interests of the holders of our common stock. For example, in the absence of a proportionate increase in the Company’s earnings and book value, an increase in the aggregate number of outstanding shares caused by the issuance of additional shares would dilute the earnings per share and book value per share of all of the existing outstanding shares of common stock. However, the Board believes that these potential risks are outweighed by the benefit that an increase in the number of available shares would provide in terms of additional financing flexibility. The Board believes that retaining the ability to act quickly on future opportunities that may require or be facilitated by additional stock issuances, including acquisition and other potential growth opportunities, will benefit existing shareholders.

This proposal will be approved if it receives the affirmative vote of a majority of the outstanding common shares of the Company. Broker non-votes and abstentions will have the effect of votes against this proposal.

Accordingly, we ask our shareholders to vote on the following resolution at the annual meeting:

“RESOLVED, that the amendment to the Company’s Amended and Restated Certificate of Incorporation increasing the number of authorized shares of common stock from 150,000,000 to 300,000,000 is hereby approved and adopted.”

If this Proposal No. 6 is approved by the shareholders, the Proposed Amendment would become effective upon the filing of an appropriate amendment to our Certificate with the Secretary of State of the State of Delaware, which filing is expected to take place shortly after the shareholders approve the Proposed Amendment. Following such approval and filing, the Company intends to adopt a Second Amended and Restated Certificate of Incorporation reflecting the amendment.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RESOLUTION SET FORTH IN THIS PROPOSAL NO. 6.

OTHER BUSINESS

The Board of Directors is not aware of any other matters that are to be presented at the annual meeting, and it has not been advised that any other person will present any other matters for consideration at the meeting. Nevertheless, if other matters should properly come before the annual meeting, the shareholders present, or the persons, if any, authorized by a valid proxy to vote on their behalf, will vote on such matters in accordance with their judgment.

PROPOSALS BY INDIVIDUAL SHAREHOLDERS

In order to be considered for inclusion in our proxy statement and form of proxy relating to the next annual meeting of shareholders following the end of our 2017 fiscal year, proposals by individual shareholders must be received by us no later than [December 8, 2017]. Shareholder proposals also must comply with certain SEC rules and regulations. No timely shareholder proposals were received for inclusion in this year’s proxy statement and form of proxy.

Proposals that are not included in our proxy statement will be considered timely and may be presented at next year’s annual meeting only if the advance notice provisions of our Bylaws are satisfied. To be considered timely, proposals by shareholders generally must be made by notice in writing, delivered or mailed by first class United

States mail, postage prepaid, to our Corporate Secretary not less than 60 days nor more than 90 days prior to the first anniversary of the date on which we first mailed our proxy materials for the previous year’s annual meeting of shareholders, or between [January 7, 2018] and [February 6, 2018] for the 2018 annual meeting of shareholders. If the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting or if no such meeting was held in the preceding year, notice by the shareholder to be timely must be so delivered not later than the close of business on the later of (a) the 90th day prior to such annual meeting or (b) the 10th day following the day on which public announcement of the date of such meeting is first made. A shareholder must also comply with certain other provisions of our Bylaws. A description of the procedures that must be followed by shareholders submitting proposals to nominate directors is described in greater detail above under “Proposal No. 1-Election of Directors.” A copy of our Bylaws is available on our website (go to www.billbarrettcorp.com, then to the “About Us” tab and then to the “Corporate Governance” tab) or contact our Corporate Secretary at 1099 18th Street, Suite 2300, Denver, Colorado 80202.

HOUSEHOLDING

To reduce the expense of delivering duplicate proxy solicitation materials, we and some brokers may take advantage of the SEC’s “householding” rules. These householding rules permit the delivery of only one set of proxy solicitation materials to shareholders who share the same address, unless otherwise requested. Any shareholder of record who shares an address with another shareholder of record and who has received only one set of proxy solicitation materials may receive a separate copy of those materials, without charge, and/or request future delivery of separate materials upon writing our Corporate Secretary at 1099 18 th Street, Suite 2300, Denver, Colorado 80202 or calling (303) 293-9100. Likewise, any shareholder of record who shares an address with another shareholder of record and who has received multiple sets of proxy solicitation materials may request future delivery of a single copy of those materials upon writing our Corporate Secretary at 1099 18 th Street, Suite 2300, Denver, Colorado 80202 or calling (303) 293-9100.

AVAILABILITY OF REPORTS ON FORM 10-K

UPON WRITTEN REQUEST, WE WILL PROVIDE, WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2016 TO ANY OF OUR SHAREHOLDERS OF RECORD, OR TO ANY SHAREHOLDER WHO OWNS OUR COMMON STOCK LISTED IN THE NAME OF A BANK OR BROKER AS NOMINEE, AT THE CLOSE OF BUSINESS ON MARCH 23, 2017. ANY REQUEST FOR A COPY OF OUR ANNUAL REPORT ON FORM 10-K SHOULD BE MAILED TO OUR CORPORATE SECRETARY, BILL BARRETT CORPORATION, 1099 18th STREET, SUITE 2300, DENVER, COLORADO 80202, OR YOU CAN CALL (303) 293-9100 TO REQUEST A COPY.

This notice and proxy statement are sent by order of the Board of Directors.

Dated April , 2017	/s/ Kenneth A. Wonstolen
Kenneth A. Wonstolen Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 16, 2017. You are requested to cast your proxy as instructed in the Important Notice Regarding the Availability of Proxy Materials whether or not you expect to attend the meeting in person. You may request paper copies of the proxy materials free of charge by following the instructions on the Important Notice Regarding the Availability of Proxy Materials. If you request a paper proxy, please complete, date, and sign the enclosed form of proxy card and return it promptly in the envelope provided. By submitting your proxy promptly, you can help us avoid the expense of follow-up mailings to ensure a quorum so that the meeting can be held. We encourage you to vote via the Internet.

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APPENDIX A

MATERIAL TERMS OF THE 2012 EQUITY INCENTIVE PLAN

Eligible Participants

All employees, consultants and advisors of our Company or any subsidiary, as well as all non-employee directors of the Company, are eligible to receive awards under the 2012 Equity Incentive Plan.

Administration

The 2012 Equity Incentive Plan is administered by the Compensation Committee. To the extent consistent with applicable law, the Compensation Committee may delegate its duties, power and authority under the 2012 Equity Incentive Plan to any of its members, to officers of the Company with respect to awards to participants who are not directors or executive officers of the Company or, in connection with non-discretionary administrative duties, to one or more agents or advisors.

The Compensation Committee has the authority to determine the persons to whom awards will be granted, the timing, type and number of shares or amount of cash covered by each award, and the terms and conditions of the awards. The Compensation Committee may also establish and modify rules to administer the 2012 Equity Incentive Plan, interpret the 2012 Equity Incentive Plan and any related award agreement, cancel or suspend an award or the exercisability of an award, or modify the terms of outstanding awards to the extent permitted under the 2012 Equity Incentive Plan. Unless an amendment to the terms of an award is necessary to comply with applicable laws or stock exchange rules, a participant who would be adversely affected by such an amendment must consent to it.

Except in connection with equity restructurings and other situations in which share adjustments are specifically authorized, the 2012 Equity Incentive Plan also prohibits the Compensation Committee from repricing any outstanding “underwater” option or SAR without prior approval of the Company’s shareholders. For these purposes, “repricing” includes amending the terms of an underwater option or SAR to lower the exercise price, canceling an underwater option or SAR and granting in exchange replacement options or SARs having a lower exercise price or other forms of awards, or repurchasing the underwater option or SAR.

Subject to certain limits in the 2012 Equity Incentive Plan, the Compensation Committee may also establish subplans or modify the terms of awards under the 2012 Equity Incentive Plan with respect to participants resident outside of the United States or employed by a non-U.S. subsidiary in order to comply with local legal requirements or meet the objectives of the 2012 Equity Incentive Plan.

Available Shares and Limitations on Awards

A maximum of 1,500,000 shares of common stock were originally available for issuance under the 2012 Equity Incentive Plan, plus the total number of shares that were available for future grants under our existing equity plans on the original effective date of the 2012 Equity Incentive Plan, which was approximately 694,000 shares. The shares of common stock covered by the 2012 Equity Incentive Plan are authorized but unissued shares or treasury shares.

Shares of common stock that are issued under the 2012 Equity Incentive Plan or that are potentially issuable pursuant to outstanding awards will reduce the maximum number of shares remaining available for issuance under the 2012 Equity Incentive Plan by one share for each share issued or issuable pursuant to an award.

Any shares of common stock subject to an award under the 2012 Equity Incentive Plan, or to an award under one of the Company’s existing equity plans that was outstanding on the effective date of the 2012 Equity Incentive Plan, that expires, is forfeited, or is settled or paid in cash will, to the extent of such expiration, forfeiture or settlement, automatically again become available for issuance under the 2012 Equity Incentive Plan. In addition, any shares tendered or withheld to pay the exercise price or satisfy a tax withholding obligation in connection with any award, any shares repurchased by the Company using option exercise proceeds and any shares subject to a SAR that are not issued in connection with the stock settlement of the SAR on its exercise may be used again for new grants.

Awards granted under the 2012 Equity Incentive Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by an entity acquired by our Company or any of its subsidiaries (referred to as “substitute awards”) will not reduce the number of shares of common stock authorized for issuance under the 2012 Equity Incentive Plan. Additionally, if a company acquired by our Company or any of its subsidiaries has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition, the shares available for grant pursuant to the terms of that pre-existing plan may be used for awards under the 2012 Equity Incentive Plan and will not reduce the shares authorized for issuance under the 2012 Equity Incentive Plan, but only if the awards are made to individuals who were not employed by or providing services to our Company or any of its subsidiaries immediately prior to such acquisition.

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Share Adjustment Provisions

If certain transactions with the Company’s shareholders occur that cause the per share value of the common stock to change, such as stock splits, spin-offs, stock dividends or certain recapitalizations (referred to as “equity restructurings”), the Compensation Committee will equitably adjust (i) the class of shares issuable and the maximum number and kind of shares subject to the 2012 Equity Incentive Plan, (ii) outstanding awards as to the class, number of shares and price per share, and (iii) award limitations prescribed by the 2012 Equity Incentive Plan. Other types of transactions may also affect the common stock, such as reorganizations, mergers or consolidations. If there is such a transaction and the Compensation Committee determines that adjustments of the type previously described in connection with equity restructurings would be appropriate to prevent any dilution or enlargement of benefits under the 2012 Equity Incentive Plan, the Compensation Committee will make such adjustments as it may deem equitable.

Types of Awards

The 2012 Equity Incentive Plan allows the Company to award eligible recipients stock options, SARs, restricted stock awards, stock unit awards, other stock-based awards and cash incentive awards. These types of awards are described in more detail below.

Options. Employees of our Company or any subsidiary may be awarded options to purchase common stock that qualify as “incentive stock options” within the meaning of Section 422 of the Code, and any eligible recipient may be awarded options to purchase common stock that do not qualify as incentive stock options, referred to as “non-statutory options.” The exercise price to be paid by a participant at the time an option is exercised may not be less than 100% of the fair market value of one share of common stock on the date of grant, unless the option is granted as a substitute award as described earlier. “Fair market value” under the 2012 Equity Incentive Plan as of any date means the closing sale price for a share of common stock on the NYSE on that date.

The total purchase price of the shares to be purchased upon exercise of an option will be paid by the participant in cash unless the Compensation Committee allows exercise payments to be made, in whole or in part, (i) by means of a broker-assisted sale and remittance program, (ii) by delivery to the Company (or attestation as to ownership) of shares of common stock already owned by the participant, or (iii) by a “net exercise” of the option in which a portion of the shares otherwise issuable upon exercise of the option are withheld by the Company. Any shares delivered or withheld in payment of an exercise price will be valued at their fair market value on the exercise date.

An option will vest and become exercisable at such time, in such installments and subject to such conditions as may be determined by the Compensation Committee, and no option may have a term greater than 10 years from its date of grant.

The aggregate fair market value of shares of common stock with respect to which incentive stock options granted to any participant may first become exercisable during any calendar year may not exceed $100,000. Any incentive stock options that become exercisable in excess of this amount will be treated as non-statutory options.

Stock Appreciation Rights. A SAR is the right to receive a payment from the Company, in the form of shares of common stock, cash or a combination of both, equal to the difference between (i) the fair market value of a specified number of shares of common stock on the date of exercise of the SAR, and (ii) the aggregate exercise price under the SAR of that number of shares. SARs will be subject to such terms and conditions, consistent with the other provisions of the 2012 Equity Incentive Plan, as may be determined by the Compensation Committee. The Compensation Committee will have the sole discretion to determine the form in which payment of SARs will be made to a participant.

The exercise price per share of a SAR will be determined by the Compensation Committee, but may not be less than 100% of the fair market value of one share of common stock on the date of grant, unless the SAR is granted as a substitute award as described earlier. A SAR will vest and become exercisable at such time, in such installments and subject to such conditions as may be determined by the Compensation Committee, and no SAR may have a term greater than 10 years from its date of grant.

Restricted Stock Awards. A restricted stock award is an award of common stock that vests at such times and in such installments as may be determined by the Compensation Committee. Until it vests, the shares subject to the award are subject to restrictions on transferability and the possibility of forfeiture. The Compensation Committee may impose such restrictions or conditions to the vesting of restricted stock awards as it deems appropriate, including that the participant remain continuously employed by, or in the service of, the Company or a subsidiary for a certain period or that the participant or the Company (or any subsidiary or business unit of the Company) satisfy specified performance criteria. Unless otherwise specified by the Compensation Committee, a participant who receives a restricted stock award will have all of the rights of a shareholder, including the right to vote the shares of restricted stock.

Stock Unit Awards. A stock unit award is a right to receive the fair market value of one or more shares of common stock, payable in cash, shares of common stock, or a combination of both, that vests at such times and in such installments as may be determined by the Compensation Committee. Until it vests, a stock unit award is subject to restrictions on transferability and the possibility of forfeiture. Stock unit awards will be subject to such terms and conditions, consistent with the other provisions of the 2012 Equity Incentive Plan, as may be determined by the Compensation Committee.

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Other Stock-Based Awards. The Compensation Committee may grant awards of common stock and other awards that are valued by reference to and/or payable in common stock under the 2012 Equity Incentive Plan. The Compensation Committee has complete discretion in determining the terms and conditions of such awards.

Cash Incentive Awards. The Compensation Committee may grant performance-based awards that are settled in cash or other forms of awards under the 2012 Equity Incentive Plan or a combination thereof. The Compensation Committee has complete discretion in determining the amount, terms and conditions of such awards.

Dividends and Dividend Equivalents

No dividends are payable on options or SARs. Any dividends or distributions paid with respect to unvested shares of restricted stock will be subject to the same restrictions as the shares to which such dividends or distributions relate, except for regular cash dividends on shares that are subject only to service-based vesting conditions. The Compensation Committee may provide that a recipient of a stock unit award or other stock-based award will be entitled to receive dividend equivalents on the units or other share equivalents subject to the award based on dividends actually declared on our outstanding common stock. Any dividend equivalents paid with respect to unvested units or share equivalents that are to subject performance-based vesting will be subject to the same restrictions as the units or share equivalents to which such dividend equivalents relate.

Term and Amendment of the 2012 Equity Incentive Plan

Unless terminated earlier, the 2012 Equity Incentive Plan will terminate on the tenth anniversary of its original approval by our shareholders. Awards outstanding under the 2012 Equity Incentive Plan at the time it is terminated may continue to be exercised, earned or become free of restriction, according to their terms. The Board of Directors may suspend or terminate the 2012 Equity Incentive Plan or any portion of it at any time. The Board of Directors may amend the 2012 Equity Incentive Plan from time to time, but no amendments to the 2012 Equity Incentive Plan will be effective without shareholder approval if such approval is required under applicable laws or regulations or under the rules of the NYSE, including shareholder approval for any amendment that seeks to modify the prohibition on underwater option re-pricing discussed above.

Termination, suspension or amendment of the 2012 Equity Incentive Plan will not adversely affect any outstanding award without the consent of the affected participant, except for amendments necessary to comply with applicable laws or stock exchange rules.

Transferability of Awards

In general, no right or interest in any award under the 2012 Equity Incentive Plan may be assigned or transferred by a participant, except by will or the laws of descent and distribution, or subjected to any lien or otherwise encumbered. However, the Compensation Committee may provide that an award (other than an incentive stock option) may be transferable by gift to a participant’s family member or pursuant to a qualified domestic relations order. Any permitted transferee of such an award will remain subject to all the terms and conditions of the award applicable to the participant.

Change in Control of the Company

For purposes of the 2012 Equity Incentive Plan, the following terms have the meanings indicated:

•	A “Change in Control” of the Company generally occurs if (i) a person or group acquires 30% or more of our Company’s outstanding voting power or outstanding shares, (ii) certain changes occur in the composition of the board of directors, or (iii) a Corporate Transaction is consummated (unless our Company’s voting securities immediately prior to the transaction continue to represent a majority of the voting power of our Company or the surviving entity immediately after the transaction).

•	A “Corporate Transaction” means (i) a reorganization, merger or consolidation of the Company, or (ii) a sale or disposition of all or substantially all of the assets of the Company in one or a series of transactions

If a Change in Control of our Company that involves a Corporate Transaction occurs, then the consequences will be as described below unless the Compensation Committee provides otherwise in an applicable award agreement:

•	Unless the Compensation Committee elects to provide for the continuation, assumption or replacement of any outstanding award or a cancellation in exchange for a payment, each as described below, then (i) all outstanding options and SARs will become fully exercisable for a period of time prior to the effective time of the Corporate Transaction and will then terminate at the effective time of the Corporate Transaction and (ii) all other awards will fully vest immediately prior to the effective time of the Corporate Transaction. In the case of performance-based awards, the number of shares that become fully exercisable or fully vested or the settlement amount of a cash incentive award, as the case may be, will be calculated by deeming all performance measures to have been satisfied at targeted performance, unless the Compensation Committee determines that vesting at a level in excess of the targeted performance is appropriate.

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•	The Compensation Committee may instead provide that if and to the extent that outstanding awards are not accelerated, the surviving or successor entity may continue, assume or replace awards outstanding as of the date of the Corporate Transaction. The Compensation Committee may further provide that if any outstanding award is continued, assumed or replaced by the surviving or successor entity in connection with such Corporate Transaction, and if within a specified period of time after the Change in Control a participant’s employment or other service is involuntarily terminated without cause, then (i) each of the participant’s outstanding options and SARs will become exercisable in full and remain exercisable for a period of time determined by the Compensation Committee, and (ii) each of the participant’s unvested restricted stock awards, stock unit awards, other stock-based awards and cash incentive awards will fully vest.

•	Alternatively, the Compensation Committee may elect to terminate awards upon a Corporate Transaction in exchange for a payment with respect to each equity award in an amount equal to the excess, if any, between the fair market value of the consideration to be received in the Corporate Transaction for the shares subject to the award immediately prior to the effective date of such Corporate Transaction over the aggregate exercise price (if any) for the shares subject to such award (or, if there is no excess, such award may be terminated without payment). In the case of performance-based awards, the number of shares that are subject to an award or the settlement amount of a cash incentive award, as the case may be, will be calculated by deeming all performance measures to have been satisfied at targeted performance, unless the Compensation Committee determines that vesting at a level in excess of the targeted performance is appropriate.

If a Change in Control of our Company that does not involve a Corporate Transaction occurs, the Compensation Committee may provide that (i) any award will become fully vested and exercisable upon the Change in Control or upon the involuntary termination of the participant without cause within a specified amount of time following the Change in Control, (ii) any option or SAR will remain exercisable during all or some portion of its remaining term, or (iii) awards will be canceled in exchange for payments in a similar manner as described above with respect to a Change in Control involving a Corporate Transaction.

Effect of Termination of Employment or Other Services

If a participant ceases to be employed by or provide other services for our Company and all subsidiaries, awards under the 2012 Equity Incentive Plan then held by the participant will be treated as set forth below unless provided otherwise in the applicable award agreement:

•	Upon termination for cause, all unexercised options and SARs and all unvested portions of any other outstanding awards shall be immediately forfeited.

•	Upon termination for any other reason, all unvested and unexercisable portions of any outstanding awards shall be immediately forfeited.

•	Upon termination for any reason other than cause, death or disability, the currently vested and exercisable portions of options and SARs may be exercised for three months after such termination, provided that if a participant dies during such three-month period, the vested and exercisable portions of the options and SARs may be exercised for one year after the date of termination.

•	Upon termination due to death or disability, the currently vested and exercisable portions of options and SARs may be exercised for one year after such termination.

U.S. Federal Income Tax Consequences

The following is a summary of the principal United States federal income tax consequences to the Company and to participants subject to U.S. taxation with respect to awards granted under the 2012 Equity Incentive Plan. This summary is not intended to be exhaustive and does not discuss the income tax laws of any city, state or foreign jurisdiction in which a participant may reside.

Non-Statutory Options. If a participant is granted a non-statutory option under the 2012 Equity Incentive Plan, the participant will not recognize taxable income upon the grant of the option. Generally, the participant will recognize ordinary income at the time of exercise in an amount equal to the difference between the fair market value of the shares acquired at the time of exercise and the exercise price paid. The participant’s basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our common stock on the date the option was exercised. Any subsequent gain or loss will be taxable as a capital gain or loss. The Company will generally be entitled to a federal income tax deduction at the time and for the same amount as the participant recognizes ordinary income.

Incentive Stock Options. If a participant is granted an incentive stock option under the 2012 Equity Incentive Plan, the participant will not recognize taxable income upon grant of the option. Additionally, if applicable holding period requirements (a minimum of two years from the date of grant and one year from the date of exercise) are met, the participant will not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares acquired at the time of exercise over the aggregate exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If shares acquired upon exercise of an incentive stock option are held for the holding period described above, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the shares will be treated as a long-term capital gain or loss, and the Company will not be entitled to any deduction. If the holding period requirements are not met, the incentive stock option will be treated as one that does not meet the requirements of the Code for incentive stock options and the tax consequences described for non-statutory options will apply.

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Other Awards. The current federal income tax consequences of other awards authorized under the 2012 Equity Incentive Plan generally follow certain basic patterns. SARs are taxed and deductible in substantially the same manner as non-statutory options. An award of nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition by a participant in an amount equal to the fair market value of the shares received (determined as if the shares were not subject to any risk of forfeiture) at the time the restrictions lapse and the shares vest, unless the participant elects under Section 83(b) of the Code to accelerate income recognition and the taxability of the award to the date of grant. Stock unit awards and cash incentive awards generally result in income recognition by a participant at the time payment of such an award is made in an amount equal to the amount paid in cash or the then-current fair market value of the shares received, as applicable. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes income, subject to Section 162(m) of the Code with respect to covered employees.

Section 162(m) of the Code. Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to the covered employee exceeds $1,000,000, unless, among other exceptions, the compensation qualifies as “performance-based compensation.” The 2012 Equity Incentive Plan is designed to meet the requirements of Section 162(m), but awards other than options and SARs granted under the 2012 Equity Incentive Plan will only be treated as qualified performance-based compensation under Section 162(m) if the awards and the procedures associated with them comply with all other requirements of Section 162(m), including that the maximum amount of compensation a covered employee may receive is based on the satisfaction of pre-established performance goals.

Section 409A of the Code. The foregoing discussion of tax consequences of awards under the 2012 Equity Incentive Plan assumes that the award discussed is either not considered a “deferred compensation arrangement” subject to Section 409A of the Code, or has been structured to comply with its requirements. If an award is considered a deferred compensation arrangement subject to Section 409A but fails to comply, in operation or form, with the requirements of Section 409A, the affected participant would generally be required to include in income when the award vests the amount deemed “deferred,” would be required to pay an additional 20% income tax, and would be required to pay interest on the tax that would have been paid but for the deferral. The 2012 Equity Incentive Plan will be administered in a manner intended to comply with Section 409A.

New Plan Awards

Because all awards under the 2012 Equity Incentive Plan are within the discretion of the Compensation Committee, neither the number nor the type of future 2012 Equity Incentive Plan awards to be received by or allocated to particular participants or groups of participants is presently determinable.

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APPENDIX B

BILL BARRETT CORPORATION

2012 EQUITY INCENTIVE PLAN

1. Purpose. The purpose of the Bill Barrett Corporation 2012 Equity Incentive Plan (the “Plan”) is to enhance the ability of Bill Barrett Corporation (the “Company”) and its Subsidiaries to attract and retain officers, employees, directors and consultants of outstanding ability and to provide selected officers, employees, directors and consultants with an interest in the Company parallel to that of the Company’s stockholders to align the interests of those Participants with the Company’s stockholders, providing Participants with a strong incentive to put forth the maximum effort for the continued success and growth of the Company.

2. Definitions. In this Plan, the following definitions will apply.

(a) “Affiliate” means any corporation that is a Subsidiary or Parent of the Company.

(b) “Agreement” means the written or electronic agreement or notice evidencing an Award granted under the Plan. An Agreement is subject to the terms and conditions of the Plan.

(c) “Award” means a grant made under the Plan in the form of Options, Stock Appreciation Rights, Restricted Stock, Stock Units, an Other Stock-Based Award or a Cash Incentive Award.

(d) “Board” means the Board of Directors of the Company.

(e) “Cause” means what the term is expressly defined to mean in a then-effective written agreement (including an Agreement) between a Participant and the Company or any Affiliate or, in the absence of any such then-effective agreement or definition, means (i) the Participant’s failure to perform the duties reasonably assigned to him or her by the Company or Affiliate, (ii) a good faith finding by the Company or any Affiliate of the Participant’s dishonesty gross negligence or misconduct, (iii) a material breach by the Participant of any written company employment policies or rules or (iv) the Participant’s conviction for, or his or her plea of guilty or nolo contendere to, a felony or any other crime that involves fraud, dishonesty or moral turpitude.

(f) “Cash Incentive Award” means an Award described in Section 11(a) of the Plan.

(g) “Change in Control” means one of the following:

(1) An Exchange Act Person becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding Voting Securities or 30% or more of the shares of Stock outstanding, except that the following will not constitute a Change in Control:

(A) any acquisition of securities of the Company by an Exchange Act Person directly or indirectly from the Company for the purpose of providing financing to the Company;

(B) any formation of a Group consisting solely of beneficial owners of the Company’s Voting Securities or Stock as of the effective date of this Plan; or

(C) any Exchange Act Person becomes the beneficial owner of more than 30% of the combined voting power of the Company’s outstanding Voting Securities as the result of any repurchase or other acquisition by the Company of its Voting Securities;

If, however, an Exchange Act Person or Group referenced in clause (A), (B) or (C) above acquires beneficial ownership of additional Company Voting Securities after initially becoming the beneficial owner of more than 30% of the combined voting power of the Company’s outstanding Voting Securities by one of the means described in those clauses, then a Change in Control shall be deemed to have occurred.

(2) Individuals who are Continuing Directors cease for any reason to constitute at least two-thirds of the members of the Board; or

(3) The consummation of a Corporate Transaction unless, immediately following such Corporate Transaction, all or substantially all of the Persons who were the beneficial owners of the Company’s Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, a majority of the combined voting power of the then outstanding Voting Securities of the surviving or acquiring entity (or its Parent) resulting from such Corporate Transaction in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Company’s Voting Securities.

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Notwithstanding the foregoing, to the extent that any Award constitutes a deferral of compensation subject to Code Section 409A, and if that Award provides for a change in the time or form of payment upon a Change in Control, then no Change in Control shall be deemed to have occurred upon an event described in Section 2(f) unless the event would also constitute a change in ownership or effective control of, or a change in the ownership of a substantial portion of the assets of, the Company under Code Section 409A.

(h) “Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time, and the regulations promulgated thereunder.

(i) “Committee” means two or more Non-Employee Directors designated by the Board to administer the Plan under Section 3, each member of which shall be (i) an independent director within the meaning of the rules and regulations of the New York Stock Exchange, (ii) a non-employee director within the meaning of Exchange Act Rule 16b-3, and (iii) an outside director for purposes of Code Section 162(m). If the Compensation Committee or a sub-committee of the Compensation Committee meets these criteria, the Compensation Committee or such sub-committee may serve as the Committee.

(j) “Company” means Bill Barrett Corporation, a Delaware corporation, or any successor thereto.

(k) “Continuing Director” means an individual (A) who is, as of the effective date of the Plan, a director of the Company, or (B) who is elected as a director of the Company subsequent to the effective date of the Plan and whose initial election, or nomination for initial election by the Company’s stockholders, was approved by a vote of at least two-thirds of the then Continuing Directors; provided, however, that no individual shall be considered a Continuing Director if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (defined as any solicitation subject to Rules 14a-1 to 14a-10 promulgated under the Exchange Act by any person or Group for the purpose of opposing a solicitation subject to Rules 14a-1 to 14a-10 by any other person or Group with respect to the election or removal of directors at any annual or special meeting of stockholders of the Company) or other actual or threatened solicitation of proxies or consents by or on behalf of a person or Group other than the Board (a “Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest.

(l) “Corporate Transaction” means a reorganization, merger or consolidation of the Company or a sale or disposition (in one or a series of transactions) of all or substantially all of the assets of the Company.

(m) “Disability” means (A) any permanent and total disability under any long-term disability plan or policy of the Company or its Affiliates that covers the Participant, or (B) if there is no such long-term disability plan or policy, “total and permanent disability” within the meaning of Code Section 22(e)(3).

(n) “Employee” means an employee of the Company or an Affiliate.

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended and in effect from time to time.

(p) “Exchange Act Person” means any natural person, entity or Group other than (i) the Company or any Subsidiary; (ii) any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate; (iii) an underwriter temporarily holding securities in connection with a registered public offering of such securities; or (iv) an entity whose Voting Securities are beneficially owned by the beneficial owners of the Company’s Voting Securities in substantially the same proportions as their beneficial ownership of the Company’s Voting Securities.

(q) “Fair Market Value” means the fair market value of a Share determined as follows:

(1) If the Shares are readily tradable on an established securities market (as determined under Code Section 409A), then Fair Market Value will be the closing sales price for a Share on the principal securities market on which it trades on the date for which it is being determined, or if no sale of Shares occurred on that date, on the next preceding date on which a sale of Shares occurred, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(2) If the Shares are not then readily tradable on an established securities market (as determined under Code Section 409A), then Fair Market Value will be determined by the Committee as the result of a reasonable application of a reasonable valuation method that satisfies the requirements of Code Section 409A.

(r) “Full Value Award” means an Award other than an Option Award, Stock Appreciation Right Award or Cash Incentive Award.

(s) “Grant Date” means the date on which the Committee approves the grant of an Award under the Plan, or such later date as may be specified by the Committee on the date the Committee approves the Award.

(t) “Group” means two or more persons acting as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of securities of the Company.

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(u) “Non-Employee Director” means a member of the Board who is not an Employee.

(v) “Option” means a right granted under the Plan to purchase a specified number of Shares at a specified price. An “Incentive Stock Option” or “ISO” means any Option designated as such and granted in accordance with the requirements of Code Section 422. A “Non-Statutory Stock Option” means an Option other than an Incentive Stock Option.

(w) “Other Stock-Based Award” means an Award described in Section 11(b) of this Plan.

(x) “Parent” means a “parent corporation,” as defined in Code Section 424(e).

(y) “Participant” means a person to whom an Award is or has been made in accordance with the Plan.

(z) “Performance-Based Compensation” means an Award to a person who is, or is determined by the Committee to likely become, a “covered employee” (as defined in Section 162(m)(3) of the Code) and that is intended to constitute “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code.

(aa) “Plan” means this Bill Barrett Corporation 2012 Equity Incentive Plan, as amended and in effect from time to time.

(bb) “Prior Plans” means, collectively, the Company’s 2008 Stock Incentive Plan, 2004 Stock Incentive Plan, 2003 Stock Option Plan and 2002 Stock Option Plan (each, a “Prior Plan”).

(cc) “Restricted Stock” means Shares issued to a Participant that are subject to such restrictions on transfer, forfeiture conditions and other restrictions or limitations as may be set forth in this Plan and the applicable Agreement.

(dd) “Service” means the provision of services by a Participant to the Company or any Affiliate in any Service Provider capacity. A Service Provider’s Service shall be deemed to have terminated either upon an actual cessation of providing services or upon the entity for which the Service Provider provides services ceasing to be an Affiliate. Except as otherwise provided in this Plan or any Agreement, Service shall not be deemed terminated in the case of (i) any approved leave of absence; (ii) transfers among the Company and any Affiliates in any Service Provider capacity; or (iii) any change in status so long as the individual remains in the service of the Company or any Affiliate in any Service Provider capacity.

(ee) “Service Provider” means an Employee, a Non-Employee Director, or any consultant or advisor who is a natural person and who provides services (other than in connection with (i) a capital-raising transaction or (ii) promoting or maintaining a market in Company securities) to the Company or any Affiliate.

(ff) “Share” means a share of Stock.

(gg) “Stock” means the common stock, $0.001 par value, of the Company.

(hh) “Stock Appreciation Right” or “SAR” means a right granted under the Plan to receive, in cash and/or Shares as determined by the Committee, an amount equal to the appreciation in value of a specified number of Shares between the Grant Date of the SAR and its exercise date.

(ii) “Stock Unit” means a right granted under the Plan to receive, in cash and/or Shares as determined by the Committee, the Fair Market Value of a Share, subject to such restrictions on transfer, forfeiture conditions and other restrictions or limitations as may be set forth in this Plan and the applicable Agreement.

(jj) “Subsidiary” means a “subsidiary corporation,” as defined in Code Section 424(f), of the Company.

(kk) “Substitute Award” means an Award granted upon the assumption of, or in substitution or exchange for, outstanding awards granted by a company or other entity acquired by the Company or any Affiliate or with which the Company or any Affiliate combines.

(ll) “Voting Securities” of an entity means the outstanding securities entitled to vote generally in the election of directors (or comparable equity interests) of such entity.

3. Administration of the Plan.

(a) Administration. The authority to control and manage the operations and administration of the Plan shall be vested in the Committee in accordance with this Section 3.

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(b) Scope of Authority. Subject to the terms of the Plan, the Committee shall have the authority, in its discretion, to take such actions as it deems necessary or advisable to administer the Plan, including:

(1) determining the Service Providers to whom Awards will be granted, the timing of each such Award, the types of Awards and the number of Shares or amount of cash covered by each Award, the terms, conditions, performance criteria, restrictions and other provisions of Awards, and the manner in which Awards are paid or settled;

(2) cancelling or suspending an Award or the exercisability of an Award, accelerating the vesting or extending the exercise period of an Award, or otherwise amending the terms and conditions of any outstanding Award, subject to the requirements of Sections 15(d) and 15(e);

(3) establishing, amending or rescinding rules to administer the Plan, interpreting the Plan and any Award or Agreement made under the Plan, and making all other determinations necessary or desirable for the administration of the Plan; and

(4) taking such actions as are described in Section 3(c) with respect to Awards to foreign Service Providers.

(c) Awards to Foreign Service Providers. The Committee may grant Awards to Service Providers who are foreign nationals, who are located outside of the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory requirements of countries outside of the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to comply with applicable foreign laws and regulatory requirements and to promote achievement of the purposes of the Plan. In connection therewith, the Committee may establish such subplans and modify exercise procedures and other Plan rules and procedures to the extent such actions are deemed necessary or desirable, and may take any other action that it deems advisable to obtain local regulatory approvals or to comply with any necessary local governmental regulatory exemptions.

(d) Acts of the Committee; Delegation. A majority of the members of the Committee shall constitute a quorum for any meeting of the Committee, and any act of a majority of the members present at any meeting at which a quorum is present or any act unanimously approved in writing by all members of the Committee shall be the act of the Committee. Any such action of the Committee shall be valid and effective even if the members of the Committee at the time of such action are later determined not to have satisfied all of the criteria for membership in clauses (i), (ii) and (iii) of Section 2(h). To the extent not inconsistent with applicable law or stock exchange rules, the Committee may delegate all or any portion of its authority under the Plan to any one or more of its members or, as to Awards to Participants who are not subject to Section 16 of the Exchange Act, to one or more executive officers of the Company. The Committee may also delegate non-discretionary administrative responsibilities in connection with the Plan to such other persons as it deems advisable.

(e) Finality of Decisions. The Committee’s interpretation of the Plan and of any Award or Agreement made under the Plan and all related decisions or resolutions of the Board or Committee shall be final and binding on all parties with an interest therein.

(f) Indemnification. Each person who is or has been a member of the Committee or of the Board, and any other person to whom the Committee delegates authority under the Plan, shall be indemnified by the Company, to the maximum extent permitted by law, against liabilities and expenses imposed upon or reasonably incurred by such person in connection with or resulting from any claims against such person by reason of the performance of the individual’s duties under the Plan. This right to indemnification is conditioned upon such person providing the Company an opportunity, at the Company’s expense, to handle and defend the claims before such person undertakes to handle and defend them on such person’s own behalf. The Company will not be required to indemnify any person for any amount paid in settlement of a claim unless the Company has first consented in writing to the settlement. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person or persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise.

4. Shares Available Under the Plan.

(a) Maximum Shares Available. Subject to Section 4(b) and to adjustment as provided in Section 12(a), the number of Shares that may be the subject of Awards and issued under the Plan shall be 1,500,000, plus any Shares remaining available for future grants under the Prior Plans on the effective date of this Plan. After the effective date of the Plan, no additional awards may be granted under the Prior Plans. Shares issued under the Plan shall come from authorized and unissued Shares or treasury Shares. In determining the number of Shares to be counted against this share reserve in connection with any Award, the following rules shall apply:

(1) Shares that are subject to Awards shall be counted against the share reserve as one Share for every one Share granted.

(2) Where the number of Shares subject to an Award is variable on the Grant Date, the number of Shares to be counted against the share reserve prior to the settlement of the Award shall be the target number of Shares that could be received under that particular Award.

(3) Substitute Awards shall not be counted against the share reserve, nor shall they reduce the Shares authorized for grant to a Participant in any calendar year.

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(b) Effect of Forfeitures and Other Actions. Any Shares subject to an Award, or to an award granted under a Prior Plan that is outstanding on the effective date of this Plan (a “Prior Plan Award”), that is forfeited or expires or is settled for cash shall, to the extent of such forfeiture, expiration or cash settlement, again become available for Awards under this Plan. In addition, the following Shares shall again become available for Awards or increase the number of Shares available for grant under Section 4(a): (i) Shares tendered by the Participant or withheld by the Company in payment of the purchase price of a stock option issued under this Plan or a Prior Plan, (ii) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award or Prior Plan Award, (iii) Shares repurchased by the Company with proceeds received from the exercise of a stock option issued under this Plan or a Prior Plan, and (iv) Shares subject to a stock appreciation right issued under this Plan or a Prior Plan that are not issued in connection with the stock settlement of that stock appreciation right upon its exercise.

(c) Effect of Plans Operated by Acquired Companies. If a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan. Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Non-Employee Directors prior to such acquisition or combination.

(d) No Fractional Shares. Unless otherwise determined by the Committee, the number of Shares subject to an Award shall always be a whole number. No fractional Shares may be issued under the Plan, and in connection with any calculation under the Plan that would otherwise result in the issuance or withholding of a fractional Share, the number of Shares shall be rounded down to the nearest whole Share.

(e) Individual Option and SAR Limit. The aggregate number of Shares subject to Options and/or Stock Appreciation Rights granted during any calendar year to any one Participant shall not exceed 500,000 Shares.

5. Eligibility. Participation in the Plan is limited to Service Providers. Incentive Stock Options may only be granted to Employees.

6. General Terms of Awards.

(a) Award Agreement. Except for any Award that involves only the immediate issuance of unrestricted Shares, each Award shall be evidenced by an Agreement setting forth the number of Shares subject to the Award together with such other terms and conditions applicable to the Award (and not inconsistent with the Plan) as determined by the Committee. An Award to a Participant may be made singly or in combination with any form of Award. Two types of Awards may be made in tandem with each other such that the exercise of one type of Award with respect to a number of Shares reduces the number of Shares subject to the related Award by at least an equal amount.

(b) Vesting and Term. Each Agreement shall set forth the period until the applicable Award is scheduled to expire (which shall not be more than ten years from the Grant Date), such vesting conditions as are determined by the Committee, and any applicable performance period.

(c) Transferability. Except as provided in this Section 6(c), (i) during the lifetime of a Participant, only the Participant or the Participant’s guardian or legal representative may exercise an Option or SAR, or receive payment with respect to any other Award; and (ii) no Award may be sold, assigned, transferred, exchanged or encumbered other than by will or the laws of descent and distribution. Any attempted transfer in violation of this Section 6(c) shall be of no effect. The Committee may, however, provide in an Agreement or otherwise that an Award (other than an Incentive Stock Option) may be transferred pursuant to a qualified domestic relations order or may be transferable by gift to any “family member” (as defined in General Instruction A.1(a)(5) to Form S-8 under the Securities Act of 1933) of the Participant. Any Award held by a transferee shall continue to be subject to the same terms and conditions that were applicable to that Award immediately before the transfer thereof. For purposes of any provision of the Plan relating to notice to a Participant or to acceleration or termination of an Award upon the termination of Service of a Participant, the references to “Participant” shall mean the original grantee of an Award and not any transferee.

(d) Designation of Beneficiary. Each Participant may designate a beneficiary or beneficiaries to exercise any Award or receive a payment under any Award payable on or after the Participant’s death. Any such designation shall be on a written or electronic form approved by the Company and shall be effective upon its receipt by the Company or an agent selected by the Company.

(e) Termination of Service. Unless otherwise provided in an Agreement, and subject to Section 12 of this Plan, if a Participant’s Service with the Company and all of its Affiliates terminates, the following provisions shall apply (in all cases subject to the scheduled expiration of an Option or Stock Appreciation Right, as applicable):

(1) Upon termination of Service for Cause, all unexercised Options and SARs and all unvested portions of any other outstanding Awards shall be immediately forfeited without consideration.

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(2) Upon termination of Service for any other reason, all unvested and unexercisable portions of any outstanding Awards shall be immediately forfeited without consideration.

(3) Upon termination of Service for any reason other than Cause, death or Disability, the currently vested and exercisable portions of Options and SARs may be exercised for a period ending at 5:00 p.m. Mountain Time on the day that is three months after the date of such termination, regardless of whether such day is a business day, provided that if a Participant thereafter dies during such three month period, the vested and exercisable portions of the Options and SARs may be exercised for a period ending at 5:00 p.m. Mountain Time on the day that is one year after the date of such termination, regardless of whether such day is a business day.

(4) Upon termination of Service due to death or Disability, the currently vested and exercisable portions of Options and SARs may be exercised for a period ending at 5:00 p.m. Mountain Time on the day that is one year after the date of such termination, regardless of whether such day is a business day.

(f) Rights as Stockholder. No Participant shall have any rights as a stockholder with respect to any securities covered by an Award unless and until the date the Participant becomes the holder of record of the Shares, if any, to which the Award relates.

(g) Performance-Based Awards. Any Award may be granted as a performance-based Award if the Committee establishes one or more measures of corporate, group, unit, division, Affiliate or individual performance which must be attained, and the performance period over which the specified performance is to be attained, as a condition to the vesting, exercisability, lapse of restrictions and/or settlement in cash or Shares of such Award. In connection with any such Award, the Committee shall determine the extent to which performance measures have been attained and other applicable terms and conditions have been satisfied, and the degree to which vesting, exercisability, lapse of restrictions and/or settlement in cash or Shares of such Award has been earned. Any performance-based Award that is intended by the Committee to qualify as Performance-Based Compensation shall additionally be subject to the requirements of Section 17 of this Plan. Except as provided in Section 17 with respect to Performance-Based Compensation, the Committee shall also have the authority to provide, in an Agreement or otherwise, for the modification of a performance period and/or an adjustment or waiver of the achievement of performance goals upon the occurrence of certain events, which may include a Change of Control, a recapitalization, a change in the accounting practices of the Company, or the Participant’s death or Disability.

(h) Dividends and Dividend Equivalents. No dividends, dividend equivalents or distributions will be paid with respect to Shares subject to an Option or SAR. Any dividends or distributions paid with respect to Shares that are subject to the unvested portion of a Restricted Stock Award will be subject to the same restrictions as the Shares to which such dividends or distributions relate, except for regular cash dividends on Shares subject to the unvested portion of a Restricted Stock Award that is subject only to service-based vesting conditions. In its discretion, the Committee may provide in an Award Agreement for a Stock Unit Award or an Other Stock-Based Award that the Participant will be entitled to receive dividend equivalents on the units or other Share equivalents subject to the Award based on dividends actually declared on outstanding Shares. The terms of any dividend equivalents will be as set forth in the applicable Agreement, including the time and form of payment and whether such dividend equivalents will be credited with interest or deemed to be reinvested in additional units or Share equivalents. Dividend equivalents paid with respect to units or Share equivalents that are subject to the unvested portion of a Stock Unit Award or an Other Stock-Based Award whose vesting is subject to the satisfaction of specified performance objectives will be subject to the same restrictions as the units or Share equivalents to which such dividend equivalents relate. The Committee may, in its discretion, provide in an Agreement for restrictions on dividends and dividend equivalents in addition to those specified in this Section 6(h).

7. Stock Option Awards.

(a) Type and Exercise Price. The Agreement pursuant to which an Option is granted shall specify whether the Option is an Incentive Stock Option or a Non-Statutory Stock Option. The exercise price at which each Share subject to an Option may be purchased shall be determined by the Committee and set forth in the Agreement, and shall not be less than the Fair Market Value of a Share on the Grant Date, except in the case of Substitute Awards (to the extent consistent with Code Section 409A).

(b) Payment of Exercise Price. The purchase price of the Shares with respect to which an Option is exercised shall be payable in full at the time of exercise. The purchase price may be paid in cash or in such other manner as the Committee may permit, including payment under a broker-assisted sale and remittance program acceptable to the Committee or by withholding Shares otherwise issuable to the Participant upon exercise of the Option or by delivery to the Company of Shares (by actual delivery or attestation) already owned by the Participant (in each case, such Shares having a Fair Market Value as of the date the Option is exercised equal to the purchase price of the Shares being purchased).

(c) Exercisability and Expiration. Each Option shall be exercisable in whole or in part on the terms provided in the Agreement. No Option shall be exercisable at any time after its scheduled expiration. When an Option is no longer exercisable, it shall be deemed to have terminated.

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(d) Incentive Stock Options.

(1) An Option will constitute an Incentive Stock Option only if the Participant receiving the Option is an Employee, and only to the extent that (i) it is so designated in the applicable Agreement and (ii) the aggregate Fair Market Value (determined as of the Option’s Grant Date) of the Shares with respect to which Incentive Stock Options held by the Participant first become exercisable in any calendar year (under the Plan and all other plans of the Company and its Affiliates) does not exceed $100,000 or such other amount required pursuant to the Code. To the extent an Option granted to a Participant exceeds this limit, the Option shall be treated as a Non-Statutory Stock Option. The maximum number of Shares that may be issued upon the exercise of Incentive Stock Options shall equal the maximum number of Shares that may be the subject of Awards and issued under the Plan as provided in the first sentence of Section 4(a).

(2) No Participant may receive an Incentive Stock Option under the Plan if, immediately after the grant of such Award, the Participant would own (after application of the rules contained in Code Section 424(d)) Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, unless (i) the option price for that Incentive Stock Option is at least 110% of the Fair Market Value of the Shares subject to that Incentive Stock Option on the Grant Date and (ii) that Option will expire no later than five years after its Grant Date.

(3) For purposes of continued Service by a Participant who has been granted an Incentive Stock Option, no approved leave of absence may exceed three months unless reemployment upon expiration of such leave is provided by statute or contract. If reemployment is not so provided, then on the date six months following the first day of such leave, any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Statutory Stock Option.

(4) If an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Code Section 422, such Option shall thereafter be treated as a Non-Statutory Stock Option.

(5) The Agreement covering an Incentive Stock Option shall contain such other terms and provisions that the Committee determines necessary to qualify the Option as an Incentive Stock Option.

8. Stock Appreciation Rights.

(a) Nature of Award. An Award of Stock Appreciation Rights shall be subject to such terms and conditions as are determined by the Committee, and shall provide a Participant the right to receive upon exercise of the SAR all or a portion of the excess of (i) the Fair Market Value as of the date of exercise of the SAR of the number of Shares as to which the SAR is being exercised, over (ii) the aggregate exercise price for such number of Shares. The per Share exercise price for any SAR Award shall be determined by the Committee and set forth in the applicable Agreement, and shall not be less than the Fair Market Value of a Share on the Grant Date, except in the case of Substitute Awards (to the extent consistent with Code Section 409A).

(b) Exercise of SAR. Each Stock Appreciation Right may be exercisable in whole or in part at the times, on the terms and in the manner provided in the Agreement. No SAR shall be exercisable at any time after its scheduled expiration. When a SAR is no longer exercisable, it shall be deemed to have terminated. Upon exercise of a SAR, payment to the Participant shall be made at such time or times as shall be provided in the Agreement in the form of cash, Shares or a combination of cash and Shares as determined by the Committee. The Agreement may provide for a limitation upon the amount or percentage of the total appreciation on which payment (whether in cash and/or Shares) may be made in the event of the exercise of a SAR.

9. Restricted Stock Awards.

(a) Vesting and Consideration. Shares subject to a Restricted Stock Award shall be subject to vesting conditions, and the corresponding lapse or waiver of forfeiture conditions and other restrictions, based on such factors and occurring over such period of time as the Committee may determine in its discretion. The Committee may provide whether any consideration other than Services must be received by the Company or any Affiliate as a condition precedent to the grant of a Restricted Stock Award and may correspondingly provide for Company repurchase rights if such additional consideration has been required and some or all of a Restricted Stock Award does not vest.

(b) Shares Subject to Restricted Stock Awards. Unvested Shares subject to a Restricted Stock Award shall be evidenced by a book-entry in the name of the Participant with the Company’s transfer agent or by one or more stock certificates issued in the name of the Participant. Any such stock certificate shall be deposited with the Company or its designee, together with an assignment separate from the certificate, in blank, signed by the Participant, and bear an appropriate legend referring to the restricted nature of the Restricted Stock evidenced thereby. Any book-entry shall be subject to transfer restrictions and accompanied by a similar legend. Upon the vesting of Shares of Restricted Stock and the corresponding lapse of the restrictions and forfeiture conditions, the corresponding transfer restrictions and restrictive legend will be removed from the book-entry evidencing such Shares or the certificate evidencing such Shares, and any such certificate shall be delivered to the Participant. Such vested Shares may, however, remain subject to additional restrictions as provided in Section 18(c). Except as otherwise provided in the Plan or an applicable Agreement, a Participant with a Restricted Stock Award shall have all the rights of a stockholder, including the right to vote the Shares of Restricted Stock.

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10. Stock Unit Awards.

(a) Vesting and Consideration. A Stock Unit Award shall be subject to vesting conditions, and the corresponding lapse or waiver of forfeiture conditions and other restrictions, based on such factors and occurring over such period of time as the Committee may determine in its discretion. The Committee may provide whether any consideration other than Services must be received by the Company or any Affiliate as a condition precedent to the settlement of a Stock Unit Award.

(b) Payment of Award. Following the vesting of a Stock Unit Award, settlement of the Award and payment to the Participant shall be made at such time or times in the form of cash, Shares (which may themselves be considered Restricted Stock under the Plan subject to restrictions on transfer and forfeiture conditions) or a combination of cash and Shares as determined by the Committee. If the Stock Unit Award is not by its terms exempt from the requirements of Code Section 409A, then the applicable Agreement shall contain terms and conditions intended to avoid adverse tax consequences specified in Code Section 409A.

11. Cash-Based and Other Stock-Based Awards.

(a) Cash Incentive Awards. A Cash Incentive Award shall be considered a performance-based Award for purposes of, and subject to, Section 6(g), the payment of which shall be contingent upon the degree to which one or more specified performance goals have been achieved over the specified performance period. Cash Incentive Awards may be granted to any Participant in such amounts and upon such terms and at such times as shall be determined by the Committee, and may be denominated in units that have a dollar value established by the Committee as of the Grant Date. Following the completion of the applicable performance period and the vesting of a Cash Incentive Award, payment of the settlement amount of the Award to the Participant shall be made at such time or times in the form of cash or other forms of Awards under the Plan (valued for these purposes at their grant date fair value) or a combination of cash and other forms of Awards as determined by the Committee and specified in the applicable Agreement. If a Cash Incentive Award is not by its terms exempt from the requirements of Code Section 409A, then the applicable Agreement shall contain terms and conditions intended to avoid adverse tax consequences specified in Code Section 409A.

(b) The Committee may from time to time grant Stock and other Awards that are valued by reference to and/or payable in whole or in part in Shares under the Plan. The Committee, in its sole discretion, shall determine the terms and conditions of such Awards, which shall be consistent with the terms and purposes of the Plan. The Committee may, in its sole discretion, direct the Company to issue Shares subject to restrictive legends and/or stop transfer instructions that are consistent with the terms and conditions of the Award to which the Shares relate.

12. Changes in Capitalization, Corporate Transactions, Other Change in Control.

(a) Adjustments for Changes in Capitalization. In the event of any equity restructuring (within the meaning of FASB ASC Topic 718—Stock Compensation) that causes the per share value of Shares to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary dividend, the Committee shall make equitable and appropriate adjustments to (i) the aggregate number and kind of Shares or other securities issued or reserved for issuance under the Plan, (ii) the number and kind of Shares or other securities subject to outstanding Awards, (iii) the exercise price of outstanding Options and SARs, and (iv) any maximum limitations prescribed by the Plan with respect to certain types of Awards or the grants to individuals of certain types of Awards. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of Participants. In either case, any such adjustment shall be conclusive and binding for all purposes of the Plan. No adjustment shall be made pursuant to this Section 12(a) in connection with the conversion of any convertible securities of the Company, or in a manner that would cause Incentive Stock Options to violate Section 422(b) of the Code or cause an Award to be subject to adverse tax consequences under Section 409A of the Code.

(b) Corporate Transactions. Unless otherwise provided in an applicable Agreement, the following provisions shall apply to outstanding Awards in the event of a Change in Control that involves a Corporate Transaction.

(1) Acceleration. Unless the Committee provides for the continuation, assumption or replacement of some or all outstanding Awards pursuant to Section 12(b)(2) or for the cancellation of some or all outstanding Awards in exchange for payment pursuant to Section 12(b)(3), all outstanding Awards under the Plan will be accelerated in the event of a Change in Control that involves a Corporate Transaction as follows: (i) all outstanding Options and SARs shall become fully exercisable for such period of time prior to the effective time of the Corporate Transaction as is deemed fair and equitable by the Committee, and shall terminate at the effective time of the Corporate Transaction, and (ii) all outstanding Full Value Awards and Cash Incentive Awards shall fully vest immediately prior to the effective time of the Corporate Transaction. In the case of performance-based Awards, the number of Shares that become fully exercisable or fully vested, as the case may be, or the settlement amount of a Cash Incentive Award will be calculated by deeming all performance measures to have been satisfied at targeted performance, unless the Committee determines that exercisability, vesting or settlement, as the case may be, at a level in excess of the targeted performance is appropriate. The Committee shall provide written notice of the period of accelerated exercisability of Options and SARs to all affected Participants. The accelerated exercisability of any Option or SAR pursuant to this Section 12(b)(1) and the exercise of any Option or SAR whose exercisability is so accelerated shall be conditioned upon the consummation of the Corporate Transaction, and any such exercise shall be effective only immediately before such consummation.

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(2) Continuation, Assumption or Replacement of Awards. (A) In the event of a Change in Control that involves a Corporate Transaction, the Committee may provide that if and to the extent that outstanding Awards under the Plan are not accelerated, the surviving or successor entity (or its Parent) may continue, assume or replace Awards outstanding as of the date of the Corporate Transaction (with such adjustments as may be required or permitted by Sections 12(a) and 6(g)), and such Awards or replacements therefor shall remain outstanding and be governed by their respective terms, subject to Section 12(b)(2)(B). For purposes of this Section 12(b)(2)(A), an Award other than a Cash Incentive Award shall be considered assumed or replaced if, in connection with the Corporate Transaction and in a manner consistent with Code Sections 409A and 424, either (i) the contractual obligations represented by the Award are expressly assumed by the surviving or successor entity (or its Parent) with appropriate adjustments to the number and type of securities subject to the Award and the exercise price thereof that preserves the intrinsic value of the Award existing at the time of the Corporate Transaction, or (ii) the Participant has received a comparable equity-based award that preserves the intrinsic value of the Award existing at the time of the Corporate Transaction and provides for a vesting or exercisability schedule that is the same as or more favorable to the Participant.

(B) The Committee may provide in its discretion (in the applicable Agreement or otherwise) that if and to the extent that Awards are continued, assumed or replaced under the circumstances described in Section 12(b)(2)(A) above, and if a Participant experiences an involuntary termination of Service for reasons other than Cause within a specified amount of time following the Change in Control, then (i) outstanding Options and SARs issued to the Participant that are not yet fully exercisable shall immediately become exercisable in full and shall remain exercisable for a period of time to be determined by the Committee following the Participant’s termination of Service, and (ii) any Full Value Awards or Cash Incentive Awards that are not yet fully vested shall immediately vest in full.

(3) Payment for Awards. In the event of a Change in Control that involves a Corporate Transaction, the Committee may provide that if and to the extent that outstanding Awards under the Plan are not accelerated, then such outstanding Awards shall be canceled at or immediately prior to the effective time of the Corporate Transaction in exchange for payments to the holders as follows: the payment for any canceled Award that was denominated in Shares shall be in an amount equal to the difference, if any, between (i) the fair market value (as determined in good faith by the Committee) of the consideration that would otherwise be received in the Corporate Transaction for the number of Shares subject to the Award, and (ii) the aggregate exercise price (if any) for the Shares subject to such Award. If the amount determined pursuant to clause (i) of the preceding sentence is less than or equal to the amount determined pursuant to clause (ii) of the preceding sentence with respect to any Award, such Award may be canceled pursuant to this Section 12(b)(3) without payment of any kind to the affected Participant. In the case of performance-based Awards, the number of Shares subject to an Award or the settlement amount of a Cash Incentive Award shall be calculated by deeming all performance measures to have been satisfied at targeted performance, unless the Committee determines that exercisability, vesting or settlement, as the case may be, at a level in excess of the targeted performance is appropriate. Payment of any amount under this Section 12(b)(3) shall be made in such form, on such terms and subject to such conditions as the Committee determines in its discretion, which may or may not be the same as the form, terms and conditions applicable to payments to the Company’s stockholders in connection with the Corporate Transaction, and may, in the Committee’s discretion, include subjecting such payments to vesting conditions comparable to those of the Award surrendered, subjecting such payments to escrow or holdback terms comparable to those imposed upon the Company’s stockholders under the Corporate Transaction, or calculating and paying the present value of payments that would otherwise be subject to escrow or holdback terms.

In the event of a Change in Control that involves a Corporate Transaction, any outstanding Award under this Plan that is not accelerated pursuant to Section 12(b)(1) must be continued, assumed or replaced pursuant to Section 12(b)(2) or canceled in exchange for payment pursuant to Section 12(b)(3). The Committee will not be required to treat all Awards similarly for purposes of this Section 12(b).

(c) Other Change in Control. In connection with a Change in Control that does not involve a Corporate Transaction, the Committee may provide in its discretion (in the applicable Agreement or otherwise) for one or more of the following: (i) that any Award shall become fully vested and exercisable upon the occurrence of the Change in Control or upon the involuntary termination of the Participant without Cause within a specified amount of time following the Change in Control, (ii) that any Option or SAR shall remain exercisable during all or some specified portion of its remaining term, or (iii) that Awards shall be canceled in exchange for payments in a manner similar to that provided in Section 12(b)(3). The Committee will not be required to treat all Awards similarly in such circumstances.

(d) Dissolution or Liquidation. Unless otherwise provided in an applicable Agreement, in the event the stockholders of the Company approve the complete dissolution or liquidation of the Company, all outstanding Awards shall vest and become fully exercisable, and will terminate immediately prior to the consummation of any such proposed action. The Committee will notify each Participant as soon as practicable of such accelerated vesting and exercisability and pending termination.

13. Plan Participation and Service Provider Status. Status as a Service Provider shall not be construed as a commitment that any Award will be made under the Plan to that Service Provider or to eligible Service Providers generally. Nothing in the Plan or in any Agreement or related documents shall confer upon any Service Provider or Participant any right to continued Service with the Company or any Affiliate, nor shall it interfere with or limit in any way any right of the Company or any Affiliate to terminate the person’s Service at any time with or without Cause or change such person’s compensation, other benefits, job responsibilities or title.

14. Tax Withholding. The Company or any Affiliate, as applicable, shall have the right to (i) withhold from any cash payment under the Plan or any other compensation owed to a Participant an amount sufficient to cover any required withholding taxes related to the grant,

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vesting, exercise or settlement of an Award, and (ii) require a Participant or other person receiving Shares under the Plan to pay a cash amount sufficient to cover any required withholding taxes before actual receipt of those Shares. In lieu of all or any part of a cash payment from a person receiving Shares under the Plan, the Committee may permit the individual to cover all or any part of the required withholdings (up to the Participant’s minimum statutory required tax withholding rate) through a reduction in the number of Shares delivered or a delivery or tender to the Company of Shares held by the Participant or other person, in each case valued in the same manner as used in computing the withholding taxes under applicable laws.

15. Effective Date, Duration, Amendment and Termination of the Plan.

(a) Effective Date. The Plan shall become effective on the date it is approved by the Company’s stockholders, which shall be considered the date of its adoption for purposes of Treasury Regulation §1.422-2(b)(2)(i). No Awards shall be made under the Plan prior to its effective date. If the Company’s stockholders fail to approve the Plan within 12 months of its approval by the Board, the Plan shall be of no further force or effect.

(b) Duration of the Plan. The Plan shall remain in effect until all Shares subject to it shall be distributed, all Awards have expired or terminated, the Plan is terminated pursuant to Section 15(c), or the tenth anniversary of the effective date of the Plan, whichever occurs first (the “Termination Date”). Awards made before the Termination Date will continue to be outstanding in accordance with their terms unless limited in the applicable Agreement.

(c) Amendment and Termination of the Plan. The Board may at any time terminate, suspend or amend the Plan. The Company shall submit any amendment of the Plan to its stockholders for approval only to the extent required by applicable laws or regulations or the rules of any securities exchange on which the Shares may then be listed. No termination, suspension, or amendment of the Plan may materially impair the rights of any Participant under a previously granted Award without the Participant’s consent, unless such action is necessary to comply with applicable law or stock exchange rules.

(d) Amendment of Awards. Subject to Section 15(e), the Committee may unilaterally amend the terms of any Agreement previously granted, except that no such amendment may materially impair the rights of any Participant under the applicable Award without the Participant’s consent, unless such amendment is necessary to comply with applicable law or stock exchange rules or any compensation recovery policy as provided in Section 18(i)(2).

(e) No Option or SAR Repricing. Except as provided in Section 12(a), no Option or Stock Appreciation Right granted under the Plan may be amended to decrease the exercise price thereof, be cancelled in exchange for the grant of any new Option or Stock Appreciation Right with a lower exercise price or any new Full Value Award, be repurchased by the Company or any Affiliate, or otherwise be subject to any action that would be treated under accounting rules or otherwise as a “repricing” of such Option or Stock Appreciation Right, unless such action is first approved by the Company’s stockholders.

16. Substitute Awards. The Committee may also grant Awards under the Plan in substitution for, or in connection with the assumption of, existing awards granted or issued by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to which the Company or an Affiliate is a party. The terms and conditions of the Substitute Awards may vary from the terms and conditions set forth in the Plan to the extent that the Committee at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

17. Performance-Based Compensation.

(a) Designation of Awards. If the Committee determines at the time a Full Value Award or a Cash Incentive Award is granted to a Participant that such Participant is, or is likely to be, a “covered employee” for purposes of Code Section 162(m) as of the end of the tax year in which the Company would ordinarily claim a tax deduction in connection with such Award, then the Committee may provide that this Section 17 will be applicable to such Award, which shall be considered Performance-Based Compensation.

(b) Compliance with Code Section 162(m). If an Award is subject to this Section 17, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement over the applicable performance period of one or more performance goals based on one or more of the performance measures specified in Section 17(d). The Committee will select the applicable performance measure(s) and specify the performance goal(s) based on those performance measures for any performance period, specify in terms of an objective formula or standard the method for calculating the amount payable to a Participant if the performance goal(s) are satisfied, and certify the degree to which applicable performance goals have been satisfied and any amount payable in connection with an Award subject to this Section 17, all within the time periods prescribed by and consistent with the other requirements of Code Section 162(m). In specifying the performance goals applicable to any performance period, the Committee may provide that one or more objectively determinable adjustments shall be made to the performance measures on which the performance goals are based, which may include adjustments that would cause such measures to be considered “non-GAAP financial measures” within the meaning of Rule

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101 under Regulation G promulgated by the Securities and Exchange Commission. The Committee may also adjust performance measures for a performance period to the extent permitted by Code Section 162(m) in connection with an event described in Section 12(a) to prevent the dilution or enlargement of a Participant’s rights with respect to Performance-Based Compensation. The Committee may adjust downward, but not upward, any amount determined to be otherwise payable in connection with such an Award. The Committee may also provide, in an Agreement or otherwise, that the achievement of specified performance goals in connection with an Award subject to this Section 17 may be waived upon the death or Disability of the Participant or under any other circumstance with respect to which the existence of such possible waiver will not cause the Award to fail to qualify as “performance-based compensation” under Code Section 162(m).

(c) Limitations. Subject to adjustment as provided in Section 12(a), the maximum number of Shares that may be the subject of Full Value Awards of Performance-Based Compensation that are denominated in Shares or Share equivalents and that are granted to any Participant during any calendar year shall not exceed 500,000 Shares. The maximum amount payable with respect to any Cash Incentive Awards and Full Value Awards that are denominated other than in Shares or Share equivalents and that are granted to any one Participant during any calendar year shall not exceed $5,000,000.

(d) Performance Measures. For purposes of any Full Value Award or Cash Incentive Award considered Performance-Based Compensation subject to this Section 17, the performance measures to be utilized shall be limited to one or a combination of two or more of the following : revenue; earnings before interest, taxes, depreciation and amortization (“EBITDA”); funds from operations; funds from operations per share; operating income; pre- or after-tax income; production levels; proved, probable and/or possible reserve levels and/or additions; discounted present value of proved, probable and/or possible reserves; cash available for distribution; cash available for distribution per share; net earnings; earnings per share; return on equity; return on assets; share price performance; improvements in the Company’s attainment of expense levels; implementation or completion of critical projects; return on capital employed; debt, credit or other leverage measures or ratios; capital expenditures; finding and development costs; property or mineral leasehold acquisitions or disposition; improvement in cash flow, either before or after tax; and any combination or derivation of any of the foregoing. Any performance goal based on one or more of the foregoing performance measures may be expressed in absolute amounts, on a per share basis, as a growth rate or change from preceding periods, or as a comparison to the performance of specified companies or other external measures, and may relate to one or any combination of corporate, group, unit, division, Affiliate or individual performance.

18. Other Provisions.

(a) Unfunded Plan. The Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. None of the Company, its Affiliates, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under the Plan nor shall anything contained in the Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company and/or its Affiliates, and a Participant. To the extent any person has or acquires a right to receive a payment in connection with an Award under the Plan, this right shall be no greater than the right of an unsecured general creditor of the Company.

(b) Limits of Liability. Except as may be required by law, neither the Company nor any member of the Board or of the Committee, nor any other person participating (including participation pursuant to a delegation of authority under Section 3(d) of the Plan) in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken, or not taken, in good faith under the Plan.

(c) Compliance with Applicable Legal Requirements. No Shares distributable pursuant to the Plan shall be issued and delivered unless the issuance of the Shares complies with all applicable legal requirements, including compliance with the provisions of applicable state and federal securities laws, and the requirements of any securities exchanges on which the Shares may, at the time, be listed. During any period in which the offering and issuance of Shares under the Plan are not registered under federal or state securities laws, Participants shall acknowledge that they are acquiring Shares under the Plan for investment purposes and not for resale, and that Shares may not be transferred except pursuant to an effective registration statement under, or an exemption from the registration requirements of, such securities laws. Any book-entry or stock certificate evidencing Shares issued under the Plan that are subject to such securities law restrictions shall be accompanied by or bear an appropriate restrictive legend.

(d) Other Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of the termination, indemnity or severance pay laws of any country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or an Affiliate unless expressly so provided by such other plan, contract or arrangement, or unless the Committee expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.

(e) Governing Law. To the extent that federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Delaware without regard to its conflicts-of-law principles and shall be construed accordingly.

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(f) Severability. If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(g) Code Section 409A. It is intended that (i) all Awards of Options, SARs and Restricted Stock under the Plan will not provide for the deferral of compensation within the meaning of Code Section 409A and thereby be exempt from Code Section 409A, and (ii) all other Awards under the Plan will either not provide for the deferral of compensation within the meaning of Code Section 409A, or will comply with the requirements of Code Section 409A, and Awards shall be structured and the Plan administered and interpreted in accordance with this intent. The Plan and any Agreement may be unilaterally amended by the Company in any manner deemed necessary or advisable by the Committee or Board in order to maintain such exemption from or compliance with Code Section 409A, and any such amendment shall conclusively be presumed to be necessary to comply with applicable law. Notwithstanding anything to the contrary in the Plan or any Agreement, with respect to any Award that constitutes a deferral of compensation subject to Code Section 409A:

(1) If any amount is payable under such Award upon a termination of Service, a termination of Service will be deemed to have occurred only at such time as the Participant has experienced a “separation from service” as such term is defined for purposes of Code Section 409A;

(2) If any amount shall be payable with respect to any such Award as a result of a Participant’s “separation from service” at such time as the Participant is a “specified employee” within the meaning of Code Section 409A, then no payment shall be made, except as permitted under Code Section 409A, prior to the first business day after the earlier of (i) the date that is six months after the Participant’s separation from service or (ii) the Participant’s death. Unless the Committee has adopted a specified employee identification policy as contemplated by Code Section 409A, specified employees will be identified in accordance with the default provisions specified under Code Section 409A.

None of the Company, the Committee nor any other person involved with the administration of this Plan shall in any way be responsible for ensuring the exemption of any Award from, or compliance by any Award with, the requirements of Code Section 409A. By accepting an Award under this Plan, each Participant acknowledges that the Company has no duty or obligation to design or administer the Plan or Awards granted thereunder in a manner that minimizes a Participant’s tax liabilities, including the avoidance of any additional tax liabilities under Code Section 409A.

(h) Rule 16b-3. It is intended that the Plan and all Awards granted pursuant to it shall be administered by the Committee so as to permit the Plan and Awards to comply with Exchange Act Rule 16b-3. If any provision of the Plan or of any Award would otherwise frustrate or conflict with the intent expressed in this Section 18(h), that provision to the extent possible shall be interpreted and deemed amended in the manner determined by the Committee so as to avoid the conflict. To the extent of any remaining irreconcilable conflict with this intent, the provision shall be deemed void as applied to Participants subject to Section 16 of the Exchange Act to the extent permitted by law and in the manner deemed advisable by the Committee.

(i) Forfeiture and Compensation Recovery.

(1) The Committee may specify in an Agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture or recovery by the Company upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include termination of Service for Cause; violation of any material Company or Affiliate policy; breach of noncompetition, non-solicitation or confidentiality provisions that apply to the Participant; a determination that the payment of the Award was based on an incorrect determination that financial or other criteria were met or other conduct by the Participant that is detrimental to the business or reputation of the Company or its Affiliates.

(2) Awards and any compensation associated therewith may be made subject to forfeiture, recovery by the Company or other action pursuant to any compensation recovery policy adopted by the Board or the Committee at any time, including in response to the requirements of Section 10D of the Exchange Act and any implementing rules and regulations thereunder, or as otherwise required by law. Any Agreement may be unilaterally amended by the Committee to comply with any such compensation recovery policy.

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APPENDIX C

CERTIFICATE OF AMENDMENT

TO

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

BILL BARRETT CORPORATION

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

BILL BARRETT CORPORATION

Bill Barrett Corporation, a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the “Company”), does hereby certify:

1.            The Company filed its original Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on April 29, 2002.

2.            The Company filed its Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on May 10, 2012 (the “Certificate of Incorporation”).

3.            This Amendment to the Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

4.            Article FOURTH, Subsection A., of the Certificate of Incorporation is hereby amended to read in its entirety as follows:

FOURTH: A. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 375,000,000, consisting of 300,000,000 shares of Common Stock, par value $.001 per share (the “Common Stock”), and 75,000,000 shares of Preferred Stock, par value $.001 per share (the “Preferred Stock”).

Except as otherwise provided above, the Certificate of Incorporation is unchanged and remains in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Certificate to be executed by its duly authorized officer as of the     th day of                     , 2017.

BILL BARRETT CORPORATION

By:
Name: R. Scot Woodall
Title: Chief Executive Officer

Please Sign Here    Please Date Above
Please Sign Here    Please Date Above
Please sign exactly as your name(s) appears on your stock certi?cate. If held in joint tenancy, all persons should sign.Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized of?cer signing the proxy.
Authorized Signatures—This section must be completed for your Instructions to be executed.
1: Election of Directors:     Directors
For    WithholdRecommend
01 Jim W. Mogg    For
02 William F. Owens    For
03 Edmund P. Segner, III    For
04 Randy I. Stein    For
05 Michael E. Wiley    For
06 R. Scot Woodall    For
For    Against Abstain
2:    Advisory vote on compensation of named For
executive of?cers.
Every Every Every
3:    Proposal to approve an advisory (non-binding) 1 Year 2 Years 3 YearsAbstain resolution regarding whether an advisory vote on
the compensation of the named executive of?cers
should be held every one, two or three years.
For    Against Abstain
4:    To re-approve the 162(m) performance goals For
included in our 2012 Equity Incentive Plan.
5:    To ratify the selection of Deloitte & Touche For
LLP as the Company’s Independent
Registered Public Accounting Firm for the
?scal year ending December 31, 2017.
6:    To approve an amendment to our Amended For
and Restated Certi?cate of Incorporation to
increase the number of authorized shares
of common stock from 150,000,000 to
300,000,000.
7:    To consider and act upon any other matters
which may properly come before the meeting
or any adjournment thereof.
ANNUAL MEETING OF BILL BARRETT CORPORATION
Date: May 16, 2017
Time: 8:30 a.m. (Mountain Time)
Place: 1099 18th Street, Suite 2300 Denver CO 80202
Please make your marks like this:                Use dark black pencil or pen only
The Board of Directors Recommends a Vote “FOR” proposals 1 and 2, FOR “EVERY ONE YEAR” for proposal 3, and “FOR” proposals 4, 5 and 6.
Please separate carefully at the perforation and return just this portion in the envelope provided.
Annual Meeting of BILL BARRETT CORPORATION to be held on Tuesday, May 16, 2017 for Holders as of March 23, 2017
This proxy is being solicited on behalf of the Board of Directors
VOTE BY:
INTERNET     TELEPHONE
Call
Go To     866-240-5213
www.proxypush.com/BBG
• Cast your vote online.    OR • Use any touch-tone telephone.
• View Meeting Documents.     • Have your Proxy Card/Voting Instruction Form ready.
• Follow the simple recorded instructions.
MAIL
OR    • Mark, sign and date your Proxy Card/Voting Instruction Form.
• Detach your Proxy Card/Voting Instruction Form.
• Return your Proxy Card/Voting Instruction Form in the
postage-paid envelope provided.
The undersigned hereby appoints R. Scot Woodall and Kenneth A. Wonstolen, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Bill Barrett Corporation which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters speci?ed and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.
THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN ITEM 1, FOR THE PROPOSAL IN ITEM 2, FOR “EVERY ONE YEAR” FOR ITEM 3, FOR THE PROPOSALS IN ITEMS 4, 5 AND 6, AND AUTHORITY WILL BE DEEMED GRANTED UNDER ITEM 7.
All votes must be received by 5:00 P.M., Eastern Time, MAY 15, 2017.
All votes for 401(k) participants must be received by 5:00 P.M., Eastern Time, MAY 11, 2017.
PROXY TABULATOR FOR BILL BARRETT CORPORATION P.O. BOX 8016 CARY, NC 27512-9903
EVENT #
CLIENT #

Proxy — Bill Barrett Corporation
Annual Meeting of Stockholders May 16, 2017, 8:30 a.m. (Mountain Time)
This Proxy is Solicited on Behalf of the Board of Directors
The undersigned appoints R. Scot Woodall and Kenneth A. Wonstolen (the “Named Proxies”) and each of them as proxies for the undersigned, with full power of substitution, to vote the shares of common stock of Bill Barrett Corporation, a Delaware corporation (“the Company”), the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 1099 18th Street, Suite 2300, Denver, Colorado 80202, on May 16, 2017 at 8:30 a.m. (Mountain Time) and all adjournments thereof.
The purpose of the Annual Meeting is to take action on the following:
1. Election Directors:
01 Jim W. Mogg
02 William F. Owens
03 Edmund P. Segner, III
04 Randy I. Stein
05 Michael E. Wiley
06 R. Scot Woodall
2. Advisory vote on compensation of named executive of?cers.
3. Proposal to approve an advisory (non-binding) resolution regarding whether an advisory vote on the compensation of the named executive of?cers should be held every one, two or three years.
4. To re-approve the 162(m) performance goals included in our 2012 Equity Incentive Plan.
5. To ratify the selection of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for the ?scal year ending December 31, 2017.
6. To approve an amendment to our Amended and Restated Certi?cate of Incorporation to increase the number of authorized shares of common stock from 150,000,000 to 300,000,000.
7. To consider and act upon any other matters which may properly come before the meeting or any adjournment thereof.
The Board of Directors of the Company recommends a vote “FOR” all nominees for director, “FOR” proposal 2, for “EVERY ONE YEAR” for proposal 3, and “FOR” proposals 4, 5 and 6.
This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” all nominees for director, “FOR” proposal 2, for “EVERY ONE YEAR” for proposal 3, and “FOR” proposals 4, 5 and 6. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.
You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign and return this card.
To attend the meeting and vote your shares in person, please mark this box.